                                                                  EXECUTION COPY


================================================================================



                          AGREEMENT AND PLAN OF MERGER

                           dated as of August 5, 2003

                                 by and between

                                 aaiPharma Inc.,

                                 CIMA LABS INC.,

                          SCARLET HOLDING CORPORATION,

                             SCARLET MERGERCO, INC.

                                       and

                             CRIMSON MERGERCO, INC.



================================================================================

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
                                    ARTICLE I

                           DEFINITIONS; INTERPRETATION
1.01     Definitions..............................................................................................2
1.02     Interpretation..........................................................................................11

                                   ARTICLE II

                                   THE MERGERS

2.01     The Mergers.............................................................................................12
2.02     Closing.................................................................................................12
2.03     Effective Time..........................................................................................12
2.04     Effects of the Mergers..................................................................................13
2.05     Certificates of Incorporation and By-laws...............................................................13
2.06     Board of Directors and Officers.........................................................................14

                                   ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

3.01     Consideration; Effect on Capital Stock of aaiPharma and S MergerCo......................................14
3.02     Consideration; Effect on Capital Stock of CIMA and C MergerCo...........................................15
3.03     Holding Company Common Stock............................................................................16
3.04     Certain Adjustments.....................................................................................16
3.05     Exchange Procedures.....................................................................................16
3.06     Distributions with Respect to Unexchanged Shares........................................................17
3.07     Further Ownership Rights................................................................................18
3.08     No Fractional Shares of HoldCo Common Stock.............................................................18
3.09     Termination of Exchange Fund............................................................................19
3.10     No Liability............................................................................................19
3.11     Investment of the Exchange Fund.........................................................................19
3.12     Lost Certificates.......................................................................................19
3.13     Withholding Rights......................................................................................20
3.14     Further Assurances......................................................................................20
3.15     Stock Transfer Books....................................................................................20
3.16     aaiPharma Stock Options.................................................................................21
3.17     CIMA Stock Options......................................................................................22
3.18     Reservation of Shares for Stock Options.................................................................23

                                   ARTICLE IV

                       CONDUCT OF BUSINESS PENDING MERGERS
4.01     Forbearances............................................................................................23

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

5.01     Disclosure Letters......................................................................................26
5.02     Standard................................................................................................27
5.03     Representations and Warranties of CIMA and aaiPharma....................................................27
5.04     Representations and Warranties With Respect to Holding Company and Subsidiaries.........................43

                                   ARTICLE VI

                                    COVENANTS

6.01     Reasonable Best Efforts.................................................................................43
6.02     Registration Statement; Joint Proxy Statement; Stockholder Approvals....................................44
6.03     Acquisition Proposals...................................................................................48
6.04     Holding Company Board and Officers......................................................................50
6.05     Press Releases; Public Announcements....................................................................51
6.06     Access; Information.....................................................................................52
6.07     Takeover Laws and Rights Plans..........................................................................52
6.08     Nasdaq Listing..........................................................................................53
6.09     Regulatory and Third Party Approvals....................................................................53
6.10     Indemnification.........................................................................................55
6.11     Benefit Plans...........................................................................................56
6.12     Notification of Certain Matters.........................................................................57
6.13     Exemption from Liability Under Section 16(b)............................................................58
6.14     Affiliate Notices.......................................................................................58
6.15     Rights Plans............................................................................................59
6.16     Control of Other Party's Business.......................................................................59
6.17     Treasury Regulation Statement...........................................................................59

                                   ARTICLE VII

                            CONDITIONS TO THE MERGERS

7.01     Conditions to Each Party's Obligation to Effect the Mergers.............................................59
7.02     Conditions to CIMA's Obligation.........................................................................60
7.03     Conditions to aaiPharma's Obligation....................................................................61

                                  ARTICLE VIII

                                   TERMINATION
8.01     Termination.............................................................................................62
8.02     Effect of Termination and Abandonment...................................................................64

                                   ARTICLE IX

                                  MISCELLANEOUS

9.01     Survival................................................................................................66
9.02     Waiver; Amendment.......................................................................................66
9.03     Counterparts............................................................................................66
9.04     Governing Law...........................................................................................66
9.05     Expenses................................................................................................67
9.06     Notices.................................................................................................67
9.07     Entire Understanding; No Third Party Beneficiaries......................................................68
9.08     Severability............................................................................................68
9.09     Submission to Jurisdiction; Waivers.....................................................................68
9.10     Enforcement.............................................................................................69
9.11     Acknowledgment..........................................................................................69
9.12     Assignment..............................................................................................69

Exhibits

Annex 1                    Form of Holding Company Certificate of Incorporation
Annex 2                    Form of aaiPharma Inc. Certificate of Incorporation
Annex 3                    Form of CIMA LABS INC. Certificate of Incorporation
Annex 4                    Form of Holding Company By-Laws
Exhibit 2.06(d)(i)         Board of Directors of aaiPharma Surviving Corporation
Exhibit 2.06(d)(ii)        Board of Directors of CIMA Surviving Corporation
Exhibit 6.04(c)            Officers of Holding Company at Effective Time
Exhibit 7.01(g)            Forms of Tax Representation Letters

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of August 5, 2003, is entered into by and between aaiPharma Inc., a Delaware corporation ("aaiPharma"), CIMA LABS INC., a Delaware corporation ("CIMA"), SCARLET HOLDING CORPORATION, a Delaware corporation and a direct, wholly owned subsidiary of aaiPharma ("Holding Company"), SCARLET MERGERCO, INC., a Delaware corporation and a direct, wholly owned subsidiary of Holding Company ("S MergerCo"), and CRIMSON MERGERCO, INC., a Delaware corporation and a direct, wholly owned subsidiary of Holding Company ("C MergerCo").

                              BACKGROUND STATEMENT

         A. The Proposed Transaction. The parties intend to effect a strategic business combination in a merger of equals transaction. Upon the terms and subject to the conditions of this Agreement, Holding Company will acquire all of the capital stock of each of aaiPharma and CIMA through the merger of S MergerCo with and into aaiPharma (the "aaiPharma Merger"), with aaiPharma as the surviving corporation, and the merger of C MergerCo with and into CIMA (the "CIMA Merger" and, together with the aaiPharma Merger, the "Mergers"), with CIMA as the surviving corporation. As a result of the Mergers, the respective holders of capital stock of CIMA and aaiPharma will collectively own all of the outstanding shares of capital stock of Holding Company. In connection with the Mergers, Holding Company will change its name to "aaiPharma/Cima Inc.", or such name as the parties may otherwise agree, and Holding Company will locate its principal executive office in Wilmington, North Carolina.

         B. Board Determinations. The Boards of Directors of aaiPharma, S MergerCo and Holding Company have each approved the aaiPharma Merger in accordance with applicable law, upon the terms and subject to the conditions set forth herein. The Boards of Directors of CIMA, C MergerCo and Holding Company have each approved the CIMA Merger in accordance with applicable law, upon the terms and subject to the conditions set forth herein. The respective Boards of Directors of aaiPharma, CIMA, Holding Company, S MergerCo and C MergerCo have each determined that the Mergers and the other transactions contemplated hereby are consistent with, and will further, their respective business strategies and goals, and are advisable and in the best interests of their respective stockholders and, therefore, have approved the Mergers to which they are a party, this Agreement and the plans of merger contained in this Agreement.

         C. Stockholder Voting Agreements. As a condition to and inducement to CIMA's willingness to enter into this Agreement, simultaneously with the execution of this Agreement, certain stockholders of aaiPharma are entering into Stockholder Voting Agreements with CIMA (the "aaiPharma Voting Agreements"). Similarly, as a condition to and inducement to aaiPharma's willingness to enter into this Agreement, simultaneously with the execution of this Agreement, certain stockholders of CIMA are entering into Stockholder Voting Agreements with aaiPharma (the "CIMA Voting Agreements").

         D. Intended Tax Treatment. The parties intend that each of the Mergers be treated as a reorganization, and to adopt this Agreement as a plan of reorganization with respect to both Mergers, within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder (the "Treasury

Regulations") and that the Mergers, taken together, shall qualify as an exchange described in Section 351 of the Code and the Treasury Regulations.

                             STATEMENT OF AGREEMENT

         The parties hereto agree as follows:

                                   ARTICLE I

                           DEFINITIONS; INTERPRETATION

         1.01 Definitions. This Agreement uses the following definitions:

         "aaiPharma" has the meaning assigned in the preamble.

         "aaiPharma Board" means the Board of Directors of aaiPharma.

         "aaiPharma Certificate of Merger" has the meaning assigned in Section 2.03.

         "aaiPharma Certificates" has the meaning assigned in Section 3.01(c).

         "aaiPharma Common Stock" means the common stock, par value $0.001 per share, of aaiPharma.

         "aaiPharma Exchange Ratio" has the meaning assigned in Section 3.01(a).

         "aaiPharma Insiders" means those officers and directors of aaiPharma who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

         "aaiPharma Meeting" has the meaning assigned in Section 6.02(e).

         "aaiPharma Merger" has the meaning assigned in the Background
Statement.

         "aaiPharma Merger Consideration" has the meaning assigned in Section 3.01(a).

         "aaiPharma Preferred Stock" means the preferred stock, $0.001 per share, of aaiPharma.

         "aaiPharma Recommendation" has the meaning assigned in Section 6.02(e).

         "aaiPharma Stock" means the aaiPharma Common Stock and the aaiPharma Preferred Stock.

         "aaiPharma Stockholder Approval" has the meaning assigned in Section 5.03(f).

         "aaiPharma Stock Option" has the meaning assigned in Section 3.16(a).

         "aaiPharma Stock Plans" means the aaiPharma Inc. 1997 Stock Option Plan, the aaiPharma Inc. 1996 Stock Option Plan, the aaiPharma Inc. 1995 Stock Option Plan and the aaiPharma Inc. 2000 Stock Option Plan for Non-Employee Directors.

         "aaiPharma Surviving Corporation" has the meaning assigned in Section 2.01(a).

         "Acquisition Proposal," means any offer or proposal with respect to an Acquisition Transaction.

         "Acquisition Transaction," with respect to either CIMA or aaiPharma, means any (i) merger, consolidation, business combination or similar transaction involving such party or any of its Significant Subsidiaries, (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise of assets of such party or its Subsidiaries representing 15% or more of the consolidated assets of such party and its Subsidiaries, (iii) issuance, sale or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction) securities (or Rights with respect to such securities) representing 15% or more of the voting power of such party (other than a public offering of common stock not in connection with a merger, consolidation, business combination, share exchange, joint venture or similar transaction), (iv) transaction (including a tender or exchange offer) in which any Person shall acquire beneficial ownership, or the right to acquire beneficial ownership, or any "group" (as defined in Rule 13d-5(b)(1) under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding voting capital stock of such party (other than one or more bona fide underwriters in connection with a public offering of common stock not in connection with a merger, consolidation, business combination, share exchange, joint venture or similar transaction) or (v) any combination of the foregoing (other than the Mergers).

         "Additional Directors" has the meaning assigned in Section 6.04(b).

         "Affiliate" means an "affiliate" within the meaning of Rule 12b-2 of the Exchange Act.

         "Agreement" means this Agreement, as amended or modified from time to time in accordance with its terms.

         "Benefit Arrangement" means with respect to each of aaiPharma, aaiPharma's Subsidiaries and CIMA, each:

         (i) "employee benefit plan" (within the meaning of Section 3(3) of ERISA);

         (ii) stock purchase, stock option or other form of incentive compensation plan;

         (iii) severance, parachute, change-in-control, fringe benefit, bonus, incentive, worker's compensation, disability benefit, supplemental unemployment benefit, vacation benefit, retirement benefit, life, health, or accident benefit, or deferred compensation plan;

         (iv)     paid time off benefits arrangement; and

         (v) other employee benefit plan, agreement, program, policy, commitment or other arrangement (whether written or oral), whether or not subject to ERISA,

both:

         (A) under which any of its current or former employees, the current or former employees of its Subsidiaries, or any of their respective ERISA Affiliates, or any of its current or former officers or directors or those of its Subsidiaries, or their respective ERISA Affiliates has any present or future right to benefits; and

         (B) which is sponsored, maintained by or contributed to by it, any of its Subsidiaries, or any of their respective ERISA Affiliates, or under which it, any of its Subsidiaries, or any of their respective ERISA Affiliates has had or has any present or future liability or obligation to contribute.

         "Benefit Plan" and "Benefit Plans" have the meanings assigned in
Section 5.03(u)(1).

         "Board Designees" have the meaning assigned in Section 6.04(a).

         "Business Day" means any day on which banks are not required or authorized to close in the City of Charlotte, North Carolina or the City of Minneapolis, Minnesota.

         "C MergerCo" has the meaning assigned in the preamble.

         "C MergerCo Common Stock" means the common stock, par value $0.01 per share, of C MergerCo.

         "Certificates" has the meaning assigned in Section 3.05(b).

         "Certificates of Merger" has the meaning assigned in Section 2.03.

         "Change" has the meaning assigned in Section 6.02(e).

         "Change in the CIMA Recommendation" has the meaning assigned in Section 6.02(f).

         "Change in the aaiPharma Recommendation" has the meaning assigned in
Section 6.02(e).

         "CIMA" has the meaning assigned in the preamble.

         "CIMA Board" means the Board of Directors of CIMA.

         "CIMA Certificate of Merger" has the meaning assigned in Section 2.03.

         "CIMA Certificates" has the meaning assigned in Section 3.02(c).

         "CIMA Common Stock" means the common stock, par value $0.01 per share, of CIMA.

         "CIMA Exchange Ratio" has the meaning assigned in Section 3.02(a).

         "CIMA Insiders" means those officers and directors of CIMA who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Section 16 Information.

         "CIMA Meeting" has the meaning assigned in Section 6.02(f).

         "CIMA Merger" has the meaning assigned in the Background Statement.

         "CIMA Merger Consideration" has the meaning assigned in Section
3.02(a).

         "CIMA Preferred Stock" means the preferred stock, $0.01 par value per share, of CIMA.

         "CIMA Recommendation" has the meaning assigned in Section 6.02(f).

         "CIMA Rights" means rights to purchase shares of CIMA Stock issued under the CIMA Rights Agreement.

         "CIMA Rights Agreement" means the Amended and Restated Rights Agreement, dated as of June 26, 2001, between CIMA and Wells Fargo Bank Minnesota, N.A., as Rights Agent.

         "CIMA Stock" means the CIMA Common Stock and the CIMA Preferred Stock.

         "CIMA Stockholder Approval" has the meaning assigned in Section
5.03(f).

         "CIMA Stock Option" has the meaning assigned in Section 3.17(a).

         "CIMA Stock Plans" means the CIMA LABS INC. 2001 Stock Incentive Plan, as amended, the CIMA LABS INC. Equity Incentive Plan, as amended and restated, the CIMA LABS INC. 1994 Directors' Stock Option Plan, as amended, the CIMA LABS INC. Non-Employee Directors' Fee Option Grant Program as amended, and the CIMA Stock Purchase Plan.

         "CIMA Stock Purchase Plan" means the CIMA LABS INC. Employee Stock Purchase Plan.

         "CIMA Surviving Corporation" has the meaning assigned in Section
2.01(b).

         "Closing" has the meaning assigned in Section 2.02.

         "Closing Date" has the meaning assigned in Section 2.02.

         "Code" has the meaning assigned in the Background Statement.

         "Competing Transaction," with respect to either CIMA or aaiPharma, means any (i) merger, consolidation, business combination or similar transaction involving such party or any of its Significant Subsidiaries pursuant to which the stockholders of such party immediately prior to such transaction would own less than 70% of the voting power of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise of assets of such party or its Subsidiaries representing 30% or more of the consolidated assets of such party and its Subsidiaries, (iii) issuance, sale or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction) securities (or Rights with respect to such securities) representing 30% or more of the voting power of such party (other than a public offering of common stock not in connection with a merger, consolidation, business combination, share exchange, joint venture or similar transaction),
(iv) transaction (including a tender or exchange offer) in which any Person shall acquire beneficial ownership, or the right to acquire beneficial ownership, or any "group" (as defined in Rule 13d-5(b)(1) under the Exchange
Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 30% or more of the outstanding voting capital stock of such party (other than one or more bona fide underwriters in connection with a public offering of common stock not in connection with a merger, consolidation, business combination, share exchange, joint venture or similar transaction) or
(v) any combination of the foregoing (other than the Mergers).

         "Confidentiality Agreement" has the meaning assigned in Section
6.06(b).

         "Constituent Documents" means the articles or certificate of incorporation and by-laws of a corporation, the certificate of partnership and partnership agreement of a general or limited partnership, the certificate of formation and limited liability company agreement of a limited liability company, the trust agreement of a trust and the comparable documents of other entities.

         "Continued Employee" means each individual employed by CIMA, aaiPharma or any of their respective Subsidiaries immediately before the Effective Time who continues to be employed by Holding Company, CIMA Surviving Corporation, aaiPharma Surviving Corporation or any of their Subsidiaries immediately after the Effective Time.

         "Costs" has the meaning assigned in Section 6.10(a).

         "DGCL" means the General Corporation Law of the State of Delaware.

         "Disclosure Letter" has the meaning assigned in Section 5.01.

         "DOJ" has the meaning assigned in Section 5.03(o).

         "Effective Time" has the meaning assigned in Section 2.03.

         "Employee" and "Employees" have the meanings assigned in Section 5.03(u)(1).

         "Environmental Law" has the meaning assigned in Section 5.03(p)(3).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any entity which is or at any relevant time was a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliates service group" with, any Person, as defined in Section 414(b), (c), (m) or (o) of the Code, or under "common control" with it, within the meaning of Section 4001(b)(1) of ERISA.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Exchange Agent" has the meaning assigned in Section 3.05(a).

         "Exchange Fund" has the meaning assigned in Section 3.05(a).

         "Expenses" means all reasonable, documented, out-of-pocket fees and expenses (including fees and expenses payable to all investment banking firms and other Persons, and their respective agents and counsel, for financial advice, fairness opinions or other advice with respect to the structuring of the transactions contemplated hereby, and all fees of counsel, accountants, experts and consultants to CIMA or aaiPharma, as the case may be, all printing and advertising expenses, and all fees payable to Governmental Authorities or to third parties in connection with obtaining Requisite Regulatory Approvals or consents necessary or advisable in connection with the Mergers) actually incurred by aaiPharma or CIMA, as the case may be, or on their behalf, in connection with the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby.

         "Former Superior Proposal" has the meaning assigned in Section 6.03(d).

         "GAAP" means United States generally accepted accounting principles.

         "Governmental Authority" means any national, federal, regional, state, provincial, local, foreign or other governmental authority or instrumentality, legislative body, court, administrative agency, regulatory body, commission or instrumentality, including any multinational authority having governmental or quasi-governmental powers, or any industry self-regulatory authority.

         "Hazardous Substances" has the meaning assigned in Section 5.03(p)(4).

         "Holding Company" has the meaning assigned in the preamble.

         "HoldCo By-Laws" has the meaning assigned in Section 2.05(d).

         "HoldCo Charter" has the meaning assigned in Section 2.05(a).

         "HoldCo Common Stock" means the common stock, par value $0.01 per share, of Holding Company.

         "Holding Company Board" means the Board of Directors of Holding
Company.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

         "Indemnified Party" has the meaning assigned in Section 6.10(a).

         "Independent Director" shall mean a member of the CIMA Board or the aaiPharma Board who would be considered an "independent director" eligible to serve on the audit committee of the Holding Company Board after the Effective Time, as such eligibility is determined under Nasdaq Proposed Rule 4350(d)(2)(A) as set forth in SEC Release No. 34-47516 (March 17, 2003).

         "Intellectual Property Rights" shall mean intellectual property rights arising from or in respect to the following: (i) fictional business names, trade names, trademarks and service marks, logos, Internet domain names, and general intangibles of a like nature (collectively, "Marks"); (ii) patents and applications therefor, including continuation, divisional, continuation-in-part, or reissue patent applications and patents issuing thereon (collectively, "Patents"); (iii) copyrights and registrations and applications therefor (collectively, "Copyrights") and mask work rights; (iv) know-how, inventions, discoveries, concepts, methods, processes, designs, formulae, technical data, drawings, specifications, data bases and other proprietary and confidential information, including customer lists (collectively, "Trade Secrets"); and (v) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, databases and compilations, flow-charts and other work product used to design, plan, organize and develop any of the foregoing (collectively, "Software").

         "Joint Proxy Statement" has the meaning assigned in Section 6.02(a).

         "Joint Proxy Statement/Prospectus" has the meaning assigned in Section 6.02(a).

         "Law" means any foreign or domestic law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

         "Lease" has the meaning assigned in Section 5.03(l)(1).

         "Leased Real Property" has the meaning assigned in Section 5.03(l)(1).

         "Liability" has the meaning assigned in Section 5.03(p)(2).

         "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

         "Material Adverse Effect" means, with respect to aaiPharma or CIMA, any change, event or effect that:

         (a) is, or would reasonably be expected to be, material and adverse to the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, except, in each case, for any such change, event or effect resulting from or arising out of (i) changes or developments in (x) the specialty pharmaceutical industry generally, (y) the financial, banking, currency or capital markets or the economy in general, or (z) Laws of general applicability (or interpretations thereof by Governmental Authorities), which changes or developments in each case do not disproportionately affect such party in any material respect; (ii) the execution or public announcement of this Agreement and the transactions contemplated hereby; (iii) any reduction in such party's stock price or trading volume, in and of itself, (iv) a stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement; (v) changes in GAAP or regulatory accounting requirements applicable to specialty pharmaceutical companies generally; (vi) actions or omissions of a party to this

Agreement, taken with the prior written consent of the other party to this Agreement, in contemplation of the transactions contemplated hereby; or (vii) to the extent consistent with GAAP, any modifications or changes to valuation policies or practices, or restructuring charges, in each case taken with the prior written consent of the other party to this Agreement; or

         (b) would be reasonably likely to prevent either Merger.

         "Material Contracts" has the meaning assigned in Section 5.03(r)(1).

         "Mergers" has the meaning assigned in the Background Statement.

         "Nasdaq" shall mean the Nasdaq National Market tier of The Nasdaq Stock Market.

         "OIG" has the meaning assigned in Section 5.03(o).

         "other party" means, with respect to aaiPharma, CIMA; and with respect to CIMA, aaiPharma.

         "Owned Intellectual Property" has the meaning assigned in Section 5.03(m).

         "Owned Real Property" has the meaning assigned in Section 5.03(k).

         "Pension Plan" has the meaning assigned in Section 5.03(u)(2).

         "Permits" has the meaning assigned in Section 5.03(q)(1).

         "Person" is to be interpreted broadly to include any individual, corporation, limited liability company, partnership, association, joint-stock company, business trust or unincorporated organization.

         "Previously Disclosed" means information or exceptions set forth by a party in its Disclosure Letter, provided that (i) such information or exceptions are set forth by specific subsection references, and (ii) any matter disclosed in any section of a party's Disclosure Letter shall be considered disclosed for other sections of such Disclosure Letter, but only to the extent such matter on its face would reasonably be expected to be pertinent to a particular section of a party's Disclosure Letter in light of the disclosure made in such section.

         "Qualifying Amendment" has the meaning assigned in Section 6.02(d).

         "Registration Statement" has the meaning assigned in Section 6.02(a).

         "Regulatory Filings" has the meaning assigned in Section 5.03(h)(1).

         "Representatives" means, with respect to any Person, such Person's directors, officers, employees, legal, accounting or financial advisors, agents or any representatives of such legal, accounting or financial advisors.

         "Requisite Regulatory Approvals" has the meaning assigned in Section 6.09(a)(2).

         "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any other Person any right to subscribe for or acquire, or any options, warrants, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such first Person.

         "S MergerCo" has the meaning assigned in the preamble.

         "S MergerCo Common Stock" means the common stock, par value $0.01 per share, of S Merger Co.

         "SEC" means the United States Securities and Exchange Commission.

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Section 16 Information" means information regarding the aaiPharma Insiders and CIMA Insiders, the number of shares of aaiPharma Common Stock held or to be held by each such aaiPharma Insider expected to be exchanged for HoldCo Common Stock pursuant to the aaiPharma Merger, the number of shares of CIMA Common Stock held or to be held by each such CIMA Insider expected to be exchanged for HoldCo Common Stock pursuant to the CIMA Merger, the number and description of the options to purchase shares of aaiPharma Common Stock held by each such aaiPharma Insider and expected to be converted into options to purchase shares of HoldCo Common Stock in connection with the aaiPharma Merger and the number and description of the options to purchase shares of CIMA Common Stock held by each such CIMA Insider and expected to be converted into options to purchase shares of HoldCo Common Stock in connection with the CIMA Merger.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Selection Committee" has the meaning assigned in Section 6.04.

         "Stockholders Meeting" shall mean, with respect to CIMA, the CIMA Meeting and, with respect to aaiPharma, the aaiPharma Meeting.

         "Subsidiary" and "Significant Subsidiary" have the meanings assigned to those terms in Rule 1-02 of Regulation S-X promulgated by the SEC.

         "Superior Proposal," with respect to CIMA or aaiPharma, means an unsolicited, bona fide written offer or proposal (on its most recently amended or modified terms, if amended or modified) made by a Person (other than CIMA or aaiPharma, as applicable, and their Affiliates): (i) to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation, business combination, asset acquisition, stock issuance or other similar transaction, all or substantially all of the assets of such party or a majority of the total outstanding voting securities of such party, (ii) on terms that the Board of Directors of such party concludes in good faith to be more favorable to its stockholders than the Mergers and the other transactions contemplated by this Agreement (including any revisions hereto), in each case (A) after receiving the advice of its financial advisors (who shall be a nationally recognized investment banking firm), (B) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (C) after taking into account all legal (after receiving the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other relevant factors permitted under applicable law, and
(iii) that is, in the good faith judgment of the Board of Directors of such party, reasonably likely to be completed and financed.

         "Superior Proposal Notice" has the meaning assigned in Section 6.03(c)(5).

         "Takeover Laws" has the meaning assigned in Section 5.03(z).

         "Takeover Provisions" has the meaning assigned in Section 5.03(z).

         "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether disputed or not or arising before, on or after the Effective Time.

         "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

         "Termination Date" has the meaning assigned in Section 8.01(f).

         "Treasury Regulations" has the meaning assigned in the Background Statement.

         1.02 Interpretation.

         (a) In this Agreement, except as the context may otherwise require, references:

                  (1) to the Preamble, Background Statement, Sections, Exhibits, Annexes or Schedules are to the Preamble to, the Background Statement or Section of, or Exhibit, Annex or Schedule to, this Agreement;

                  (2) to this Agreement are to this Agreement, and the Exhibits, Annexes and Schedules to it, taken as a whole;

                  (3) to any agreement (including this Agreement), contract, statute or regulation are to the agreement, contract, statute or regulation as amended, modified, supplemented or replaced from time to time (in the case of an agreement or contract, to the extent permitted by the terms hereof); and to any section of any statute or regulation are to any successor to the section;

                  (4) to the "transactions contemplated hereby" includes the transactions provided for in this Agreement (including the Annexes to it); and

                  (5) to any Governmental Authority includes any successor to that Governmental Authority.

         (b) The table of contents and article and section headings are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement.

         (c) The words "include," "includes" or "including" are to be deemed followed by the words "without limitation."

         (d) The words "herein," "hereof" or "hereunder," and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific Section.

         (e) This Agreement is the product of negotiation by the parties, having the assistance of counsel and other advisers. The parties intend that this Agreement not be construed more strictly against either aaiPharma or CIMA.

                                   ARTICLE II

                                   THE MERGERS

         2.01 The Mergers. Upon the terms and subject to satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time:

         (a) S MergerCo shall be merged with and into aaiPharma; and following the aaiPharma Merger, the separate corporate existence of S MergerCo shall cease and aaiPharma shall continue as the surviving corporation of the aaiPharma Merger ("aaiPharma Surviving Corporation") and as a wholly owned Subsidiary of Holding Company; and

         (b) C MergerCo shall be merged with and into CIMA; and following the CIMA Merger, the separate corporate existence of C MergerCo shall cease and CIMA shall continue as the surviving corporation of the CIMA Merger ("CIMA Surviving Corporation") and as a wholly owned Subsidiary of Holding Company.

         2.02 Closing. The closing of the Mergers (the "Closing") shall take place in the offices of Robinson, Bradshaw & Hinson, P.A., 101 North Tryon Street, Suite 1900, Charlotte, North Carolina, at 10:00 a.m. on the third Business Day after satisfaction or waiver (subject to applicable Law) of the conditions set forth in Article VII, other than those conditions that by their nature cannot be satisfied until the Closing, but subject to the fulfillment or waiver of those conditions, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual date of the Closing, the "Closing Date").

         2.03 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Mergers to be consummated by filing with the Secretary of State a certificate of merger with respect to the aaiPharma Merger (the "aaiPharma Certificate of Merger") and a certificate of merger with respect to the CIMA Merger (the "CIMA Certificate of Merger" and, together with the aaiPharma Certificate of Merger, the "Certificates of Merger"), each executed in accordance with the relevant provisions of the DGCL. The parties shall make all other filings required under the DGCL, and the Mergers shall become effective at such date and time as aaiPharma and CIMA shall agree and shall specify in the Certificates of Merger (the time the Mergers become effective being referred to herein as the "Effective Time"); provided that (i) such date and time shall be later than the time of filing of the Certificates of Merger and (ii) both Mergers shall become effective at the same date and time.

         2.04 Effects of the Mergers. The Mergers shall have the effects prescribed in the applicable provisions of the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (a) (i) all the property, rights, privileges, powers and franchises of aaiPharma and S MergerCo shall be vested in aaiPharma Surviving Corporation, and
(ii) all debts, liabilities and duties of aaiPharma and S MergerCo shall become the debts, liabilities and duties of aaiPharma Surviving Corporation and (b) (i) all the property, rights, privileges, powers and franchises of CIMA and C MergerCo shall be vested in CIMA Surviving Corporation, and (ii) all debts, liabilities and duties of CIMA and C MergerCo shall become the debts, liabilities and duties of CIMA Surviving Corporation.

         2.05 Certificates of Incorporation and By-laws.

         (a) aaiPharma shall take, and shall cause Holding Company to take, all requisite action to cause the certificate of incorporation of Holding Company to be in the form of Annex 1, with such changes as CIMA and aaiPharma may agree prior to the Effective Time (the "HoldCo Charter") immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

         (b) The certificate of incorporation of aaiPharma, as in effect immediately before the Effective Time, shall be amended in the aaiPharma Merger to read in its entirety as specified in Annex 2 and, as so amended, shall be the certificate of incorporation of aaiPharma Surviving Corporation as of the Effective Time until thereafter changed or amended as provided therein or by applicable Law.

         (c) The certificate of incorporation of CIMA, as in effect immediately before the Effective Time, shall be amended in the CIMA Merger to read in its entirety as specified in Annex 3 and, as so amended, shall be the certificate of incorporation of CIMA Surviving Corporation as of the Effective Time until thereafter changed or amended as provided therein or by applicable Law.

         (d) aaiPharma shall take, and shall cause Holding Company to take, all requisite action to cause the by-laws of Holding Company to be in the form of Annex 4, with such changes as CIMA and aaiPharma may agree prior to the Effective Time (the "HoldCo By-Laws") immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.

         (e) The by-laws of S MergerCo, as in effect immediately before the Effective Time, shall be the by-laws of aaiPharma Surviving Corporation as of the Effective Time until thereafter changed or amended as provided therein or by applicable Law. Such bylaws shall not be inconsistent with Section 6.10(b).

         (f) The by-laws of C MergerCo, as in effect immediately before the Effective Time, shall be the by-laws of CIMA Surviving Corporation as of the Effective Time until thereafter changed or amended as provided therein or by applicable Law. Such bylaws shall not be inconsistent with Section 6.10(b).

         2.06 Board of Directors and Officers.

         (a) aaiPharma shall take, and shall cause Holding Company to take, all requisite action to cause the directors and officers of Holding Company at the Effective Time to be as aaiPharma and CIMA shall agree pursuant to the covenants and agreements set forth in Section 6.04.

         (b) The Board of Directors of S MergerCo immediately prior to the Effective Time shall be the Board of Directors of aaiPharma Surviving Corporation, and the officers of aaiPharma immediately prior to the Effective Time shall be the officers of aaiPharma Surviving Corporation, in each case, until the earlier of their respective resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         (c) The Board of Directors of C MergerCo immediately prior to the Effective Time shall be the Board of Directors of CIMA Surviving Corporation, and the officers of CIMA immediately prior to the Effective Time shall be the officers of CIMA Surviving Corporation, in each case, until the earlier of their respective resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         (d) Holding Company shall cause the Persons set forth on Exhibit 2.06(d)(i) to be appointed directors of aaiPharma Surviving Corporation and the Persons set forth on Exhibit 2.06(d)(ii) to be appointed directors of CIMA Surviving Corporation, respectively, in each case effective as of immediately following the Effective Time.

                                  ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

         3.01 Consideration; Effect on Capital Stock of aaiPharma and S MergerCo. At the Effective Time, by virtue of the aaiPharma Merger and without any action on the part of aaiPharma, Holding Company, S MergerCo or any holder of aaiPharma Common Stock, HoldCo Common Stock or S MergerCo Common Stock:

         (a) Each share of aaiPharma Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of aaiPharma Common Stock held by aaiPharma or owned by CIMA, Holding Company, S MergerCo or C MergerCo, all of which shall be canceled as provided in Section 3.01(b)) shall be converted into the right to receive one (1) (the

"aaiPharma Exchange Ratio") validly issued, fully paid and non-assessable share of HoldCo Common Stock (together with any cash in lieu of fractional shares of HoldCo Common Stock to be paid pursuant to Section 3.08, the "aaiPharma Merger Consideration").

         (b) Each share of aaiPharma Common Stock held by aaiPharma or owned by Holding Company, CIMA, S MergerCo or C MergerCo immediately prior to the Effective Time shall, by virtue of the aaiPharma Merger, cease to be outstanding and shall be canceled, and no HoldCo Common Stock or other consideration shall be delivered in exchange therefor.

         (c) All shares of aaiPharma Common Stock outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be canceled and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented any such shares of aaiPharma Common Stock ("aaiPharma Certificates") shall thereafter cease to have any rights with respect to such shares of aaiPharma Common Stock, except as provided herein or by Law, and each aaiPharma Certificate previously representing such shares shall thereafter represent the right to receive the aaiPharma Merger Consideration payable in respect of such shares of aaiPharma Common Stock and any dividends or other distributions to which such holder is entitled to pursuant to Section 3.06.

         (d) Each share of S MergerCo Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of aaiPharma Surviving Corporation.

         3.02 Consideration; Effect on Capital Stock of CIMA and C MergerCo. At the Effective Time, by virtue of the CIMA Merger and without any action on the part of CIMA, Holding Company, C MergerCo or any holder of CIMA Common Stock, HoldCo Common Stock or C MergerCo Common Stock:

         (a) Each share of CIMA Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of CIMA Common Stock held by CIMA or owned by aaiPharma, Holding Company, S MergerCo or C MergerCo, all of which shall be canceled as provided in Section 3.02(b)) shall be converted into the right to receive 1.3657 (the "CIMA Exchange Ratio") validly issued, fully paid and non-assessable shares of HoldCo Common Stock (together with any cash in lieu of fractional shares of HoldCo Common Stock to be paid pursuant to Section 3.08, the "CIMA Merger Consideration").

         (b) Each share of CIMA Common Stock held by CIMA or owned by Holding Company, aaiPharma, S MergerCo or C MergerCo immediately prior to the Effective Time shall, by virtue of the CIMA Merger, cease to be outstanding and shall be canceled, and no HoldCo Common Stock or other consideration shall be delivered in exchange therefor.

         (c) All shares of CIMA Common Stock outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be canceled and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented any such shares of CIMA Common Stock ("CIMA Certificates") shall thereafter cease to have any rights with respect to such shares of CIMA Common Stock, except as provided herein or by Law, and each CIMA Certificate previously representing such shares shall thereafter represent the right to receive the CIMA Merger Consideration payable in respect of such shares of CIMA Common Stock and any dividends or other distributions to which such holder is entitled to pursuant to Section 3.06.

         (d) Each share of C MergerCo Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of CIMA Surviving Corporation.

         3.03 Holding Company Common Stock. At the Effective Time, each share of capital stock of Holding Company issued and outstanding immediately prior to the Effective Time and owned by aaiPharma shall be contributed to Holding Company, without payment of any consideration therefor, and thereupon retired.

         3.04 Certain Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of HoldCo Common Stock, CIMA Common Stock or aaiPharma Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares or a stock dividend or dividend payable in any other securities shall be declared with a record date within such period, or any similar event shall have occurred, the aaiPharma Exchange Ratio and the CIMA Exchange Ratio, each to the extent affected thereby, shall be correspondingly adjusted to provide to the holders of aaiPharma Common Stock, aaiPharma Stock Options, CIMA Common Stock and CIMA Stock Options the same economic effect as contemplated by this Agreement prior to such event.

         3.05 Exchange Procedures.

         (a) As of the Effective Time, Holding Company shall deposit, or cause to be deposited, with Wachovia Bank, National Association or, in the event Wachovia Bank, National Association is unwilling or unable to serve as the exchange agent, such other commercial bank or trust company of recognized standing reasonably acceptable to CIMA and aaiPharma (in such capacity, the "Exchange Agent"), for the respective benefit of the holders of the aaiPharma Certificates and the CIMA Certificates, for exchange, in accordance with this
Article III, through the Exchange Agent, certificates representing the HoldCo Common Stock issuable to the respective holders of aaiPharma Certificates and CIMA Certificates and cash payable pursuant to Section 3.08. Holding Company agrees to make available, or cause to be made available, to the Exchange Agent, from time to time as needed, cash sufficient to pay any dividends and other distributions pursuant to Section 3.06. Any cash and certificates representing HoldCo Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund." The Exchange Agent shall, pursuant to irrevocable instructions, deliver out of the Exchange Fund the aaiPharma Merger Consideration contemplated to be paid for shares of aaiPharma Common Stock pursuant to this Agreement and the CIMA Merger Consideration contemplated to be paid for shares of CIMA Common Stock pursuant to this Agreement. Except as contemplated by Sections 3.06 and 3.08, the Exchange Fund shall not be used for any other purpose.

         (b) Promptly after the Effective Time, Holding Company shall cause the Exchange Agent to mail to each holder of record of a aaiPharma Certificate or a CIMA Certificate (collectively, the "Certificates") (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Holding Company may reasonably specify (such letter to be reasonably acceptable to CIMA and aaiPharma prior to the Effective Time) and
(ii) instructions for effecting the surrender of such Certificates in exchange for the applicable aaiPharma Merger Consideration or CIMA Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) one or more shares of HoldCo Common Stock representing, in the aggregate, the number of whole shares that such holder has the right to receive pursuant to this Article III (after taking into account all shares of aaiPharma Common Stock and CIMA Common Stock held by such holder as of the Effective Time) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article III, consisting of cash in lieu of any fractional shares of HoldCo Common Stock pursuant to Section 3.08 and any dividends or other distributions to which such holder is entitled pursuant to Section 3.06. No interest will be paid or will accrue on any cash or other consideration deliverable pursuant to this Article III. In the event of a transfer of ownership of aaiPharma Common Stock or CIMA Common Stock which is not registered in the transfer records of aaiPharma or CIMA, as applicable, one or more certificates of HoldCo Common Stock evidencing, in the aggregate, the proper number of shares of HoldCo Common Stock and a check in the proper amount of cash in lieu of any fractional shares of HoldCo Common Stock pursuant to
Section 3.08 and any dividends or other distributions to which such holder is entitled pursuant to Section 3.06, may be issued with respect to such aaiPharma Common Stock or CIMA Common Stock, as applicable, to such a transferee if the Certificates formerly representing such shares of aaiPharma Common Stock or CIMA Common Stock, as applicable, are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.05(b), (1) each aaiPharma Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the aaiPharma Merger Consideration payable in respect of the shares of aaiPharma Common Stock formerly represented by such aaiPharma Certificate, and any dividends or other distributions to which such holder is entitled pursuant to Section 3.06 and (2) each CIMA Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the CIMA Merger Consideration payable in respect of the shares of CIMA Common Stock formerly represented by such CIMA Certificate, and any dividends or other distributions to which such holder is entitled pursuant to Section 3.06.

         3.06 Distributions with Respect to Unexchanged Shares. Whenever a dividend or other distribution is declared by Holding Company in respect of HoldCo Common Stock the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions declared or made in respect of HoldCo Common Stock, with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares of HoldCo Common Stock shall be paid to any holder pursuant to Section 3.08, unless and until the holder of such Certificate shall surrender such Certificate in accordance with this Article III. Subject to the effect of escheat, Tax or other applicable Laws, following surrender of any such Certificate, there shall be paid to such holder of shares of HoldCo Common Stock issuable in exchange therefor, in addition to the appropriate aaiPharma Merger Consideration or CIMA Merger Consideration, as the case may be, and without interest, (i) promptly after the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of HoldCo Common Stock, and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of HoldCo Common Stock.

         3.07 Further Ownership Rights. All shares of HoldCo Common Stock issued and cash paid upon conversion of shares of aaiPharma Common Stock or CIMA Common Stock, as the case may be, in accordance with the terms of Article II and this
Article III (including any cash paid pursuant to Section 3.06 or Section 3.08) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of aaiPharma Common Stock or CIMA Common Stock, as the case may be.

         3.08 No Fractional Shares of HoldCo Common Stock.

         (a) No certificates or scrip or shares of HoldCo Common Stock representing fractional shares of HoldCo Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Holding Company or a holder of shares of HoldCo Common Stock.

         (b) Notwithstanding any other provision of this Agreement, each holder of shares of aaiPharma Common Stock exchanged pursuant to the aaiPharma Merger who would otherwise have been entitled to receive a fraction of a share of HoldCo Common Stock (after taking into account all aaiPharma Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of HoldCo Common Stock multiplied by (ii) the closing price for a share of HoldCo Common Stock on Nasdaq (as reported in The Wall Street Journal (Eastern Edition) or, if not reported therein, in another authoritative source), on the first trading day on Nasdaq following the Effective Time. No holder of shares of aaiPharma Common Stock will be entitled to receive pursuant to this Section 3.08 cash in an amount equal to or greater than the value of one full share of HoldCo Common Stock.

         (c) Notwithstanding any other provision of this Agreement, each holder of shares of CIMA Common Stock exchanged pursuant to the CIMA Merger who would otherwise have been entitled to receive a fraction of a share of HoldCo Common Stock (after taking into account all CIMA Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of HoldCo Common Stock multiplied by (ii) the closing price for a share of HoldCo Common Stock on Nasdaq (as reported in The Wall Street Journal (Eastern Edition) or, if not reported therein, in another authoritative source), on the first trading day on Nasdaq following the Effective Time. No holder of shares of CIMA Common Stock will be entitled to receive pursuant to this Section 3.08 cash in an amount equal to or greater than the value of one full share of HoldCo Common Stock.

         (d) As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Holding Company, and Holding Company shall deposit, or shall cause the deposit of, such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

         3.09 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to Holding Company or otherwise on the instruction of Holding Company, and any holders of the Certificates who have not theretofore complied with this Article III shall thereafter look only to Holding Company for the aaiPharma Merger Consideration or the CIMA Merger Consideration, as the case may be, payable with respect to the shares of aaiPharma Common Stock or CIMA Common Stock, as the case may be, formerly represented thereby to which such holders are entitled pursuant to this Article III and any dividends or distributions with respect to shares of HoldCo Common Stock to which such holders are entitled pursuant to Section 3.06, in each case, without any interest thereon. Any such portion of the Exchange Fund remaining unclaimed by holders of Certificates five years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by Law, become the property of Holding Company free and clear of any claims or interest of any Person previously entitled thereto.

         3.10 No Liability. None of Holding Company, CIMA, C MergerCo, S MergerCo, aaiPharma, aaiPharma Surviving Corporation, CIMA Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any aaiPharma Merger Consideration or CIMA Merger Consideration (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

         3.11 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Holding Company, on a daily basis; provided that no such gain or loss thereon shall affect the amounts payable to the aaiPharma stockholders or the CIMA stockholders pursuant to
Article II and the other provisions of this Article III. Any interest and other income resulting from such investments shall promptly be paid to Holding Company upon the termination of the Exchange Fund pursuant to Section 3.09.

         3.12 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Holding Company, the posting by such Person of a bond, in such reasonable amount as Holding Company may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay in exchange for such lost, stolen or destroyed Certificate the applicable aaiPharma Merger Consideration or

CIMA Merger Consideration, as the case may be, payable with respect to the shares of aaiPharma Common Stock or CIMA Common Stock, as the case may be, formerly represented thereby and any unpaid dividends and distributions on shares of HoldCo Common Stock to which such holders are entitled pursuant to
Section 3.06, deliverable in respect thereof, in each case, without any interest thereon.

         3.13 Withholding Rights. Each of Holding Company, aaiPharma Surviving Corporation, CIMA Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of aaiPharma Common Stock or CIMA Common Stock or any holder of aaiPharma Stock Options, CIMA Stock Options or any other equity rights in aaiPharma or CIMA, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the Treasury Regulations or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Holding Company, aaiPharma Surviving Corporation, CIMA Surviving Corporation or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of aaiPharma Common Stock or CIMA Common Stock, or the holder of aaiPharma Stock Options, CIMA Stock Options or any other equity rights in aaiPharma or CIMA, as applicable, in each case, in respect of which such deduction and withholding was made by Holding Company, aaiPharma Surviving Corporation, CIMA Surviving Corporation or the Exchange Agent, as the case may be.

         3.14 Further Assurances.

         (a) After the Effective Time, the officers and directors of aaiPharma Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of aaiPharma or S MergerCo, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of aaiPharma or S MergerCo, any other actions and things to vest, perfect or confirm of record or otherwise in aaiPharma Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by aaiPharma Surviving Corporation as a result of, or in connection with, the aaiPharma Merger.

         (b) After the Effective Time, the officers and directors of CIMA Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of CIMA or C MergerCo, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of CIMA or C MergerCo, any other actions and things to vest, perfect or confirm of record or otherwise in CIMA Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by CIMA Surviving Corporation as a result of, or in connection with, the CIMA Merger.

         3.15 Stock Transfer Books. The stock transfer books of aaiPharma and CIMA shall be closed immediately upon the Effective Time; and thereafter, there shall be no further registration of transfers of shares of aaiPharma Common Stock or CIMA Common Stock outstanding as of the Effective Time on the records of aaiPharma or CIMA, as the case may be. On or after the Effective Time, (i) any aaiPharma Certificates presented to the Exchange Agent or Holding Company for any reason shall be converted into the right to receive the aaiPharma Merger Consideration with respect to the shares of aaiPharma Common Stock formerly represented thereby, including any cash in lieu of fractional shares of HoldCo Common Stock to which the holders thereof are entitled pursuant to Section 3.08 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.06, and (ii) any CIMA Certificates presented to the Exchange Agent or Holding Company for any reason shall be converted into the right to receive the CIMA Merger Consideration with respect to the shares of CIMA Common Stock formerly represented thereby, including any cash in lieu of fractional shares of HoldCo Common Stock to which the holders thereof are entitled pursuant to Section 3.08 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 3.06.

         3.16 aaiPharma Stock Options.

         (a) Each option to purchase aaiPharma Common Stock (a "aaiPharma Stock Option") that was granted pursuant to the aaiPharma Stock Plans prior to the Effective Time, whether or not exercisable at the Effective Time, and which remains outstanding immediately prior to the Effective Time, shall cease to represent a right to acquire shares of aaiPharma Common Stock and shall be appropriately adjusted and converted, at the Effective Time, into an option to acquire HoldCo Common Stock in accordance with this Section 3.16(a). Each aaiPharma Stock Option so converted shall continue to have, and be subject to, the same terms and conditions as were applicable under the aaiPharma Stock Option (but taking into account any changes thereto provided for in the aaiPharma Stock Plans or in such option by reason of this Agreement or the transactions contemplated hereby), and each aaiPharma Stock Option shall be appropriately adjusted and converted into an option to acquire that number of shares of HoldCo Common Stock determined by multiplying the number of shares of aaiPharma Common Stock subject to such aaiPharma Stock Option by the aaiPharma Exchange Ratio, rounded down, if necessary, to the nearest whole share of HoldCo Common Stock, at a price per share (rounded up to the nearest cent) equal to the per share exercise price specified in such aaiPharma Stock Option divided by the aaiPharma Exchange Ratio; provided, however, that in the case of any aaiPharma Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of
Section 424(a) of the Code so as not to constitute a "modification" of such option. Each such converted aaiPharma Stock Option shall remain subject to the terms and conditions of the aaiPharma Stock Plan pursuant to which such aaiPharma Stock Option was granted and the agreement evidencing the grant of such aaiPharma Stock Option. On or prior to the Effective Time, aaiPharma and Holding Company shall take all actions necessary such that all aaiPharma Stock Options outstanding prior to the Effective Time under the aaiPharma Stock Plans are treated in accordance with the immediately preceding sentences.

         (b) At the Effective Time, Holding Company shall assume each aaiPharma Stock Option in accordance with the terms of the aaiPharma Stock Plan under which it was issued and the stock option agreement by which it is evidenced. As soon as practicable after the Effective Time, but no later than five (5) Business Days after the Effective Time, Holding Company shall deliver to the holders of aaiPharma Stock Options appropriate notices setting forth such holders' rights pursuant to the aaiPharma Stock Plans (including that, in connection with the aaiPharma Merger and pursuant to the terms of the aaiPharma Stock Plans, the aaiPharma Stock Options of such holders have become fully vested and exercisable) and the agreements evidencing the grants of such aaiPharma Stock Options shall continue in effect on the same terms and conditions. To the extent permitted by Law, Holding Company shall comply with the terms of the aaiPharma Stock Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such aaiPharma Stock Plans, to have the aaiPharma Stock Options which qualified as incentive stock options under Section 421 of the Code prior to the Effective Time continue to qualify as incentive stock options of Holding Company under Section 421 of the Code after the Effective Time. With respect to aaiPharma Insiders, where applicable, Holding Company shall administer the aaiPharma Stock Plans with respect to assumed aaiPharma Stock Options in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

         3.17 CIMA Stock Options.

         (a) Each option to purchase CIMA Common Stock (a "CIMA Stock Option") that was granted pursuant to the CIMA Stock Plans prior to the Effective Time, whether or not exercisable at the Effective Time, and which remains outstanding immediately prior to the Effective Time, shall cease to represent a right to acquire shares of CIMA Common Stock and shall be appropriately adjusted and converted, at the Effective Time, into an option to acquire HoldCo Common Stock in accordance with this Section 3.17(a). Each CIMA Stock Option so converted shall continue to have, and be subject to, the same terms and conditions as were applicable under the CIMA Stock Option (but taking into account any changes thereto provided for in the CIMA Stock Plans or in such option by reason of this Agreement or the transactions contemplated hereby), and each CIMA Stock Option shall be appropriately adjusted and converted into an option to acquire that number of shares of HoldCo Common Stock determined by multiplying the number of shares of CIMA Common Stock subject to such CIMA Stock Option by the CIMA Exchange Ratio, rounded down, if necessary, to the nearest whole share of HoldCo Common Stock, at a price per share (rounded up to the nearest cent) equal to the per share exercise price specified in such CIMA Stock Option divided by the CIMA Exchange Ratio; provided, however, that in the case of any CIMA Stock Option to which Section 421 of the Code applies by reason of its qualification under
Section 422 of the Code, the option price, the number of shares subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code so as not to constitute a "modification" of such option. Each such converted CIMA Stock Option shall remain subject to the terms and conditions of the CIMA Stock Plan pursuant to which such CIMA Stock Option was granted and the agreement evidencing the grant of such CIMA Stock Option. On or prior to the Effective Time, CIMA and Holding Company shall take all actions necessary such that all CIMA Stock Options outstanding prior to the Effective Time under the CIMA Stock Plans are treated in accordance with the immediately preceding sentences.

         (b) At the Effective Time, Holding Company shall assume each CIMA Stock Option in accordance with the terms of the CIMA Stock Plan under which it was issued and the stock option agreement by which it is evidenced. As soon as practicable after the Effective Time, but no later than five (5) Business Days after the Effective Time, Holding Company shall deliver to the holders of CIMA Stock Options appropriate notices setting forth such holders' rights pursuant to the CIMA Stock Plans and the agreements evidencing the grants of such CIMA Stock Options shall continue in effect on the same terms and conditions. To the extent permitted by Law, Holding Company shall comply with the terms of the CIMA Stock Plans and shall take such reasonable steps as are necessary or required by, and subject to the provisions of, such

CIMA Stock Plans, to have the CIMA Stock Options which qualified as incentive stock options under Section 421 of the Code prior to the Effective Time continue to qualify as incentive stock options of Holding Company under Section 421 of the Code after the Effective Time. With respect to CIMA Insiders, where applicable, Holding Company shall administer the CIMA Stock Plans with respect to assumed CIMA Stock Options in a manner consistent with the exemptions provided by Rule 16b-3 promulgated under the Exchange Act.

         3.18 Reservation of Shares for Stock Options. Prior to the Closing, Holding Company shall take all corporate action necessary to reserve for issuance a sufficient number of shares of HoldCo Common Stock for delivery upon exercise of aaiPharma Stock Options and CIMA Stock Options after the Effective Time. Promptly after the Effective Time, but no later than five (5) Business Days after the Effective Time, Holding Company shall file a registration statement with the SEC on Form S-8 (or any successor or other appropriate forms), with respect to the shares of HoldCo Common Stock subject to such options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein), as well as comply with any applicable state securities Laws, for so long as such options remain outstanding.

                                   ARTICLE IV

                       CONDUCT OF BUSINESS PENDING MERGERS

         4.01 Forbearances. aaiPharma and CIMA each agrees that from the date hereof until the Effective Time, except as expressly contemplated by this Agreement, as required by applicable Law or as Previously Disclosed, without the prior written consent of the Chief Executive Officer of the other party (which consent will not be unreasonably withheld or delayed), it will not, and will cause each of its Subsidiaries not to:

         (a) Ordinary Course. (1) Conduct its business and the business of its Subsidiaries other than in the ordinary and usual course in substantially the same manner as heretofore conducted, (2) fail to use commercially reasonable efforts to preserve intact their business organizations, assets (including Intellectual Property Rights) and goodwill, maintain their rights, licenses, franchises and authorizations and their existing relations with customers, suppliers, licensees, licensors and business associates having material business relationships with them and keep available the services of their current employees, officers and other managers; provided, that the foregoing shall not preclude the termination of employees in the ordinary course of business, or (3) take any action reasonably likely to materially impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

         (b) Operations. Enter into any new material line of business.

         (c) Capital Stock. Issue, authorize for issuance, sell, or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its capital stock or any Rights related thereto or any other securities in respect of or in substitution for shares of its capital stock, other than pursuant to Rights outstanding on the date of this Agreement pursuant to written agreements or plans.

         (d) Dividends, Distributions, Repurchases. (1) Make, declare, pay or set aside for payment any dividend payable in cash, stock or property on, or in respect of, or declare or make any distribution on, any shares of its capital stock (other than dividends and distributions from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries) or (2) directly or indirectly, adjust, split, combine, redeem, reclassify, purchase or otherwise acquire any shares of its capital stock or any Rights related thereto.

         (e) Dispositions; Licenses. Sell, transfer, mortgage, encumber, lease, license or otherwise dispose of or discontinue any of its assets (including Intellectual Property Rights), business or properties, except for sales, transfers, mortgages, encumbrances, licenses or other dispositions or discontinuances (1) in the ordinary course of business consistent with past practice or its current strategic plans as disclosed to the other party prior to the date hereof, including sales of inventory and other current assets and licenses of Intellectual Property Rights, (2) in a transaction that, together with other such transactions, is not material to it and its Subsidiaries, taken as a whole, (3) transactions between it and any of its respective direct or indirect wholly owned Subsidiaries or between such wholly owned Subsidiaries, or
(4) pursuant to Section 6.09(b).

         (f) Acquisitions. Acquire (1) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or Person or division thereof, or (2) any assets, except in the case of each of clause (1) and (2) above, (x) acquisitions of inventory, Intellectual Property Rights and other items in the ordinary course of business consistent with past practice, or (y) acquisitions the total consideration for which does not exceed $10,000,000 individually and $20,000,000 in the aggregate (excluding contingent milestone and royalty payments not required to be reflected on a balance sheet as of the date of such acquisition prepared in accordance with
GAAP), provided that any such acquisitions do not present a material risk that the Closing Date will be materially delayed or that the Requisite Regulatory Approvals will be more difficult to obtain in any material respect.

         (g) Constituent Documents. Amend, alter or modify its Constituent Documents (or similar governing documents).

         (h) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP (as advised by its regular independent accountants) or applicable regulatory accounting requirements.

         (i) Adverse Actions. Notwithstanding anything herein to the contrary,
(1) take, or omit to take, any action that would, or is reasonably likely to, prevent or impede the aaiPharma Merger or the CIMA Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or the Mergers, taken together, from qualifying as an exchange described in Section 351 of the Code or (2) knowingly take, or knowingly omit to take, any action that is reasonably likely to result in any of the conditions to the Mergers set forth in
Article VII not being satisfied, except as may be required by applicable law or regulation.

         (j) Indebtedness and Investments. (1) Incur any indebtedness for borrowed money or guarantee or otherwise become contingently liable for any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee or otherwise become contingently liable for any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business consistent with past practice and except for intercompany indebtedness between it and any of its respective direct or indirect wholly owned Subsidiaries or between such wholly owned Subsidiaries, or (2) make any loans, advances or capital contributions to, or investments in, any other Person, other than between it and any of its direct or indirect wholly owned Subsidiaries or between such Subsidiaries, and other than investments made in the ordinary course of business consistent with past practice.

         (k) Noncompetes; Exclusivity Arrangements. Other than in the ordinary course of business consistent with past practice or its current strategic plans as disclosed to the other party prior to the date hereof, enter into any agreement or arrangement that (1) limits or otherwise restricts it or its respective Affiliates or any successor thereto, from engaging or competing in any line of business, field or geographic area or with respect to the development, license or supply of any pharmaceutical product or delivery device or (2) provides exclusive rights or licenses to a third Person with respect to Intellectual Property Rights.

         (l) Capital Expenditures. Make or agree to make any new capital expenditure or expenditures in the aggregate in excess of the amount Previously Disclosed.

         (m) Contracts. (1) Other than in the ordinary course of business, enter into any agreement or agreements involving aggregate payments by it and its Subsidiaries that are material to it and its Subsidiaries taken as a whole, or
(2) terminate or materially and adversely amend, modify or change any Material Contract or waive, release, transfer or assign any material rights or claims thereunder, other than in the ordinary course of business consistent with past practice, or (3) enter into any agreement with respect to the voting of its capital stock or any securities held by it or any of its Subsidiaries.

         (n) Taxes. Make any tax election or amend any Tax Return that, individually or in the aggregate, is reasonably likely to have a material adverse effect on the tax liability of the Person making the election, or settle or compromise any material income tax liability.

         (o) Litigation. Waive, release, assign, settle, discharge, pay, satisfy or compromise any material rights or claims, or any material litigation or arbitration in a manner that is materially adverse to it.

         (p) Standstill. Modify, amend or terminate, or waive, release or assign, any material rights or claims with respect to any confidentiality or standstill agreement to which it is a party and which relates to a business combination; provided that if it receives an Acquisition Proposal and its Board of Directors concludes in good faith, after consultation with a nationally recognized financial advisor and its outside legal counsel, that such Acquisition Proposal constitutes a Superior Proposal (and continues to constitute a Superior Proposal after taking into account any amendment or modification to this Agreement proposed by the other party hereto during any three Business Day period referenced in Section 6.03(d)), or its Board of Directors concludes in good faith, after consultation with a nationally recognized financial advisor and its outside legal counsel, that there is a reasonable likelihood that such Acquisition Proposal would reasonably be expected to result in a Superior Proposal, then it may waive material rights under any standstill provision with the Person making such Acquisition Proposal to the extent necessary to permit such Person to engage in discussions or negotiations with it with respect to such Acquisition Proposal.

         (q) Affiliate Transactions. Other than in the ordinary course of business consistent with past practice, engage in any transactions, or enter into any contract, agreement or arrangement, except as disclosed in filings with the SEC prior to the date of this Agreement, with any Affiliate (other than any Subsidiary) or amend, waive or relinquish any rights relating to any such transaction, contract, agreement or arrangement.

         (r) Benefit Arrangements. Except as required by law or contemplated hereby, enter into, adopt or amend in any material respect or terminate any Benefit Arrangement, or materially change any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan, or change the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined.

         (s) Employee Benefits. (1) Except for normal increases in the ordinary course of business that, in the aggregate, do not materially increase benefits or compensation expenses, or except as expressly contemplated hereby, increase the compensation of any director, officer or other key employee or pay or vest any benefit or amount not expressly required to be paid or vested by a Benefit Arrangement as in effect on the date of this Agreement to any such Person or (2) enter into any agreement with respect to, or pay (except as required pursuant to Benefits Arrangements (including employment contracts) in effect as of the date of this Agreement), any severance, termination, parachute, change-in-control, stay bonus or similar compensation or benefit.

         (t) Takeover Statutes. Take any action to render inapplicable, or to exempt any third party from, (1) the provisions of Section 203 of the DGCL, or
(2) any other state Takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares.

         (u) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         5.01 Disclosure Letters. Before entry into this Agreement, CIMA delivered to aaiPharma a disclosure letter, and aaiPharma delivered to CIMA a disclosure letter (respectively, each disclosure letter a "Disclosure Letter"), setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or to one or more of its covenants contained in Articles IV and VI; provided that the mere inclusion of an item in a Disclosure Letter as an exception to a representation or warranty will not be deemed an admission by a party that such item is material or was required to be disclosed therein.

         5.02 Standard. For all purposes of this Article V, no representation or warranty of CIMA or aaiPharma contained in Section 5.03 or Section 5.04 (other than the representations and warranties contained in Sections 5.03(b), 5.03(c), 5.04(a) and 5.04(b), which shall be true in all material respects) will be deemed untrue, and no party will be deemed to have breached a representation or warranty as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 (read for this purpose without regard to any individual reference to "materiality" or "material adverse effect"), has had or is reasonably likely to have a Material Adverse Effect with respect to CIMA or aaiPharma, as the case may be.

         5.03 Representations and Warranties of CIMA and aaiPharma. Except as Previously Disclosed, CIMA hereby represents and warrants to aaiPharma, and aaiPharma hereby represents and warrants to CIMA, to the extent applicable, as follows:

         (a) Organization, Standing and Authority. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. It is duly qualified or licensed to do business and is in good standing in all jurisdictions where its ownership or leasing of property or assets or its conduct of business requires it to be so qualified.

         (b) CIMA Stock. CIMA represents and warrants to aaiPharma as follows:

                  (1) The authorized capital stock of CIMA consists of 60,000,000 shares of CIMA Common Stock and 5,000,000 shares of CIMA Preferred Stock. As of August 1, 2003, (i) 14,484,556 shares of CIMA Common Stock and no shares of CIMA Preferred Stock were outstanding,
         (ii) 1,770,015 shares of CIMA Common Stock were subject to CIMA Stock Options under the CIMA Stock Plans, (iii) 4,725,617 shares of CIMA Common Stock were reserved for issuance under the CIMA Stock Plans,
         (iv) 619,425 shares of CIMA Common Stock were held in the treasury of CIMA and (v) ) 5,000,000 shares of CIMA Preferred Stock were designated as Series A Junior Participating Preferred Stock, none of which were outstanding. The outstanding shares of CIMA Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). CIMA has heretofore furnished aaiPharma complete and correct copies of the Constituent Documents of CIMA and such Constituent Documents are in full force and effect. CIMA is not in violation of any of the provisions of its Constituent Documents.

                  (2) Except as set forth above, and except for CIMA Stock Options issued and outstanding, CIMA Rights under the CIMA Rights Agreement and outstanding purchase rights under the CIMA Stock Purchase Plan, as of the date of this Agreement, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating CIMA to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of CIMA Common Stock or obligating CIMA or to grant, extend or enter into any such agreement or commitment. As of the date hereof, there are no obligations, contingent or otherwise, of CIMA to (i) repurchase, redeem or otherwise acquire any shares of CIMA Common Stock except in connection with the exercise of CIMA Stock Options issued and outstanding or (ii) provide material funds (in the form of a loan, capital contribution or other investment) to, or make any material investment in (in the form of a loan, capital contribution or other investment), or provide any material guarantee with respect to the obligations of, any Person. There are no outstanding stock appreciation rights or similar derivative securities or Rights of CIMA. There are no bonds, debentures, notes or other indebtedness of CIMA having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of CIMA may vote. There are no voting trusts, irrevocable proxies or other agreements or understandings to which CIMA is a party or is bound with respect to the voting of any shares of CIMA Common Stock. CIMA has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any Person or entity (except rights which have terminated or expired). CIMA has no outstanding obligations in respect of prior acquisitions of businesses to pay, in the form of securities, cash or other property, any portion of the consideration payable to the seller or sellers in such transaction. As of the date hereof, CIMA has no Subsidiaries.

                  (3) CIMA has previously made available to aaiPharma complete and correct copies of the CIMA Stock Plans, the CIMA Stock Purchase Plan, and the CIMA Rights Agreement, including, in each case, all amendments thereto. CIMA has previously made available to aaiPharma a complete and correct list setting forth as of August 4, 2003, (i) the number of CIMA Stock Options outstanding (listing grantee and exercise price), and (ii) the weighted average exercise price for all outstanding CIMA Stock Options, and complete and correct copies of the relevant written agreements, including amendments thereto, evidencing the grant of outstanding CIMA Stock Options.

         (c) aaiPharma Stock. aaiPharma represents and warrants to CIMA as follows:

                  (1) The authorized capital stock of aaiPharma consists of 100,000,000 shares of aaiPharma Common Stock and 5,000,000 shares of aaiPharma Preferred Stock. As of August 1, 2003, (i) 27,823,145 shares of aaiPharma Common Stock and no shares of aaiPharma Preferred Stock were outstanding, (ii) 6,299,543 shares of aaiPharma Common Stock were subject to aaiPharma Stock Options granted under the aaiPharma Stock Plans, (iii) 9,850,691 shares of aaiPharma Common Stock reserved for issuance under the aaiPharma Stock Plans, and (iv) no shares of aaiPharma Common Stock were held in the treasury of aaiPharma. The outstanding shares of aaiPharma Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). aaiPharma has heretofore furnished CIMA complete and correct copies of the Constituent Documents of aaiPharma, its Significant Subsidiaries, Holding Company, S MergerCo and C MergerCo. Such Constituent Documents are in full force and effect. Each of aaiPharma, its Significant Subsidiaries, Holding Company, S

         MergerCo and C MergerCo is not in violation of any of the provisions of its respective Constituent Documents.

                  (2) Except as set forth above and except for aaiPharma Stock Options issued and outstanding, as of the date of this Agreement, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating aaiPharma or any Subsidiary of aaiPharma to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of aaiPharma Common Stock or obligating aaiPharma or any Subsidiary of aaiPharma to grant, extend or enter into any such agreement or commitment. As of the date hereof, there are no obligations, contingent or otherwise, of aaiPharma to (i) repurchase, redeem or otherwise acquire any shares of aaiPharma Common Stock or the capital stock or other equity interests of any Subsidiary of aaiPharma except in connection with the exercise of aaiPharma Stock Options issued and outstanding or (ii) provide material funds (in the form of a loan, capital contribution or other investment) to, or make any material investment in (in the form of a loan, capital contribution or other investment), or provide any material guarantee with respect to the obligations of, any Person other than a Subsidiary. There are no outstanding stock appreciation rights or similar derivative securities or Rights of aaiPharma or any of its Subsidiaries. There are no bonds, debentures, notes or other indebtedness of aaiPharma having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of aaiPharma may vote. There are no voting trusts, irrevocable proxies or other agreements or understandings to which aaiPharma or any Subsidiary of aaiPharma is a party or is bound with respect to the voting of any shares of aaiPharma Common Stock. aaiPharma has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any Person or entity (except rights which have terminated or expired). Neither aaiPharma nor any of its Subsidiaries has any outstanding obligations in respect of prior acquisitions of businesses to pay, in the form of securities, cash or other property, any portion of the consideration payable to the seller or sellers in such transaction.

                  (3) aaiPharma has previously made available to CIMA complete and correct copies of the aaiPharma Stock Plans, including all amendments thereto. aaiPharma has previously made available to CIMA a complete and correct list setting forth as of August 1, 2003, (i) the number of aaiPharma Stock Options outstanding (listing grantee and exercise price) and (ii) the weighted average exercise price for all outstanding aaiPharma Stock Options, and complete and correct copies of the relevant written agreements, including amendments thereto, evidencing the grant of outstanding aaiPharma Stock Options. As of the date hereof, aaiPharma has not adopted a stockholder rights plan.

         (d) Subsidiaries.

                  (1) (A) It owns, directly or indirectly, all the outstanding equity securities of each of its Subsidiaries free and clear of any Liens, (B) no equity securities of any of its

         Subsidiaries are or may become required to be issued (other than to it or its wholly owned Subsidiaries) by reason of any Right or otherwise,
         (C) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly owned Subsidiaries), (D) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (E) all the equity securities of each Subsidiary held by it or its Subsidiaries have been duly authorized and are validly issued and outstanding, fully paid and nonassessable and free of preemptive rights. It has no investment in any other entity other than its Subsidiaries.

                  (2) Each of its Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in all jurisdictions where its ownership or leasing of property or its conduct of business requires it to be so qualified.

                  (3) Each of its direct and indirect Subsidiaries in existence on the date hereof is listed on Section 5.03(d)(3) of its Disclosure Letter.

         (e) Power. It and each of its Subsidiaries has the corporate (or comparable) power and authority to carry on its business as it is now being conducted and to own, lease and operate all its properties and assets; and it and, in the case of aaiPharma, each of Holding Company, C MergerCo and S MergerCo, has the corporate (or comparable) power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

         (f) Authority. It and, in the case of aaiPharma, each of Holding Company, C MergerCo and S MergerCo, has duly authorized and validly executed and delivered this Agreement. This Agreement and the transactions contemplated hereby have been approved by its Board of Directors and, in the case of aaiPharma, by the Holding Company Board and the Board of Directors of each of C MergerCo and S MergerCo, and duly and validly authorized by all necessary respective corporate action applicable to it and, in the case of aaiPharma, applicable to Holding Company, C MergerCo and S MergerCo, subject only (i) in the case of CIMA, to receipt of the affirmative vote of the holders of a majority of the outstanding shares of CIMA Common Stock to adopt this Agreement (the "CIMA Stockholder Approval") and (ii) in the case of aaiPharma, to receipt of the affirmative vote of the holders of a majority of the outstanding shares of aaiPharma Common Stock to adopt this Agreement (the "aaiPharma Stockholder Approval"). This Agreement is its valid and legally binding obligation and, in the case of aaiPharma, the valid and binding obligation of each of Holding Company, C MergerCo and S MergerCo, enforceable in accordance with the terms hereof (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). CIMA represents to aaiPharma that the CIMA Stockholder Approval is the only vote of the holders of any class or series of capital stock of CIMA required to adopt this Agreement. aaiPharma represents to CIMA that the aaiPharma Stockholder Approval is the only vote of the holders of any class or series of capital stock of aaiPharma required to adopt this Agreement.

         (g) Regulatory Approvals; No Defaults.

                  (1) No consents or approvals of, or filings or registrations with, or notice to, or authorizations, permits or declarations of, any Governmental Authority or with any other Person are required to be made or obtained by it or any of its Subsidiaries in connection with the execution, delivery or performance by it of this Agreement or to consummate the Merger except for (A) filing of notices, and expiration of the related waiting period, under the HSR Act, (B) filings of applications and notices with, and receipt of approvals or nonobjections from, the SEC and state securities authorities, the National Association of Securities Dealers, Inc. and Nasdaq, (D) filings under the Securities Act and the Exchange Act, (E) receipt of the applicable stockholder approvals described in Sections 5.03(f) and 6.01(e), and (F) the filing of the Certificates of Merger.

                  (2) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under (or an event which with notice or lapse of time or both would become a default), result in any loss of any benefit under, give rise to any Lien, any acceleration of remedies or any penalty, increase any benefit or right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture, note, mortgage, lease or other contract, commitment, agreement or instrument to which it or of any of its Subsidiaries or to which it or any of its Subsidiaries or its or their properties is subject or bound, (B) conflict with, constitute a breach or violation of, or a default under, its Constituent Documents or those of any of its Subsidiaries or (C) assuming that the regulatory consents, approvals, authorizations, permits and declarations described in
         Section 5.03(g)(1) have been obtained and all filings and notifications described in Section 5.03(g)(1) have been made and the expiration or termination of related waiting periods, conflict with, violate or require any consent or approval under any such Law applicable to it or its Subsidiaries or by which any of its or its Subsidiaries' property or assets is bound.

                  (3) As of the date hereof, it is not aware of any reason why the necessary regulatory approvals and consents will not be received in order to permit consummation of the Mergers.

         (h) Financial Reports and Regulatory Documents.

                  (1) It has timely filed its Annual Reports on Form 10-K for the fiscal years ended December 31, 2000, 2001 and 2002, and all other reports, registration statements, prospectuses, forms, definitive proxy statements, schedules and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it or any of its Subsidiaries subsequent to December 31, 2000 under the Securities Act or the Exchange Act (collectively, its "Regulatory Filings"). Each of its Regulatory Filings, as of the date filed, (A) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, none of its Subsidiaries is subject to the periodic reporting requirements of the Exchange Act.

                  (2) Each of the consolidated financial statements (including the notes and schedules thereto) contained in the Regulatory Filings were prepared in accordance with GAAP as in effect on the date of such report applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and each fairly presented in all material respects the consolidated financial position, results of operations and cash flows of it and its consolidated Subsidiaries as at the respective dates thereof for the periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which did not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on it or its Subsidiaries, taken as a whole). Its books and records and those of its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements.

                  (3) As of the date hereof, except as and to the extent set forth on its and its consolidated Subsidiaries' consolidated balance sheet as of December 31, 2002 included in its Annual Report on Form 10-K for the year ended December 31, 2002 (including the notes thereto), or as set forth on a consolidated balance sheet (including the notes thereto) included in Regulatory Filings filed with the SEC after December 31, 2002 and prior to the date of this Agreement, neither it nor any of its Subsidiaries has any Liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for (i) Liabilities incurred in the ordinary course of business since December 31, 2002, (ii) Liabilities which are accrued or reserved against and reflected in the Company's consolidated financial statements as of December 31, 2002, and (iii) Liabilities incurred in connection with this Agreement.

         (i) Absence of Certain Changes or Events. From December 31, 2002 to the date hereof (except as disclosed in its Annual Report on Form 10-K for the year ended December 31, 2002 or in its other Regulatory Filings (including the notes thereto) filed after December 31, 2002 and prior to the date of this Agreement), it and its Subsidiaries have conducted their businesses in the ordinary course of business consistent with past practice and, since December 31, 2002, there has not been (1) any change, event, or development that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect with respect to it and its Subsidiaries, taken as a whole, (2) any change, event or development that would, individually or in the aggregate, reasonably be expected to prevent it from performing its obligations under this Agreement or consummating the transactions contemplated hereby, (3) any declaration, payment or setting aside for payment of any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions by any of its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries,
(4) any sale, transfer, mortgage, pledge or other disposition of (or grant of permission for any of the foregoing), or encumbrance on, any assets or properties, real, personal or mixed, material to it and its Subsidiaries taken as a whole, (5) any increase in any manner of the compensation of any of its or any of its Subsidiaries' officers, directors or

Employees, or entrance into, establishment, amendment or termination of any Benefits Arrangement with, for or in respect of, any officer, director, or Employee of it or any of its Subsidiaries other than pursuant to the terms of agreements in effect prior to December 31, 2002 or in the ordinary course of business consistent with past practice, or (6) the entering into of any agreement or commitment to do any of the foregoing.

         (j) Litigation. Except as Previously Disclosed or set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002 or Regulatory Filings filed with the SEC since December 31, 2002 and prior to the date hereof, there is no suit, action, audit, claim, investigation or proceeding pending or, to its knowledge, threatened in writing against or affecting it or any of its Subsidiaries (and it is not aware of any basis for any such suit, action, audit, claim, investigation, or proceeding) that, individually or in the aggregate, is reasonably likely to (1) be material to it and its Subsidiaries, taken as a whole, or (2) prevent or delay it in any material respect from performing its obligations under, or consummating the transactions contemplated by, this Agreement. To its knowledge, as of the date hereof, none of its officers or directors or the officers and directors of any of its Subsidiaries is a defendant in any claim, action, suit or proceeding commenced by any of its stockholders or any stockholder (or comparable equity owner) of its Subsidiaries with respect to the performance of his or her duties in such capacity, nor is it aware of any demand by any of its stockholders that it commence any claim, action, suit or proceeding against any of its officers or directors.

         (k) Owned Real Property. Section 5.03(k) of its Disclosure Letter sets forth a complete and accurate list of the real property owned by it or any of its Subsidiaries (the "Owned Real Property"). It or one of its Subsidiaries has good fee simple title (or other similar title in jurisdictions outside the United States) to the Owned Real Property free and clear of any Liens or defects.

         (l) Leases.

                  (1) Section 5.03(l) of its Disclosure Letter sets forth a list of all material leases, subleases and occupancy agreements, together with all amendments and supplements thereto, with respect to all real properties in which it or any of its Subsidiaries has a leasehold interest, whether as lessor or lessee (each, a "Lease" and collectively, the "Leases"; the property covered by Leases under which it or such Subsidiary is a lessee is referred to herein as the "Leased Real Property").

                  (2) Each Lease is in full force and effect. Neither it nor any of its Subsidiaries is in default under any Lease and, to its knowledge, no other Person party to a Lease is in default.

         (m) Intellectual Property. Section 5.03(m) of the Disclosure Letter sets forth an accurate and complete list of: (i) all registered Marks, and all pending applications for registration of any Marks anywhere in the world, owned by it or its Subsidiaries; (ii) all Patents and application for Patents, anywhere in the world, owned by it or its Subsidiaries; (iii) all registered Copyrights and pending applications for registration of any Copyrights anywhere in the world owned by it or its Subsidiaries; and (iv) all Software owned by it or its Subsidiaries that is material to the operation of its business as presently conducted, but excluding off-the-shelf and in-licensed Software (collectively, "Owned Intellectual Property"). Except as set forth in Section 5.03(m) of the Disclosure Letter, it and its Subsidiaries own all right, title, and interest in the Owned Intellectual Property. It or its Subsidiaries own, or are licensed or otherwise possess legal enforceable rights to use the Intellectual Property Rights that are used in its businesses, and the businesses of its Subsidiaries, as currently conducted. To its knowledge, all material patents, trademarks, trade names, service marks and copyrights held by it or its Subsidiaries are valid and subsisting. To its knowledge, it and its Subsidiaries are not infringing any intellectual property rights of any other Person. To its knowledge, no claim is pending or, to its knowledge, threatened with respect to the ownership, validity, license or use of, or any infringement resulting from, the Intellectual Property Rights. To its knowledge, the Intellectual Property Rights are not being infringed or misappropriated by any other Person. There are no restrictions on the direct or indirect transfer of the Intellectual Property Rights that would be triggered by the transactions contemplated hereby. To its knowledge, it and its Subsidiaries have taken reasonable precautions in accordance with standard industry practice to protect the secrecy, confidentiality and value of all material Trade Secrets of it or its Subsidiaries, including requiring their employees and officers to execute and deliver confidentiality, assignment of rights and non-disclosure agreements. To its knowledge, no employee of it or its Subsidiaries is in violation of any material term of any confidentiality or nondisclosure agreement.

         (n) Insurance. All material insurance policies carried by or covering it and its Subsidiaries with respect to their businesses, assets and properties are in full force and effect, and, to its knowledge, no notice of cancellation has been given with respect to any such policy. Neither it nor any of its Subsidiaries has assigned, pledged or transferred any rights under any such insurance policies. There are no claims by it or any Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause (other than a customary reservation of rights clause). All necessary notifications of claims have been made by it or its Subsidiaries to insurance carriers.

         (o) Regulatory Matters.

                  (1) To its knowledge, all manufacturing, processing, distribution, labeling, storage, testing, specifications, sale or marketing of products performed by or on behalf of it and its Subsidiaries are in compliance with all applicable laws, rules, regulations, guidances or orders administered or issued by the Food and Drug Administration, the Drug Enforcement Agency and any other Governmental Authority.

                  (2) To its knowledge, all pre-clinical and clinical investigations conducted or sponsored by it or any of its Subsidiaries are being conducted in compliance with all recommendations of the Food and Drug Administration and all applicable laws, rules, regulations and guidances, including Good Laboratory Practices, investigational new drug requirements, Good Clinical Practice requirements (including informed consent and institutional review boards designed to ensure the protection of the rights and welfare of human subjects), and federal and state laws, rules, regulations and guidances restricting the use and disclosure of individually identifiable health information. To its knowledge, neither it nor any of its Subsidiaries has received any information which could reasonably be expected to lead to the denial of any application for approval currently pending before the Food and Drug Administration.

                  (3) Neither it nor any of its Subsidiaries has received any oral or written communication (including any warning letter, untitled letter, Form 483s or similar notices), or is otherwise aware of any action or proceeding pending or, to its knowledge, threatened (including any prosecution, injunction, seizure, civil fine, suspension or recall), in each case alleging that it or any of its Subsidiaries is not currently in compliance with any and all applicable laws, regulations or orders implemented by the Food and Drug Administration, the Drug Enforcement Agency, or any other Governmental Authority responsible for regulating the pharmaceutical industry. To its knowledge, none of its Employees is or has been the subject of any similar pending or threatened action or proceeding.

                  (4) Neither it nor any of its Subsidiaries has received any correspondence from the Food and Drug Administration regarding, or is aware of, any pending or threatened action or proceeding against it, any of its Subsidiaries or any of its Employees regarding any debarment action or investigation undertaken pursuant to the Generic Drug Enforcement Act of 1992, 21 U.S.C. Section 335(a), (b) and (c), or any other similar regulation of the Food and Drug Administration.

                  (5) To its knowledge, no data generated by it or any of its Subsidiaries that has been provided to its clients is the subject of any regulatory or other action, either pending or threatened, by the Food and Drug Administration or other Governmental Authority relating to the truthfulness or scientific adequacy of such data.

                  (6) To its knowledge, neither it nor any of its Subsidiaries is the subject, officially or otherwise, of any pending or threatened investigation by the Food and Drug Administration pursuant to its Fraud, Untrue, Material Facts, Bribery, and Illegal Gratuities Final Policy or by the Department of Health and Human Services Office of Inspector General ("OIG") or United States Department of Justice ("DOJ") pursuant to the Federal Anti-Kickback Statute (42 U.S.C.
         Section 1320a-7(b)) and the Civil False Claims Act (31 U.S.C. Section 3729 et seq.) and the regulations promulgated pursuant to such statutes. To its knowledge, neither it nor any of its Subsidiaries nor any of its Employees has knowingly committed any act, made any statement, or failed to make any statement, that would reasonably be expected to provide a basis for the Food and Drug Administration to invoke its Fraud, Untrue, Material Facts, Bribery, and Illegal Gratuities Final Policy or that would reasonably be expected to provide a basis for liability under the Federal Anti-Kickback Statute or the Civil False Claims Act and any regulations promulgated thereunder.

         (p) Environmental.

                  (1) It and its Subsidiaries are in compliance with all, and have no Liability under any, applicable Environmental Laws. There is no claim with respect to Environmental Laws pending or, to its knowledge, threatened against it or any of its Subsidiaries and, to its knowledge, there are no facts or circumstances that could give rise to such a claim that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither it nor any of its Subsidiaries has either assumed or undertaken, or agreed to assume or undertake, responsibility for any Liability or obligation of any other Person, arising under or relating to Environmental Laws, including any obligation for investigation or corrective or remedial action, other than an assumption by operation of law as the result of the merger of a Person with and into it or any of its Subsidiaries.

                  (2) "Liability" means all indebtedness, obligations and other liabilities and contingencies of a Person, whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due.

                  (3) "Environmental Law" means any federal, state, local, provincial, foreign, civil and criminal Law, statute, ordinances, common law, rules, regulations, policies and guidance documents with the effect of law, now in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution, health, worker health and safety or protection of the environment, including those relating to the use, handling, transportation, treatment, storage, disposal, release, exposure or discharge of Hazardous Substances.

                  (4) "Hazardous Substances" means (i) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (ii) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

         (q) Compliance with Laws. Each of it and its Subsidiaries:

                  (1) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with (the "Permits"), all Governmental Authorities (including all authorizations under the Federal Food, Drug and Cosmetic Act of 1938, as amended and the regulations of the United States Food and Drug Administration promulgated thereunder) that are required for it to own or lease and operate its properties or other assets and to conduct its business in the manner described in the Regulatory Filings prior to the date hereof and as it is presently conducted, and all such Permits are valid and in full force and effect and, to its knowledge, no event has occurred which permits, or upon the giving of notice or passage of time or both, would permit revocation, non-renewal, modification, suspension, limitation or termination of any Permit;

                  (2) conducts its business in compliance with all applicable Laws, and is not in conflict with, or in default or violation of, any Law applicable to it or by which any of its property or assets is bound, or any Permits; and

                  (3) has received, since December 31, 2000, no written notification from any Governmental Authority (A) asserting that it or any of its Subsidiaries is not in compliance with any Law which such Governmental Authority enforces or (B) threatening to revoke any Permit.

         (r) Material Contracts; Defaults.

                  (1) As of the date hereof, except as filed as exhibits to its Regulatory Filings prior to the date of this Agreement, neither it nor any of its Subsidiaries is a party to, and none of their respective assets, businesses or operations is bound by, any contract, agreement, commitment, arrangement, lease or other instrument (whether written or oral) that (a) is a "material contract" (as such term is defined in
         Item 601(a)(10) of Regulation S-K promulgated under the Securities
         Act), (b) relates to any indebtedness in excess of $10,000,000, (c) provides for aggregate payments from it or any of its Subsidiaries in excess of $10,000,000, has an unexpired term exceeding six months and cannot be terminated without penalty upon not more than 30 days' prior written notice, or (d) materially limits its freedom or the freedom of any of its Subsidiaries to compete in any line of business or with any Person or in any geographical area or which would so materially limit its freedom or the freedom of any of its Subsidiaries so to compete after the Effective Time (collectively, its "Material Contracts"). Each of its Material Contracts is valid and binding on it or its Subsidiary party thereto and, to its knowledge, each other Person thereto, and is in full force and effect and enforceable against it or such Subsidiary, as the case may be, in accordance with its terms, (except as enforcement may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles and (ii) to the extent applicable, securities laws limitations on the enforceability of provisions regarding indemnification in connection with the sale or issuance of securities). No customer party to a Material Contract has given notice of termination or notice of election to self manufacture products currently manufactured by CIMA or aaiPharma, as applicable.

                  (2) Neither it nor any of its Subsidiaries is in violation, breach or default under any of its Material Contracts, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a violation, breach or default.

         (s) Customers. Since December 31, 2002, neither it nor any of its Subsidiaries has received written notice that any material customer intends to cancel, terminate or otherwise modify any relationship with it or any of its Subsidiaries.

         (t) Employees; Labor Relations. Neither it nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contract or understanding with a labor union or labor organization. There is no
(i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to its knowledge, threatened against it or any of its Subsidiaries, (ii) to its knowledge, activity or proceeding by a labor union or representative thereof to organize any of its employees or any employees of any of its Subsidiaries, or (iii) lockouts, strikes, slowdowns, work stoppages or to its knowledge threats thereof by or with respect to such employees.

         (u) Employee Benefit Plans.

                  (1) All Benefits Arrangements covering its current employees or former employees and those of its Subsidiaries (collectively, "Employees", and each individually, an "Employee") and its current or former directors and those of its Subsidiaries, including: (i) "employee benefit plans" within the meaning of Section 3(3) of ERISA; and (ii) deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (collectively, "Benefit Plans" and each individually, a "Benefit Plan"), are Previously Disclosed. True and complete copies of all Benefit Plan Documents, including any trust instruments and insurance contracts forming a part of any Benefit Plan Documents, and all amendments thereto, have been made available to the other party.

                  (2) All of its Benefit Plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, to the extent subject to ERISA, are in substantial compliance with ERISA. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of
         Section 3(2) of ERISA ("Pension Plan"), and which is intended to be qualified under Section 401(a) of the Code, is so qualified, and has received a favorable determination letter from the Internal Revenue Service, or the remedial amendment period under applicable Internal Revenue Service guidance in which to apply for such letter and make any amendments that are necessary to obtain a favorable determination as to the current qualified status of such Pension Plan has not yet expired, and it is not aware of any circumstances reasonably likely to result in revocation of any such favorable determination letter. Each Benefit Plan which is intended to be part of or funded through a voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code has (i) received an opinion letter from the Internal Revenue Service recognizing its exempt status under Section 501(c)(9) of the Code and (ii) filed a timely notice with the Internal Revenue Service pursuant to Section 505(c) of the Code, and it is not aware of circumstances likely to result in the loss of the exempt status of such Benefit Plan under Section 501(c)(9) of the Code. There is no material pending or, to the knowledge of CIMA or aaiPharma, as the case may be, threatened litigation relating to its Benefit Arrangements (other than a claim for benefits in the ordinary course). Neither it, nor to the knowledge of CIMA or aaiPharma, as the case may be, any plan fiduciary of any Benefit Arrangement, has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code, or has otherwise violated the provisions of Part 4 of Title I, Subtitle B of ERISA. It has not knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Benefit Arrangement and has not been assessed any civil penalty under Section 502(l) of ERISA.

                  (3) No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by it, any of its Subsidiaries, or any of their respective ERISA Affiliates with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them. None of it, any of its Subsidiaries, or any of their respective ERISA Affiliates has contributed to a "multiemployer plan," within the meaning of

         Section 3(37) of ERISA, at any time on or after September 26, 1980. No notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Benefit Arrangement which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA within the 12-month period ending on the date hereof.

                  (4) All contributions required to be made under the terms of any of its Benefit Arrangements have been timely made or have been reflected on its consolidated financial statements included in its Regulatory Filings. No Benefit Arrangement has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and neither it, nor any of its Subsidiaries or their respective ERISA Affiliates has an outstanding funding waiver. Neither it nor any of its Subsidiaries or their respective ERISA Affiliates has provided, or is required to provide, security to any of its Benefit Arrangements pursuant to Section 401(a)(29) of the Code.

                  (5) There has been no amendment to, announcement by it or any of its Subsidiaries relating to, or change in Employee participation or coverage under, any Benefit Plan that would increase materially the expense of maintaining such Benefit Plan above the level of the expense incurred therefor for the most recently completed fiscal year. Neither its execution of this Agreement, the performance of its obligations hereunder, the consummation of the transactions contemplated by this Agreement, the termination of the employment of any of its employees within a specified time of the Effective Time nor stockholder approval of the transactions covered by this Agreement, will (x) limit its right, in its sole discretion, to administer or amend in any respect or terminate any of its Benefit Plans or any related trust, (y) entitle any of its Employees to severance pay or any increase in severance pay, or (z), except as expressly contemplated hereby, accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of its Benefit Plans. Without limiting the foregoing, as a result of the consummation of the transactions contemplated by this Agreement (including, as a result of the termination of the employment of any of its employees within a specified time of the Effective Time) neither it nor any of its Subsidiaries will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

         (v) Related Party Transactions. Except as disclosed in Regulatory Filings filed prior to the date of this Agreement, since December 31, 2002, neither it nor any of its Subsidiaries has entered into any relationship or transaction of the sort that would be required to be disclosed by it pursuant to
Item 404 of Regulation S-K promulgated under the Securities Act.

         (w) Taxes. (1) All Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to it and its Subsidiaries have been duly and timely filed, and all such Tax Returns are complete and accurate in all material respects,

(2) all Taxes shown to be due on the Tax Returns referred to in clause (1) or that are otherwise due and payable have been paid in full, except for Taxes which are being contested in good faith and for which adequate reserves have been established on the balance sheets contained in the financial statements contained in the Regulatory Filings filed prior to the date hereof, (3) all Taxes that it or any of its Subsidiaries is obligated to withhold from amounts owing to any Employee, creditor or third party have been paid over to the proper Governmental Authority in a timely manner, to the extent due and payable, and
(4) no extensions or waivers of statutes of limitation have been given by or requested with respect to any of its U.S. federal income taxes or those of its Subsidiaries. Its unpaid Taxes and those of its Subsidiaries did not, as of the dates of the most recent financial statements contained in the Regulatory Filings filed before the date hereof, exceed the reserve for Liabilities for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets (rather than in any notes thereto) contained in such financial statements. Since December 31, 2002, neither it nor any of its Subsidiaries has
(x) incurred any Liability for Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice, (y) changed its Tax elections or the Tax elections of any of its Subsidiaries or any accounting method used by it or any of its Subsidiaries for Tax purposes, where such Tax election or change in accounting method has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, or (z) settled or compromised any material liability for income Taxes of it and its Subsidiaries taken as a whole. It has delivered or made available to the other party complete and accurate copies of its federal, state and local Tax Returns and those of its Subsidiaries and each of their predecessors for the years ended December 31, 1999, 2000 and 2001, and complete and accurate copies of all examination reports and statements of deficiencies assessed against or agreed to by any of it and its Subsidiaries or any predecessors since December 31, 1999. There are no pending or, to its knowledge, threatened audits, assessments or other actions for or relating to any Liability in respect of Taxes (including any deficiencies for Taxes) of any of it or its Subsidiaries, and there are no matters under discussion with Governmental Authorities, or known to it, with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to any of it and its Subsidiaries. As of the date hereof, neither it nor any of its Subsidiaries has taken any action or has any reason to believe that any conditions exist that could reasonably be expected to prevent or impede either the aaiPharma Merger or the CIMA Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or the Mergers, taken together, from qualifying as an exchange described in Section 351 of the Code. No Liens for Taxes exist with respect to any of its assets or properties or those of its Subsidiaries, except for statutory Liens for Taxes not yet delinquent or that are being contested in good faith and reserved for in accordance with GAAP. Neither it nor any of its Subsidiaries has been a party to any distribution as either a "distributing corporation" or a "controlled corporation" in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied (i) in the two (2) years prior to the date of this Agreement, or (ii) which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the CIMA Merger or aaiPharma Merger, as applicable. Except for the affiliated group of which it is the common parent, each of it and its Subsidiaries is not and has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or any group that has filed a combined, consolidated or unitary Tax Return. Neither it nor any of its Subsidiaries has liability for the Taxes of any Person (including an individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Authority) other than it and its Subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise. Neither it nor any of its Subsidiaries has entered into any transaction identified as a "listed transaction" for purposes of Treasury Regulations Section 1.6011-4(b)(2) or 301.6111-2(b)(2). If either it or any of its Subsidiaries has entered into any transaction such that, if the treatment claimed by it or its Subsidiaries were to be disallowed, the transaction would constitute a substantial understatement of federal income tax within the meaning of Section 6662 of the Code, then it believes that it has either (x) substantial authority for the tax treatment of such transaction or (y) disclosed on its Tax Return the relevant facts affecting the tax treatment of such transaction.

         (x) Books and Records; Internal Controls. It maintains a system of internal controls for financial reporting sufficient to provide reasonable assurance (i) that records are maintained in reasonable detail that accurately and fairly reflect the transactions and dispositions of its assets; (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that its receipts and expenditures are being made only in accordance with authorizations of its management and directors; and (iii) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of its assets that could have a material effect on its financial statements.

         (y) Marketable Investments. Section 5.03(y) of its Disclosure Letter lists by amount and type each available-for-sale security owned by it or any of its Subsidiaries as of a recent date. There are no restrictions of any kind which prevent or restrict the sale of such available-for-sale securities.

         (z) Takeover Laws and Provisions. It has taken all action required to be taken by it in order to exempt this Agreement, the aaiPharma Voting Agreements (in the case of aaiPharma), the CIMA Voting Agreements (in the case of CIMA) and the transactions contemplated hereby and thereby from, and this Agreement, the aaiPharma Voting Agreements (in the case of aaiPharma), the CIMA Voting Agreements (in the case of CIMA) and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium", "control share", "fair price", "affiliate transaction", "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws"), other than Section 203 of the DGCL. The action of its Board of Directors in approving this Agreement (and the transactions provided for herein) is sufficient to render inapplicable to this Agreement (and the transactions provided for herein) the restrictions on "business combinations" (as defined in
Section 203 of the DGCL) as set forth in Section 203 of the DGCL. It has taken all action required to be taken by it in order to make this Agreement, the aaiPharma Voting Agreements (in the case of aaiPharma), the CIMA Voting Agreements (in the case of CIMA) and the transactions contemplated hereby and thereby comply with, and this Agreement, the aaiPharma Voting Agreements (in the case of aaiPharma), the CIMA Voting Agreements (in the case of CIMA) and the transactions contemplated hereby and thereby do comply with, the requirements of any Articles, Sections or provisions of its Constituent Documents concerning "business combination", "fair price", "voting requirement", "constituency requirement" or other related provisions (collectively, "Takeover Provisions").

         (aa) Financial Advisors, Etc. None of it, its Subsidiaries or any of their officers, directors or Employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein, except that, in connection with this Agreement, aaiPharma represents to CIMA that aaiPharma has retained Banc of America Securities, LLC as its financial advisor with respect to the transactions contemplated by this Agreement and has also retained Thomas Weisel Partners LLC solely for the purpose of providing certain advisory services in connection with the transactions contemplated by this Agreement, and CIMA represents to aaiPharma that CIMA has retained Deutsche Bank Securities Inc. as its financial advisor with respect to the transactions contemplated by this Agreement, the arrangements with which have been disclosed to the other party prior to the date hereof. As of the date hereof:

                  (1) CIMA represents to aaiPharma that the CIMA Board has received a written opinion of Deutsche Bank Securities Inc. to the effect that, as of the date of such opinion, the CIMA Exchange Ratio is fair from a financial point of view to the holders of CIMA Common Stock.

                  (2) aaiPharma represents to CIMA that the aaiPharma Board has received a written opinion of Banc of America Securities LLC to the effect that, as of the date of such opinion, the aaiPharma Exchange Ratio is fair from a financial point of view to the holders of aaiPharma Common Stock.

         (bb) Recommendations of Boards of Directors.

                  (1) CIMA represents to aaiPharma that the CIMA Board, by resolution adopted by vote of at least a majority of the CIMA Board (which resolutions have not been rescinded or amended) at a meeting duly called and held, at which a quorum was present and acting throughout, has (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to, and in the best interests of, CIMA and the stockholders of CIMA, (ii) approved this Agreement and transactions contemplated hereby, and any other matters required to be approved or adopted in order to effect the Mergers and other transactions contemplated by this Agreement, which approval has not been rescinded or modified, (iii) resolved to recommend approval and adoption of this Agreement by its stockholders, and (iv) directed that this Agreement be submitted to its stockholders for consideration in accordance with the terms of this Agreement.

                  (2) aaiPharma represents to CIMA that the aaiPharma Board, by resolution adopted by vote of at least a majority of the aaiPharma Board (which resolutions have not been rescinded or amended) at a meeting duly called and held, at which a quorum was present and acting throughout, has (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to, and in the best interests of, aaiPharma and the stockholders of aaiPharma, (ii) approved this Agreement and transactions contemplated hereby, and any other matters required to be approved or adopted in order to effect the Mergers and other transactions contemplated by this Agreement, which approval has not been rescinded or modified, (iii) resolved to recommend approval and adoption of this Agreement by its stockholders, and (iv) directed that this Agreement be submitted to its stockholders for consideration in accordance with the terms of this Agreement.

         (cc) CIMA has amended the CIMA Rights Agreement to ensure that (i) none of a "Distribution Date" or a "Shares Acquisition Date" (in each case as defined in the CIMA Rights Agreement) will occur, and none of aaiPharma or any of its stockholders or any of their "Affiliates" or "Associates" as of the date hereof (including Holding Company) will be deemed to be an "Acquiring Person" (in each case as defined in the CIMA Rights Agreement) by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; and (ii) the Rights will expire immediately prior to the Effective Time. No "Distribution Date" or "Shares Acquisition Date" has occurred.

         5.04 Representations and Warranties With Respect to Holding Company and Subsidiaries. Except as Previously Disclosed, aaiPharma and Holding Company hereby represent and warrant to CIMA, as follows:

         (a) Capital Stock of Holding Company. The authorized capital stock of Holding Company consists of 1,000 shares of HoldCo Common Stock, of which 100 shares are outstanding, all of which outstanding shares are held of record and beneficially by aaiPharma.

         (b) Capital Stock of Merger Subsidiaries. The authorized capital stock of S MergerCo consists of 1,000 shares of S MergerCo Common Stock, of which 100 shares are outstanding, all of which outstanding shares are held of record and beneficially by Holding Company. The authorized capital stock of C MergerCo consists of 1,000 shares of C MergerCo Common Stock, of which 100 shares are outstanding, all of which outstanding shares are held of record and beneficially by Holding Company.

         (c) No Business Activities. None of Holding Company, C MergerCo or S MergerCo has conducted any activities or incurred any Liabilities other than in connection with its organization and maintenance of good standing, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Holding Company has no Subsidiaries other than C MergerCo and S MergerCo, and neither C MergerCo nor S MergerCo has any Subsidiaries.

                                   ARTICLE VI

                                    COVENANTS

         6.01 Reasonable Best Efforts.

         (a) Subject to the terms and conditions of this Agreement, aaiPharma and CIMA will use all reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Mergers as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, and each will cooperate fully with, and furnish information to, the other party to that end.

         (b) Neither CIMA nor aaiPharma shall, nor shall they permit any of their respective Subsidiaries (including Holding Company, C MergerCo and S MergerCo) to, take or cause to be taken any action that would disqualify either Merger as a reorganization within the meaning of Section 368(a) of the Code. CIMA and aaiPharma shall use their reasonable best efforts, and shall cause their respective Subsidiaries to use their reasonable best efforts, to take or cause to be taken each action that is required to cause each Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and the Mergers, taken together, to qualify as an exchange described in Section 351 of the Code.

         (c) CIMA and Holding Company shall report the CIMA Merger, and aaiPharma and Holding Company shall report the aaiPharma Merger, as reorganizations within the meaning of Section 368 of the Code, unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

         (d) If requested by aaiPharma, at any time Holding Company shall execute a guarantee, supplemental indenture and such other documents as shall be required to guarantee the payment of aaiPharma's 11% Senior Subordinated Notes due 2010.

         (e) As soon as reasonably practicable following the execution of this Agreement, aaiPharma, as the holder of all of the outstanding shares of HoldCo Common Stock, will approve and adopt this Agreement and will cause Holding Company, as the sole stockholder of each of C MergerCo and S MergerCo, to approve the Mergers and adopt this Agreement.

         (f) At the Effective Time, Holding Company shall assume the obligations of aaiPharma under the Registration Rights Agreement, dated as of November 17, 1995, among aaiPharma and the stockholders of aaiPharma party thereto.

         6.02 Registration Statement; Joint Proxy Statement; Stockholder Approvals.

         (a) As promptly as reasonably practicable following the date hereof, CIMA and aaiPharma shall prepare and file with the SEC mutually acceptable joint proxy materials relating to the CIMA Meeting and the aaiPharma Meeting (such proxy statement, and any amendments or supplements thereto, the "Joint Proxy Statement"), and aaiPharma shall cause Holding Company to prepare and file a registration statement on Form S-4 with respect to the issuance of HoldCo Common Stock pursuant to the Mergers (the "Registration Statement"; the prospectus contained in the Registration Statement together with the Proxy Statement, the "Joint Proxy Statement/Prospectus"). Each of CIMA and aaiPharma agrees to cooperate, and to cause its Subsidiaries to cooperate, with the other party, its counsel and its accountants, in the preparation of the Registration Statement and the Joint Proxy Statement. The Joint Proxy Statement shall be included in and shall constitute a part of the Registration Statement as Holding Company's prospectus. The Registration Statement and the Joint Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of CIMA and aaiPharma shall use reasonable best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable after the date hereof and to keep the Registration Statement effective as long as is necessary to consummate the Mergers and the other transactions contemplated thereby. CIMA and aaiPharma shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments with respect to the Joint Proxy Statement received from the SEC. CIMA and aaiPharma shall provide the other party with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement and the Joint Proxy Statement prior to filing such with the SEC, and will promptly provide the other party with a copy of all such filings made with the SEC. CIMA and aaiPharma shall mail the Joint Proxy Statement/Prospectus to their respective stockholders, in each case, as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act and the Joint Proxy Statement shall have been cleared by the SEC; provided, however, that CIMA and aaiPharma shall consult and cooperate with each other in determining the appropriate time for mailing the Joint Proxy Statement/Prospectus in light of the date set for the CIMA Meeting and the aaiPharma Meeting. aaiPharma shall cause Holding Company to take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable federal or state securities laws in connection with the issuance of HoldCo Common Stock pursuant to the transactions contemplated by this Agreement. Each of CIMA, aaiPharma and Holding Company shall furnish all information concerning it and the holders of its capital stock as any party hereto may reasonably request in connection with such actions and the preparation of the Registration Statement and the Proxy Statement.

         (b) Each of aaiPharma and CIMA will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the HoldCo Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Registration Statement.

         (c) aaiPharma, CIMA and Holding Company each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) the Joint Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the aaiPharma Meeting or the CIMA Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. If, at any time prior to the Effective Time, any information relating to CIMA, aaiPharma, Holding Company or any of their Subsidiaries, or any of their respective Affiliates, officers or directors, should be discovered by CIMA, aaiPharma or Holding Company that should be set forth in an amendment or supplement to any of the Registration Statement or the Joint Proxy Statement so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of CIMA and aaiPharma.

         (d) Notwithstanding any other provision in this Agreement to the contrary, no amendment or supplement (including by incorporation by reference) to the Joint Proxy Statement or the Registration Statement shall be made without the approval of both aaiPharma and CIMA, which approval shall not be unreasonably withheld or delayed; provided that with respect to documents filed by a party which are incorporated by reference in the Registration Statement or Joint Proxy Statement, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; provided, further, that CIMA, in connection with a Change in the CIMA Recommendation (as defined in Section 6.02(f)), and aaiPharma, in connection with a Change in the aaiPharma Recommendation (as defined in Section 6.02(e)), may amend or supplement the Joint Proxy Statement or Registration Statement (including by incorporation by reference) pursuant to a Qualifying Amendment (as defined below) to effect such a Change, and in such event, the right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors' deliberations and conclusions accurately described. A "Qualifying Amendment" means an amendment or supplement to the Joint Proxy Statement or Registration Statement (including by incorporation by reference) to the extent it contains
(i) a Change in the CIMA Recommendation or a Change in the aaiPharma Recommendation (as the case may be), (ii) a statement of the reasons of the CIMA Board or the aaiPharma Board (as the case may be) for making such Change in the CIMA Recommendation or Change in the aaiPharma Recommendation (as the case may be) and (iii) additional information reasonably related to the foregoing.

         (e) Prior to the termination of this Agreement, aaiPharma shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders (the "aaiPharma Meeting") as soon as reasonably practicable following the date the Registration Statement becomes effective and the Joint Proxy Statement is cleared by the SEC and after coordination with CIMA for the purpose of obtaining the aaiPharma Stockholder Approval; provided that subject to applicable Law, so long as the Registration Statement becomes effective and the Joint Proxy Statement is cleared by the SEC, in each case not later than thirty Business Days prior to the Termination Date, the aaiPharma Meeting shall be held not later than five Business Days prior to the Termination Date; provided, further, that aaiPharma shall not be required to hold the aaiPharma Meeting prior to the date of the CIMA Meeting. In connection with the aaiPharma Meeting and the transactions contemplated hereby, aaiPharma will (i) subject to applicable Law and this Section 6.02(e), use its reasonable best efforts (including postponing or adjourning the aaiPharma Meeting to obtain a quorum or to solicit additional proxies) to obtain the necessary approvals by its stockholders of this Agreement and (ii) otherwise comply with all legal requirements applicable to the aaiPharma Meeting. The Board of Directors of aaiPharma shall recommend adoption of this Agreement by the stockholders of aaiPharma as set forth in Section 5.03(bb)(2) (the "aaiPharma Recommendation"), and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) (a "Change") in any manner adverse to CIMA such recommendation or take any action or make any statement in connection with the aaiPharma Meeting inconsistent with such recommendation (collectively, a "Change in the aaiPharma Recommendation"); provided that the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the aaiPharma Recommendation) of factual information regarding the business, financial condition or results of operations of CIMA or aaiPharma or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal (provided that the aaiPharma Board does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to CIMA the aaiPharma Recommendation) in the Registration Statement or the Joint Proxy Statement or otherwise, to the extent such information, facts, identity or terms is required to be disclosed under applicable Law; and, provided, further, that the aaiPharma Board may make a Change in the aaiPharma Recommendation pursuant to Section 6.03(e) hereof. Notwithstanding any Change in the aaiPharma Recommendation, this Agreement shall be submitted to the stockholders of aaiPharma at the aaiPharma Meeting for the purpose of adopting this Agreement and approving the aaiPharma Merger; provided that this Agreement shall not be required to be submitted to the stockholders of aaiPharma at the aaiPharma Meeting if this Agreement has been terminated pursuant to Section 8.01 hereof. For purposes of this Agreement, a Change in the aaiPharma Recommendation shall be deemed to include a recommendation by the aaiPharma Board of a third party Acquisition Proposal with respect to aaiPharma.

         (f) Prior to the termination of this Agreement, CIMA shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders (the "CIMA Meeting") as soon as reasonably practicable following the date the Registration Statement becomes effective and the Joint Proxy Statement is cleared by the SEC and after coordination with aaiPharma for the purpose of obtaining the CIMA Stockholder Approval; provided that, subject to applicable Law, so long as the Registration Statement becomes effective and the Joint Proxy Statement is cleared by the SEC not later than thirty Business Days prior to the Termination Date, the CIMA Meeting shall be held not later than five Business Days prior to the Termination Date; provided, further, that CIMA shall not be required to hold the CIMA Meeting prior to the date of the aaiPharma Meeting. In connection with the CIMA Meeting and the transactions contemplated hereby, CIMA will (i) subject to applicable Law and this Section 6.02(f), use its reasonable best efforts (including postponing or adjourning the CIMA Meeting to obtain a quorum or to solicit additional proxies) to obtain the necessary approvals by its stockholders of this Agreement and (ii) otherwise comply with all legal requirements applicable to the CIMA Meeting. The CIMA Board shall recommend adoption of this Agreement by the stockholders of CIMA as set forth in Section 5.03(bb)(1) (the "CIMA Recommendation"), and shall not Change in any manner adverse to aaiPharma such recommendation or take any action or make any statement in connection with the CIMA Meeting inconsistent with such recommendation (collectively, a "Change in the CIMA Recommendation"); provided that the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the CIMA Recommendation) of factual information regarding the business, financial condition or results of operations of CIMA or aaiPharma or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal (provided that the CIMA Board does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to aaiPharma the CIMA Recommendation) in the Registration Statement or the Joint Proxy Statement or otherwise, to the extent such information, facts, identity or terms is required to be disclosed under applicable Law; and, provided further, that the CIMA Board may make a Change in the CIMA Recommendation pursuant to Section 6.03(e) hereof. Notwithstanding any Change in the CIMA Recommendation, this Agreement shall be submitted to the stockholders of CIMA at the CIMA Meeting for the purpose of adopting this Agreement and approving the CIMA Merger; provided that this Agreement shall not be required to be submitted to the stockholders of CIMA at the CIMA Meeting if this Agreement has been terminated pursuant to Section 8.01 hereof. For purposes of this Agreement, a Change in the CIMA Recommendation shall be deemed to include a recommendation by the CIMA Board of a third party Acquisition Proposal with respect to CIMA.

         (g) Nothing in this Section 6.02 shall permit either party to terminate this Agreement (except as specifically provided in Article VIII).

         6.03 Acquisition Proposals.

         (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, each of CIMA and aaiPharma agrees that neither it nor any of its Subsidiaries nor any of the officers, directors or employees of it or its Subsidiaries shall, and that it shall use its reasonable best efforts to cause its and its Subsidiaries' other Representatives not to, directly or indirectly, (i) initiate, solicit, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal (except to notify such Person as to the existence of these provisions or to the extent specifically permitted pursuant to this Section 6.03), (iii) accept, approve, endorse or recommend any Acquisition Proposal (except to the extent specifically permitted pursuant to this Section 6.03), or
(iv) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal or a transaction contemplated thereby (except for confidentiality agreements specifically permitted pursuant to Section 6.03(c)(3)). Each of aaiPharma, CIMA and their officers, directors and employees will immediately cease and cause to be terminated, and shall use its reasonable best efforts to cause its and its Subsidiaries' other Representatives to immediately cease and terminate, any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than CIMA or aaiPharma, as the case may be, with respect to any Acquisition Proposal, and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to any such Acquisition Proposal.

         (b) aaiPharma and CIMA will as promptly as practicable (and in no event later than within one Business Day after receipt thereof) notify the other party in writing following receipt of any Acquisition Proposal or any request for nonpublic information or inquiry which it reasonably believes could lead to an Acquisition Proposal. Such notice shall set forth in reasonable detail the substance and material terms of such Acquisition Proposal, request or inquiry (including the identity of the Person making such Acquisition Proposal, request or inquiry). aaiPharma and CIMA will keep the other party apprised of any related developments, discussions and negotiations (including any material changes or modifications to the terms and conditions of the Acquisition Proposal, request or inquiry) on a current basis, and provide to the other party, as soon as reasonably practicable, copies of all written materials provided or made available in connection with such Acquisition Proposal, request or inquiry (including the form of any merger agreement or acquisition agreement, as the case may be, in connection with any such Acquisition Proposal). aaiPharma and CIMA shall provide the other party with forty-eight (48) hours' prior notice (or such lesser prior notice as is provided to the members of its Board of



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

Directors) of any meeting of its Board of Directors at which such Board of Directors is reasonably expected to consider any Acquisition Proposal.

         (c) Notwithstanding anything in this Agreement to the contrary, each of CIMA and aaiPharma shall be permitted to engage in discussions or negotiations with, and provide nonpublic information to, any Person that has made unsolicited bona fide written Acquisition Proposal with respect to it, if and only to the extent that:

                  (1) the CIMA Stockholder Approval, in the case of CIMA, or the aaiPharma Stockholder Approval, in the case of aaiPharma, respectively, shall not have been obtained;

                  (2) (x) its Board of Directors has concluded in good faith, after consultation with a nationally recognized financial advisor and its outside legal counsel, such Acquisition Proposal constitutes a Superior Proposal (and continues to constitute a Superior Proposal after taking into account any amendment or modification to this Agreement proposed by the other party hereto during any three Business Day period referenced below in Section 6.03(d)), or (y) its Board of Directors concludes in good faith, after consultation with a nationally recognized financial advisor and its outside legal counsel, that there is a reasonable likelihood that such Acquisition Proposal would reasonably be expected to result in a Superior Proposal;

                  (3) prior to providing any nonpublic information to any Person, it shall have entered into a confidentiality agreement with such third party on terms no less favorable to it than the Confidentiality Agreement; and

                  (4) prior to providing any nonpublic information to any Person or entering into discussions or negotiations with any Person, it has notified the other party to this Agreement promptly of such Acquisition Proposal (a "Superior Proposal Notice") and has otherwise complied with its obligations under Section 6.03(b).

         (d) For a period of not less than three Business Days after CIMA's or aaiPharma's delivery of any Superior Proposal Notice to the other party, it shall, if requested by the other party, negotiate in good faith with the other party to revise this Agreement so that the Acquisition Proposal that constituted a Superior Proposal no longer constitutes a Superior Proposal (a "Former Superior Proposal"). The terms and conditions of this Section 6.03 shall again apply to any inquiry or proposal made by any Person who withdraws a Superior Proposal or who made a Former Superior Proposal (after withdrawal or after such time as such proposal is a Former Superior Proposal).

         (e) Notwithstanding anything in this Agreement to the contrary, each of CIMA and aaiPharma shall be permitted to effect a Change in CIMA Recommendation or a Change in aaiPharma Recommendation, as the case may be, if and only to the extent that:

                  (1) the CIMA Stockholder Approval, in the case of CIMA, or the aaiPharma Stockholder Approval, in the case of aaiPharma, respectively, shall not have been obtained;

                  (2) it shall have (x) provided written notice to the other party stating that it intends to change its recommendation and the manner in which it intends to do so, and (y) complied with its obligations under Sections 6.03(b) and (d); and

                  (3) its Board of Directors has concluded in good faith, after receipt of advice of its outside legal counsel, that the failure of the Board of Directors to effect a Change in CIMA Recommendation or a Change in aaiPharma Recommendation, as applicable, would result in a breach of its fiduciary obligations to its stockholders under applicable Law.

         (f) Nothing contained in this Agreement shall prohibit CIMA or aaiPharma or their Board of Directors from taking and disclosing to their stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, provided that the content of any such disclosure thereunder shall be governed by the terms of this Agreement. Without limiting the foregoing proviso, neither CIMA nor aaiPharma shall effect a Change in CIMA Recommendation or a Change in aaiPharma Recommendation, respectively, unless specifically permitted pursuant to the terms of Section 6.03(e).

         (g) Neither CIMA nor aaiPharma shall submit to the vote of its stockholders any Acquisition Proposal, or propose to do so, prior to termination of this Agreement.

         (h) Each of CIMA and aaiPharma agrees that it will use reasonable best efforts to promptly inform its Representatives of the obligations undertaken in this Section 6.03.

         6.04 Holding Company Board and Officers.

         (a) At the Effective Time, the Holding Company Board shall consist of eight directors, four of whom shall be current members of the aaiPharma Board designated prior to the Effective Time by aaiPharma and four of whom shall be current members of the CIMA Board designated prior to the Effective Time by CIMA (collectively, such designees and any replacements therefor are referred to as the "Board Designees"). Prior to the Effective Time, CIMA shall designate two of its Board Designees who are Independent Directors and aaiPharma shall designate three of its Board Designees who are Independent Directors to serve on a selection committee (the "Selection Committee") of the Holding Company Board to select and elect certain additional members of the Holding Company Board as set forth in Section 6.04(b). Each of CIMA and aaiPharma shall notify the other party of its Board Designees and those Board Designees designated to serve on the Selection Committee no later than two Business Days prior to the Effective Time. aaiPharma and Holding Company agree to take all action necessary to elect the Board Designees to serve as the Holding Company Board immediately prior to the Effective Time. aaiPharma and Holding Company agree to take all action necessary to cause the Holding Company Board to establish the Selection Committee as a committee of the Holding Company Board, immediately prior to the Effective Time, empowered to take all actions described in Section 6.04(b) below. In the event that, prior to the Effective Time, any of the Board Designees or of the designated members of the Selection Committee becomes unable or unwilling to serve as a member of the Holding Company Board or Selection Committee, respectively, the party designating such Board Designee or member of the Selection Committee, as the case may be, may designate a replacement Board Designee or member of the Selection

Committee as applicable; provided that any replacement member of the Selection Committee must be an Independent Director.

         (b) Within 20 Business Days after the Effective Time, the Selection Committee shall select up to three individuals (the "Additional Directors") to serve as members of the Holding Company Board, each of whom shall have agreed so to serve. Each of the Additional Directors shall be Independent Directors unless the Selection Committee unanimously agrees otherwise. The Selection Committee may meet in person or by teleconference and at such time or times as it shall determine for such purpose. In selecting Additional Directors, the Selection Committee shall consider all current members of the CIMA Board and the aaiPharma Board who are not then members of the Holding Company Board, as well as any other individuals suggested to the Selection Committee by any member of the Holding Company Board. Concurrently with selecting the Additional Directors, the Selection Committee shall take all action necessary to set the number of members of the Holding Company Board at the appropriate number (nine (9), ten (10) or eleven (11)) and then appoint the Additional Directors to the resulting vacancies. Action by the Selection Committee pursuant to this Section 6.04(b) shall require the affirmative vote of a majority of the members of the Selection Committee.

         (c) Immediately prior to the Effective Time, aaiPharma and Holding Company shall take all action necessary (i) to remove or cause the resignation of all members of the Holding Company Board who are not Board Designees, (ii) to remove all of the officers of Holding Company and (iii) to appoint as officers of Holding Company the individuals identified in Exhibit 6.04(c) to the offices set forth opposite their names in Exhibit 6.04(c), as such Exhibit may be amended prior to the Effective Time in accordance with Section 9.02.

         6.05 Press Releases; Public Announcements. aaiPharma and CIMA shall consult with each other before issuing, and provide each other the opportunity to review and make reasonable comment upon, any press release, written employee communication or other written stockholder communication with respect to the Mergers or this Agreement and shall not issue, or allow any of their respective Subsidiaries to issue, any such communication or make any such public statement without the prior consent of the other party, which will not be unreasonably withheld or delayed; provided that a party may, without the prior consent of the other party (but after prior consultation, to the extent practicable in the circumstances), issue such communication or make a Regulatory Filing or other public statement that may be required by applicable Law or securities exchange rules on which the HoldCo Common Stock, the CIMA Common Stock or aaiPharma Common Stock is listed, as applicable; provided, further, that a party may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are not inconsistent with previous press releases, public disclosures or public statements made jointly by CIMA and aaiPharma and do not reveal any non-public information regarding the other party. aaiPharma and CIMA shall cooperate to develop all public communications and make appropriate members of management available at presentations related to the transactions contemplated by this Agreement as reasonably requested by the other party.

         6.06 Access; Information.

         (a) Each of aaiPharma and CIMA agrees that upon reasonable notice and subject to applicable Laws relating to the exchange of information, it shall (and shall cause its Subsidiaries to) afford the other party, and the other party's Representatives, such access during normal business hours, upon reasonable notice, throughout the period before the Effective Time to the books, records (including Tax Returns and work papers of independent accountants), properties, personnel and to such other information as any party may reasonably request and, during such period, it will furnish promptly to such other party all information concerning the business, properties and personnel of it as the other may reasonably request; provided that such investigation shall not unreasonably disrupt the furnishing party's operations. Neither party nor any of its Subsidiaries shall be required to afford access or disclose information that would jeopardize attorney-client privilege or contravene any binding agreement with any third party. The parties shall make appropriate substitute arrangements in circumstances where the previous sentence applies.

         (b) Each party agrees that it shall hold as confidential any information that is nonpublic and confidential to the extent required by, and in accordance with, the Confidentiality Agreement, dated as of May 27, 2003, between aaiPharma and CIMA (the "Confidentiality Agreement"). Notwithstanding anything to the contrary set forth in this Agreement or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, including the Confidentiality Agreement, the parties hereto acknowledge and agree that any obligations of confidentiality contained herein and therein shall not apply to the Tax treatment and Tax structure of the Mergers upon the earlier to occur of (i) the date of the public announcement of discussions relating to the Mergers, (ii) the date of the public announcement of the Mergers, or (iii) the date of the execution of the Agreement, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the Mergers, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing.

         (c) No investigation by either party of the business and affairs of the other party, pursuant to this Section 6.06 or otherwise, shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

         6.07 Takeover Laws and Rights Plans.

         (a) No party shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law, and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) those transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect. No party shall take any action that would cause the transactions contemplated by this Agreement not to comply with any Takeover Provisions, and each of them shall take all necessary steps within its control to make those transactions comply with (or continue to comply with) the Takeover Provisions.

         (b) The CIMA Board shall not, without the prior written consent of aaiPharma, (i) amend the CIMA Rights Agreement or (ii) take any action to, or make any determination under, the CIMA Rights Agreement, including a redemption of the CIMA Rights, except upon the termination of this Agreement pursuant to
Section 8.01(i).

         (c) aaiPharma shall not adopt any stockholder rights plan or similar agreement prior to the Effective Time.

         6.08 Nasdaq Listing. CIMA, aaiPharma and Holding Company shall use all reasonable best efforts to cause the shares of HoldCo Common Stock to be issued pursuant to the Mergers and to be issued upon the exercise of CIMA Stock Options or aaiPharma Stock Options following the Effective Time to be approved for listing on Nasdaq, subject to official notice of issuance, as promptly as practicable, and in any event before the Effective Time.

         6.09 Regulatory and Third Party Approvals.

         (a) Subject to the terms and conditions herein provided, CIMA and aaiPharma shall:

                  (1) as promptly as reasonably practicable make their respective filings under the HSR Act with respect to the Mergers, and thereafter promptly make any other required submissions under the HSR Act;

                  (2) use their reasonable best efforts to cooperate with one another in (A) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the Mergers and the transactions contemplated hereby (the "Requisite Regulatory Approvals") and (B) timely making all such filings in respect of those Requisite Regulatory Approvals and timely seeking all such Requisite Regulatory Approvals;

                  (3) use their reasonable best efforts to prepare and file, as applicable, as soon as is reasonably practical, all documentation to effect and obtain all Requisite Regulatory Approvals;

                  (4) promptly notify each other as soon as is reasonably practicable of any material communication concerning this Agreement or the transactions contemplated hereby (including the Mergers) to that party or its Subsidiaries from any Governmental Authority and permit the other party to review in advance any proposed communications concerning this Agreement or the transactions contemplated hereby (including the Mergers) to any Governmental Authority;

                  (5) to the extent reasonably practicable, not agree to participate in any meeting or discussion with any Governmental Authority in respect of any filings, investigation or other inquiry concerning this Agreement or the transactions contemplated hereby (including the Mergers) unless it consults with the other party in advance and, to the extent reasonably practicable and permitted by such Governmental Authority, gives the other party the opportunity to attend and participate in the meeting or discussion;

                  (6) furnish the other party with copies of all material correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective Representatives on the one hand, and any Governmental Authority or members or their respective staffs on the other hand, with respect to this Agreement and the Mergers;

                  (7) furnish the other party with such necessary information and reasonable assistance as such other party and its Affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Authority, including any filings necessary or appropriate under the provisions of the HSR Act; and

                  (8) not voluntarily extend any waiting period under the HSR Act and/or enter into any agreement with a Governmental Authority to delay or not to consummate the Mergers except with the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed (which reasonableness shall be determined in light of CIMA's and aaiPharma's obligation to consummate the Mergers as promptly as reasonably practicable following the date of this Agreement).

         CIMA, aaiPharma and their respective Subsidiaries may designate any competitively sensitive information provided to the other under this
         Section 6.09(a) as "outside counsel only." Such information shall be given only to outside counsel of the recipient. In addition, CIMA, aaiPharma and their respective Subsidiaries may redact any competitively sensitive information from such documents shared with the other party or its counsel that is not pertinent to the subject matter of a Requisite Regulatory Approval.

         (b) Without limiting Section 6.09(a), CIMA and aaiPharma shall:

                  (1) each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the Closing, including defending through litigation on the merits any claim asserted in any court by any party; and

                  (2) each use its reasonable best efforts to avoid or eliminate impediments under any antitrust, competition or trade regulation law that may be asserted by any Governmental Authority with respect to the Mergers so as to enable the Closing to occur as soon as reasonably possible (and in any event prior to the Termination Date), provided that nothing in this Section 6.09 shall require either CIMA or aaiPharma to (i) license, sell, divest or dispose of any material assets or businesses of CIMA or aaiPharma or any of their respective Subsidiaries or (ii) otherwise take or commit to take any action that limits in any material respect its freedom of action with respect to, or its ability to retain, any of the assets or businesses of CIMA or aaiPharma or any of their respective Subsidiaries.

         (c) Each of CIMA and aaiPharma shall give (or shall cause their respective Subsidiaries to give) any notices to non-governmental third parties, and use, and cause their respective Subsidiaries to use, reasonable best efforts to obtain any non-governmental third party consents with respect to it, (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) required to be disclosed in Section 5.03(g) of the CIMA Disclosure Letter or the aaiPharma Disclosure Letter, as applicable, or (iii) required to prevent a CIMA Material Adverse Effect or a aaiPharma Material Adverse Effect from occurring prior to or after the Effective Time. In the event that either party shall fail to obtain any third party consent described in the first sentence of this Section 6.09(c), such party shall use reasonable best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon CIMA and aaiPharma, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent; provided that no obligation to make a material payment or to grant a material right shall be imposed by this Section 6.09(c).

         6.10 Indemnification.

         (a) Following the Effective Time, Holding Company will indemnify, defend and hold harmless, and provide advancement of expenses to, the present and former directors and officers of CIMA or any of its Subsidiaries and the present and former directors and officers of aaiPharma or any of its Subsidiaries (each, an "Indemnified Party"), to the fullest extent permitted by Law, against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") as incurred, in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or before the Effective Time (including the transactions contemplated by this Agreement).

         (b) For a period of six years following the Effective Time, Holding Company shall, and shall cause CIMA Surviving Corporation and aaiPharma Surviving Corporation to, cause to be maintained in effect in the Constituent Documents of each of CIMA Surviving Corporation and aaiPharma Surviving Corporation, as the case may be, or any successor of either, provisions with respect to exculpation, indemnification and advancement of expenses that are at least as favorable to the intended beneficiaries as those presently contained in the Constituent Documents of CIMA and aaiPharma, as the case may be, to the extent permitted by Law.

         (c) For a period of six years following the Effective Time, Holding Company shall, or shall cause aaiPharma Surviving Corporation and CIMA Surviving Corporation, as applicable, to, provide director's and officer's liability insurance for the benefit of the present and former officers and directors of CIMA or any of its Subsidiaries or aaiPharma or its Subsidiaries with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated by this Agreement), which insurance will contain at least the same coverage (and not less than $15,000,000 of coverage with respect to CIMA) and amounts, and contain terms and conditions no less advantageous to the Indemnified Party as that coverage currently provided to such Indemnified Party by CIMA or aaiPharma, as the case may be; provided, however, that Holding Company, CIMA Surviving Corporation and aaiPharma Surviving Corporation collectively shall not be required to pay annual premiums in excess of $4,000,000, in which case Holding Company shall, or shall cause aaiPharma Surviving Corporation and CIMA Surviving Corporation, as applicable, to obtain in the aggregate as much comparable insurance as is reasonably available for such amount to provide, to the extent practicable, the same amount of coverage with respect to the present and former officers and directors of CIMA and any of its Subsidiaries as coverage with respect to the present and former officers and directors of aaiPharma and any of its Subsidiaries; and provided, further, that an Indemnified Party may be required to make application and provide customary representations and warranties to Holding Company's insurance carrier for the purpose of obtaining such insurance.

         (d) The rights of each Indemnified Party hereunder shall be in addition to, and not in limitation of, any other rights such Indemnified Party may have under the Constituent Documents of CIMA or aaiPharma, any other indemnification arrangement, the DGCL or otherwise. The provisions of this Section 6.10 shall survive the consummation of the Mergers.

         (e) If Holding Company, CIMA Surviving Corporation, aaiPharma Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its assets to any other entity, then and in each case, Holding Company will cause proper provision to be made so that the successors and assigns of Holding Company, CIMA Surviving Corporation or aaiPharma Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.10.

         (f) The provisions of this Section 6.10 are expressly intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and Representatives.

         6.11 Benefit Plans.

         (a) From and after the Effective Time, Holding Company shall, and shall cause its Subsidiaries (including CIMA Surviving Corporation and aaiPharma Surviving Corporation), to cause the Benefit Arrangements maintained by each of them after the Effective Time to recognize, at the least, each Continued Employee's years of service and employment and level of seniority with any one of them prior to the Effective Time for purposes of eligibility, vesting, benefit accrual and benefit determination under such Benefit Arrangements (other than benefit accruals under any defined benefit pension plan) maintained by any one of them after the Effective Time to the same extent that such years of service and employment and level of seniority were recognized by the Continued Employee's employer's substantially similar Benefit Arrangement immediately prior to the Effective Time. Moreover, from and after the Effective Time, Holding Company shall, and shall cause its Subsidiaries (including CIMA Surviving Corporation and aaiPharma Surviving Corporation) to, cause each Benefit Plan maintained by any one of them after the Effective Time that a Continued Employee may be eligible to participate in on or after the Effective Time to waive any preexisting condition exclusion with respect to participation and coverage requirements applicable to Continued Employees to the extent that such exclusion did not apply to the Continued Employee prior to the Effective Time under any similar Benefit Plan in which the Continued Employee participated immediately prior to the Effective Time. If after the Effective Time, Holding Company or any of its Subsidiaries (including CIMA Surviving Corporation and aaiPharma Surviving Corporation) provides coverage under a group health plan for Continued Employees (including their eligible dependents) that is different from the group health plan in which the Continued Employees participated immediately prior to the Effective Time, then Holding Company shall cause, or shall cause the plan sponsor to cause, such group health plan to credit such Continued Employees, for



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

the current year, with any deductibles and co-payments already incurred during such year under the group health plan in which the Continued Employees participated immediately prior to the Effective Time.

         (b) From and after the Effective Time, Holding Company shall honor, fulfill and discharge and shall cause CIMA Surviving Corporation and aaiPharma Surviving Corporation to honor, fulfill and discharge, in accordance with its terms, each Benefit Arrangement and each employment and termination agreement
(i) between aaiPharma or any of its Subsidiaries and any officer, director or employee of any of them or (ii) between CIMA and any officer, director or employee of CIMA, in each case in place immediately prior to the Effective Time, including (A) all legal and contractual obligations pursuant to outstanding retirement plans, salary and bonus deferral plans, vested and accrued benefits and similar employment and benefit arrangements and agreements (specifically including all of the "change in control" provisions under Benefit Arrangements of aaiPharma or CIMA) and (B) all vacation, personal and sick days accrued by Employees as of the Effective Time. At the Effective Time, Holding Company shall assume the employment agreement between aaiPharma and Frederick D. Sancilio and shall honor, fulfill and discharge all responsibilities, and accede to all rights, of aaiPharma thereunder. From and after the Effective Time, until the second anniversary of the Effective Time, Holding Company and its Subsidiaries shall not adopt or modify any Benefit Arrangement that would create or enhance any disparity in the aggregate compensation and benefits between similarly situated regular, full time employees of CIMA Surviving Corporation and its Subsidiaries on the one hand and of aaiPharma Surviving Corporation and its Subsidiaries on the other hand, other than to reflect local and competitive employment market conditions. However, nothing contained in any of the foregoing provisions of this Section 6.11(b) or elsewhere in this Agreement shall (x) require Holding Company or its Subsidiaries (including CIMA Surviving Corporation and aaiPharma Surviving Corporation) to continue (A) any particular compensation or benefits or compensation, benefits or employment agreement for any particular period of time beyond that to which it is contractually bound or
(B) any Benefit Arrangement for any particular period of time beyond that to which it is contractually or otherwise legally bound or (y) prevent the amendment, modification or termination of any such compensation or benefits, compensation, benefits or employment agreement or Benefit Arrangement except as may be prohibited by the terms thereof or otherwise by law.

         (c) Prior to the Effective Time, CIMA shall take all action necessary to terminate the CIMA Stock Purchase Plan.

         (d) Prior to the Effective Time, CIMA shall take all action necessary to cause all CIMA Stock Options outstanding immediately prior to the Effective Time to become fully vested and exercisable immediately prior to the Effective Time.

         6.12 Notification of Certain Matters. aaiPharma and CIMA shall each give prompt notice to the other party of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided, however, that the delivery of any notice pursuant



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

to this Section 6.12 shall not cure any breach of any representation or warranty, the failure to comply with any covenant, the failure to meet any condition or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

         6.13 Exemption from Liability Under Section 16(b).

         (a) Prior to the Effective Time, (i) assuming that aaiPharma delivers to Holding Company the Section 16 Information in a timely and accurate manner before the Effective Time, the Holding Company Board, or a committee of "non-employee directors" thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), as the case may be, shall adopt a resolution consistent with the interpretive guidance of the SEC providing that the receipt by the aaiPharma Insiders who may be a covered Person of Holding Company for purposes of Section 16 of the Exchange Act (together with the rules and regulations promulgated thereunder, "Section 16") of HoldCo Common Stock in exchange for shares of aaiPharma Common Stock, and of options to purchase shares of HoldCo Common Stock upon conversion of options to purchase shares of aaiPharma Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are approved by the Holding Company Board, or by such committee thereof, as the case may be, and are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act, such that any such receipt will be so exempt and (ii) the aaiPharma Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of aaiPharma who is a aaiPharma Insider of shares of aaiPharma Common Stock or aaiPharma Stock Options pursuant to this Agreement and the Mergers shall be an exempt transaction for purposes of Section 16.

         (b) Prior to the Effective Time, (i) assuming that CIMA delivers to Holding Company the Section 16 Information in a timely and accurate manner before the Effective Time, the Holding Company Board, or a committee of "non-employee directors" thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), as the case may be, shall adopt a resolution consistent with the interpretive guidance of the SEC providing that the receipt by the CIMA Insiders who may be a covered Person of Holding Company for purposes of Section 16 of HoldCo Common Stock in exchange for shares of CIMA Common Stock, and of options to purchase shares of HoldCo Common Stock upon conversion of options to purchase shares of CIMA Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are approved by the Holding Company Board, or by such committee thereof, as the case may be, and are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act, such that any such receipt will be so exempt and (ii) the CIMA Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of CIMA who is a CIMA Insider of shares of CIMA Common Stock or CIMA Stock Options pursuant to this Agreement and the Mergers shall be an exempt transaction for purposes of Section 16.

         6.14 Affiliate Notices. Each of CIMA and aaiPharma shall, promptly after the date hereof and prior to the mailing of the Joint Proxy
Statement/Prospectus, deliver to the other party a list setting forth the names of all Persons such party expects to be, at the time of the CIMA



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

Meeting and the aaiPharma Meeting, as the case may be, "affiliates" of such party for purposes of Rule 145 under the Securities Act. Each of CIMA and aaiPharma shall furnish such other information and documents as the other party may reasonably request for the purpose of reviewing the list. Prior to the Effective Time, each of aaiPharma and CIMA shall deliver a notice, reasonably acceptable to the other party, to each such Person identified as an Affiliate in such list, describing the requirements of Rule 145 applicable to such Affiliates by reason of the transactions contemplated by this Agreement.

         6.15 Rights Plans. Prior to the Effective Time, Holding Company shall adopt and have in full force and legal effect a stockholder rights agreement substantially identical in all material respects to the CIMA Rights Plan or in a form reasonably acceptable to CIMA and aaiPharma, and which exempts aaiPharma as an "Acquiring Person" prior to the Effective Time, and shall take all such action as is necessary to declare, immediately prior to the Effective Time, a dividend of one (1) preferred share purchase right for each outstanding share of HoldCo Common Stock.

         6.16 Control of Other Party's Business. Nothing contained in this Agreement shall give any party, directly or indirectly, the right to control or direct the operations of the other party prior to the consummation of the Mergers. Prior to the consummation of the Mergers, each of aaiPharma and CIMA shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

         6.17 Treasury Regulation Statement. On the Closing Date, each of aaiPharma and CIMA shall deliver to Holding Company a properly executed statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h) and in a form reasonably acceptable to Holding Company for purposes of satisfying Holding Company's obligations under Treasury Regulation Section 1.1445-2(c)(3).

                                  ARTICLE VII

                            CONDITIONS TO THE MERGERS

         7.01 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligations of each of aaiPharma and CIMA to consummate their respective Mergers are subject to the fulfillment or written waiver by aaiPharma and CIMA before the Effective Time of each of the following conditions:

         (a) Stockholder Approvals. The aaiPharma Stockholder Approval and the CIMA Stockholder Approval shall have been obtained.

         (b) HSR Act. Any waiting period applicable to consummation of the Mergers under the HSR Act shall have expired or been terminated.

         (c) Regulatory Approvals. Other than filings pursuant to the HSR Act, all consents, approvals and authorizations of any Governmental Authority required of CIMA, aaiPharma or any of their Subsidiaries to consummate the Mergers, the failure of which to be obtained or taken, individually or in the aggregate, would have a Material Adverse Effect on Holding



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

Company (determined, for purposes of this clause, after giving effect to the Mergers), shall have been obtained.

         (d) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Mergers or makes illegal the consummation of the Mergers (each party agreeing to use its reasonable best efforts, subject to the provisions of Section 6.09, including appealing to higher courts, to have any judgment, decree, injunction or order lifted).

         (e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and be in effect and no proceedings for that purpose shall be pending before the SEC.

         (f) Listing. The shares of HoldCo Common Stock to be issued pursuant to the Mergers and to be issued upon the exercise of CIMA Stock Options and aaiPharma Stock Options following the Effective Time shall have been approved for listing on Nasdaq, subject to official notice of issuance.

         (g) Opinions of Tax Counsel. aaiPharma shall have received a written opinion of Robinson, Bradshaw & Hinson, P.A., and CIMA shall have received a written opinion of Latham & Watkins LLP, each dated the Closing Date and based on facts, representations and assumptions described in each such opinion, to the effect that each Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and/or that the Mergers, taken together, will be treated as an exchange described in Section 351 of the Code. In rendering such opinions, Robinson, Bradshaw & Hinson, P.A. and Latham & Watkins LLP each will be entitled to receive and rely upon customary certificates and representations of officers of aaiPharma and CIMA reasonably satisfactory to such counsel and in substantially the forms attached hereto as Exhibit 7.01(g).

         7.02 Conditions to CIMA's Obligation. CIMA's obligation to consummate the CIMA Merger is also subject to the fulfillment or written waiver by CIMA before the Effective Time of each of the following conditions:

         (a) aaiPharma's Representations and Warranties. The representations and warranties of aaiPharma in this Agreement, after giving effect to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and CIMA shall have received a certificate, dated the Closing Date, signed on behalf of aaiPharma by the Chief Executive Officer or Chief Financial Officer of aaiPharma to that effect.

         (b) Performance of aaiPharma's Obligations. aaiPharma shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or before the Effective Time; and CIMA shall have received a



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

certificate, dated the Closing Date, signed on behalf of aaiPharma by the Chief Executive Officer or Chief Financial Officer of aaiPharma to that effect.

         (c) aaiPharma Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on aaiPharma or any event or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on aaiPharma.

         (d) Election of Holding Company Board. Holding Company shall have taken all action necessary to, at the Effective Time, appoint to the Holding Company Board the eight Persons designated pursuant to Section 6.04 (to the extent such Persons have been designated in accordance with Section 6.04 prior to the Effective Time).

         (e) Appointment of Officers. Holding Company shall have taken all action necessary to remove all of its officers and appoint as officers of Holding Company, to the extent such Persons are willing to serve, the Persons identified in Exhibit 6.04(c) to the offices set forth opposite their names in
Exhibit 6.04(c), as such Exhibit may be amended prior to the Effective Time in accordance with Section 9.02.

         7.03 Conditions to aaiPharma's Obligation. aaiPharma's obligation to consummate the aaiPharma Merger is also subject to the fulfillment or written waiver by aaiPharma before the Effective Time of each of the following conditions:

         (a) CIMA's Representations and Warranties. The representations and warranties of CIMA in this Agreement, after giving effect to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and aaiPharma shall have received a certificate, dated the Closing Date, signed on behalf of CIMA by the Chief Executive Officer or Chief Financial Officer of CIMA to that effect.

         (b) Performance of CIMA's Obligations. CIMA shall have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or before the Effective Time; and aaiPharma shall have received a certificate, dated the Closing Date, signed on behalf of CIMA by the Chief Executive Officer or Chief Financial Officer of CIMA to that effect.

         (c) CIMA Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect on CIMA or any event or development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on CIMA.



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

                                  ARTICLE VIII

                                   TERMINATION

         8.01 Termination. This Agreement may be terminated, and the Mergers may be abandoned, at any time before the Effective Time, whether before or (except as restricted below) after approval of the matters presented in connection with the Mergers by the stockholders of CIMA or aaiPharma:

         (a) Mutual Agreement. By aaiPharma or CIMA, with the mutual agreement of the other party, which agreement shall have been approved by action of their respective Boards of Directors;

         (b) Breach by aaiPharma. By CIMA, if there has occurred and is continuing a breach by aaiPharma of any representation, warranty, covenant or agreement contained in this Agreement, after giving effect to the standard set forth in Section 5.02, that (x) would result in a failure of a condition set forth in Section 7.02 (a) or (b) and (y) cannot be cured prior to the Termination Date, provided that CIMA shall have given aaiPharma written notice, delivered at least 30 days prior to such termination, stating CIMA's intention to terminate this Agreement pursuant to this Section 8.01(b), absent a cure, and the basis for such termination;

         (c) Breach by CIMA. By aaiPharma, if there has occurred and is continuing a breach by CIMA of any representation, warranty, covenant or agreement contained in this Agreement, after giving effect to the standard set forth in Section 5.02, that (x) would result in a failure of a condition set forth in Section 7.03 (a) or (b) and (y) cannot be cured prior to the Termination Date, provided that aaiPharma shall have given CIMA written notice, delivered at least 30 days prior to such termination, stating aaiPharma's intention to terminate this Agreement pursuant to this Section 8.01(c), absent a cure, and the basis for such termination;

         (d) Adverse CIMA Action. By aaiPharma, if (i) prior to obtaining the CIMA Stockholder Approval, the CIMA Board shall have withdrawn or changed or modified the CIMA Recommendation in a manner adverse to aaiPharma, (ii) prior to obtaining the CIMA Stockholder Approval, the CIMA Board shall have approved or recommended to CIMA's stockholders an Acquisition Proposal, (iii) prior to obtaining the CIMA Stockholder Approval, a tender offer or exchange offer for shares of CIMA Common Stock is commenced (other than by aaiPharma or any of its Affiliates) and the CIMA Board fails to recommend that CIMA's stockholders reject such tender or exchange offer within ten Business Days after receipt of aaiPharma's request to do so, or (iv) for any reason CIMA fails to call, hold or convene the CIMA Meeting by the fifth Business Day prior to the Termination Date (if the CIMA Meeting is required to be held on or prior to such date pursuant to Section 6.02(f)); provided, however, that aaiPharma's right to terminate this Agreement under clause (iv) shall not be available if at such time CIMA would be entitled to terminate this Agreement under Section 8.01(b); provided, further, that the right to terminate this Agreement under this Section 8.01(d) shall not be available to aaiPharma after the CIMA Stockholder Approval has been obtained;

         (e) Adverse aaiPharma Action. By CIMA, if (i) prior to obtaining the aaiPharma Stockholder Approval, the aaiPharma Board shall have withdrawn or changed or modified the



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

aaiPharma Recommendation in a manner adverse to CIMA, (ii) prior to obtaining the aaiPharma Stockholder Approval, the aaiPharma Board shall have approved or recommended to aaiPharma's stockholders an Acquisition Proposal, (iii) prior to obtaining the aaiPharma Stockholder Approval, a tender offer or exchange offer for shares of aaiPharma Common Stock is commenced (other than by CIMA or any of its Affiliates) and the aaiPharma Board fails to recommend that aaiPharma's stockholders reject such tender or exchange offer within ten Business Days after receipt of CIMA's request to do so, or (iv) for any reason aaiPharma fails to call, hold or convene the aaiPharma Meeting by the fifth Business Day prior to the Termination Date (if the aaiPharma Meeting is required to be held on or prior to such date pursuant to Section 6.02(e)); provided, however, that CIMA's right to terminate this Agreement under clause (iv) shall not be available if at such time aaiPharma would be entitled to terminate this Agreement under Section 8.01(c); provided, further, that the right to terminate this Agreement under this Section 8.01(e) shall not be available to CIMA after the aaiPharma Stockholder Approval has been obtained;

         (f) Delay. By aaiPharma or CIMA, if the Effective Time has not occurred by the close of business on December 31, 2003; provided that (i) in the event that the Registration Statement has not become effective or the Joint Proxy Statement has not been cleared by the SEC on or prior to the date (the "SEC Deadline Date") that is thirty Business Days prior to December 31, 2003, such December 31, 2003 date shall be extended by the number of days after the SEC Deadline Date (not to exceed sixty calendar days) required for both the Registration Statement to be declared effective and the Joint Proxy Statement to be cleared by the SEC and (ii) in the event the Closing has not occurred by December 31, 2003 solely due to the failure to obtain a Requisite Regulatory Approval (excluding the declaration by the SEC of the effectiveness of the Registration Statement and the clearance by the SEC of the Joint Proxy Statement), such December 31, 2003 date shall be extended by sixty days whether or not extended pursuant to clause (i) of this Section 8.01(f) (the December 31, 2003 date, as extended pursuant to the preceding proviso, the "Termination Date"); provided, further, that the right to terminate this Agreement under this
Section 8.01(f) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, the failure of the Effective Time to occur on or before such date;

         (g) Stockholders Do Not Approve. By aaiPharma or CIMA, (i) if the CIMA Stockholder Approval shall not have been obtained at a duly held meeting of the stockholders of CIMA called for such purpose (including any adjournment or postponement thereof) or (ii) if the aaiPharma Stockholder Approval shall not have been obtained at a duly held meeting of the stockholders of aaiPharma called for such purpose (including any adjournment or postponement thereof); provided that the right to terminate this Agreement under this Section 8.01(g) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, the failure to obtain the CIMA Stockholder Approval or the aaiPharma Stockholder Approval, as the case may be;

         (h) Denial of Regulatory Approval. By aaiPharma or CIMA, if any Governmental Authority of competent jurisdiction shall have issued an order, judgment, decision, opinion, decree or ruling or taken any other action (which the party seeking to terminate shall have used its reasonable best efforts to resist, resolve, annul, quash, or lift, as applicable) permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this



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

Agreement, and such order, decree, ruling or action shall have become final and non-appealable; provided that the right to terminate this Agreement under this
Section 8.01(h) shall not be available to any party whose failure to comply with any provision of this Agreement has been the cause of, or materially contributed to, such action;

         (i) CIMA Superior Proposal. By CIMA, if, prior to receipt of the CIMA Stockholder Approval, the CIMA Board (i) concludes in good faith, following receipt of advice of its outside legal counsel, that the failure to accept a Superior Proposal would result in a breach of its fiduciary duties under applicable law, and (ii) determines to accept such Superior Proposal, but only if CIMA fulfills its obligation to pay a termination fee to aaiPharma under
Section 8.02 hereof concurrent with such termination; provided, however, that CIMA's right to terminate this Agreement under this Section 8.01(i) shall not be available if CIMA is then in breach of Section 6.03; or

         (j) aaiPharma Superior Proposal. By aaiPharma, if, prior to receipt of the aaiPharma Stockholder Approval, the aaiPharma Board (i) concludes in good faith, following receipt of advice of its outside legal counsel, that the failure to accept a Superior Proposal would result in a breach of its fiduciary duties under applicable law, and (ii) determines to accept such Superior Proposal, but only if aaiPharma fulfills its obligation to pay a termination fee to CIMA under Section 8.02 hereof concurrent with such termination; provided, however, that aaiPharma's right to terminate this Agreement under this Section 8.01(j) shall not be available if aaiPharma is then in breach of Section 6.03.

         The party desiring to terminate this Agreement pursuant to Section 8.01 (other than pursuant to Section 8.01(a)) shall give written notice of such termination to the other parties.

         8.02 Effect of Termination and Abandonment.

         (a) Limitation of Liability. In the event of any termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become wholly void and of no further force and effect (except with respect to Section 5.03(aa), Section 6.06(b), this Section 8.02 and Article IX, which shall remain in full force and effect) and there shall be no liability on the part of aaiPharma, CIMA, Holding Company, C MergerCo or S MergerCo, except with respect to Section 5.03(aa), Section 6.06(b), this Section 8.02 and Article IX and with respect to any Liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement (after giving effect to the standard in Section 5.02).

         (b) CIMA Expenses. CIMA and aaiPharma agree that if this Agreement is terminated pursuant to Section 8.01(b), then aaiPharma shall pay CIMA an amount equal to the sum of CIMA's Expenses up to an amount equal to $5,500,000.

         (c) aaiPharma Expenses. CIMA and aaiPharma agree that if this Agreement is terminated pursuant to Section 8.01(c), then CIMA shall pay to aaiPharma an amount equal to the sum of aaiPharma's Expenses up to an amount equal to $5,500,000.

         (d) Payment of Expenses. Payment of Expenses pursuant to Section 8.02(b) or 8.02(c) shall be made not later than two Business Days after delivery to the other party of notice



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

of demand for payment and a documented itemization setting forth in reasonable detail all Expenses of the party entitled to receive payment (which itemization may be supplemented and updated from time to time by such party until the ninetieth (90th) day after such party delivers such notice of demand for payment).

         (e) aaiPharma Termination Fee. aaiPharma agrees to pay to CIMA (without duplication) the fees set forth below under the following circumstances:

                  (1) If (A) this Agreement is terminated pursuant to Section 8.01(g)(ii) or 8.01(e)(iii), and (B) after the date hereof, but prior to the time of the aaiPharma Meeting, an Acquisition Proposal relating to aaiPharma had been publicly proposed or publicly announced, and (C) on or prior to the twelve-month anniversary of the termination of this Agreement, aaiPharma consummates, or enters into an agreement providing for, a Competing Transaction, aaiPharma shall pay CIMA a fee of $11,500,000 at the earlier of the time aaiPharma consummates, or enters into the agreement providing for a Competing Transaction.

                  (2) If CIMA terminates this Agreement pursuant to Section 8.01(e)(i), 8.01(e)(ii) or 8.01(e)(iv), aaiPharma shall pay CIMA a fee of $11,500,000 within two Business Days following termination.

                  (3) aaiPharma shall pay to CIMA a fee of $11,500,000 prior to or concurrently with any termination of this Agreement by aaiPharma pursuant to Section 8.01(j).

         In no event shall fees payable by aaiPharma pursuant to Section 8.02(b) and this Section 8.02(e) exceed $11,500,000.

         (f) CIMA Termination Fee. CIMA agrees to pay to aaiPharma (without duplication) the fees set forth below under the following circumstances:

                  (1) If (A) this Agreement is terminated pursuant to Section 8.01(g)(i) or 8.01(d)(iii) and (B) after the date hereof, but prior to the time of the CIMA Meeting, an Acquisition Proposal relating to CIMA had been publicly proposed or publicly announced, and (C) on or prior to the twelve-month anniversary of the termination of this Agreement, CIMA consummates, or enters into an agreement providing for, a Competing Transaction, CIMA shall pay aaiPharma a fee of $11,500,000 at the earlier of the time CIMA consummates, or enters into the agreement providing for a Competing Transaction.

                  (2) If aaiPharma terminates this Agreement pursuant to Section 8.01(d)(i), 8.01(d)(ii) or 8.01(d)(iv), CIMA shall pay aaiPharma a fee of $11,500,000 within two Business Days following termination.

                  (3) CIMA shall pay to aaiPharma a fee of $11,500,000 prior to or concurrently with any termination of this Agreement by CIMA pursuant to Section 8.01(i).

         In no event shall fees payable by CIMA pursuant to Section 8.02(c) and this Section 8.02(f) exceed $11,500,000.

         (g) All payments to be made by a party under this Section 8.02 shall be made by wire transfer of immediately available funds to an account designated by the other party.

         (h) The parties each agree that the agreements contained in Section
8.02 are integral parts of the transaction contemplated by this Agreement and that, without these agreements, neither CIMA nor aaiPharma would enter into this Agreement. Accordingly, if a party fails to promptly pay the other party an amount due under this Section 8.02, such failing party shall pay the costs and expenses of such other party (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or legal action, taken to collect payment, together with interest on the amount of the payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.01 Survival. The representations, warranties, agreements and covenants contained in this Agreement will not survive the Effective Time (other than Section 2.04, Article III, Sections 6.04, 6.06(b), 6.10, 6.11 and this
Article IX).

         9.02 Waiver; Amendment. At any time before the Effective Time, whether before or after the CIMA Stockholder Approval or the aaiPharma Stockholder Approval is obtained, any provision of this Agreement may be (a) waived by the party benefited by the provision, but only in writing, or (b) amended or modified at any time, but only by a written agreement executed in the same manner as this Agreement; provided, however, that after either the CIMA Stockholder Approval or the aaiPharma Stockholder Approval is obtained, there shall not be made any amendment or waiver that by law or the listing requirements of Nasdaq requires further approval by such stockholders of aaiPharma or CIMA without such further approval first being obtained. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to constitute an original.

         9.04 Governing Law. This Agreement is governed by, and will be interpreted in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within that State, without regard to the conflicts of laws principles of any State.

         9.05 Expenses. Subject to Section 8.02, in the event that the Mergers are not consummated pursuant to this Agreement, each party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that aaiPharma and CIMA will each bear and pay one-half of the following expenses: (i) the costs (excluding the fees and disbursements of Representatives) incurred in connection with the preparation (including copying and printing and distributing) of the Registration Statement, the Joint Proxy Statement and applications to Governmental Authorities for the approval of the Mergers and (ii) all listing, filing or registration fees, including fees paid for filing the Registration Statement with the SEC, filing fees for the HSR Act notices and any other fees paid for filings with Governmental Authorities. In the event that the Mergers are consummated pursuant to this Agreement, CIMA will bear all expenses of each party in connection with this Agreement and the transactions contemplated thereby.

         9.06 Notices. All notices, requests and other communications given or made under this Agreement must be in writing and will be deemed given when personally delivered, facsimile transmitted (with confirmation), five Business Days after mailing by registered or certified mail (return receipt requested), or one Business Day after overnight mailing by reputable overnight courier, to the Persons and addresses set forth below or such other place as such party may specify by notice.

              If to aaiPharma, Holding Company, C MergerCo or S MergerCo, to:

                           aaiPharma Inc.
                           2320 Scientific Park Drive
                           Wilmington, North Carolina 28405
                           Attention:  Gregory S. Bentley, General Counsel
                           Facsimile:  (910) 815-2387

                           with a copy to:

                           Robinson, Bradshaw & Hinson, P.A.
                           101 N. Tryon Street, Suite 1900
                           Charlotte, North Carolina  28246
                           Attention:       Stephen M. Lynch
                                            Matthew S. Churchill
                                            Laura C. Smith
                           Facsimile:       (704) 378-4000

                           If to CIMA, to:

                           CIMA LABS INC.
                           10000 Valley View Road
                           Eden Prairie, Minnesota 55344-9361
                           Attention: Steven B. Ratoff, Chief Executive Officer
                           Facsimile: (952) 947-8711

                           with a copy to:

                           Latham & Watkins LLP
                           650 Town Center Drive, Suite 2000
                           Cost Mesa, California  92626-1918
                           Attention:       Patrick T. Seaver
                                            Charles K. Ruck
                                            R. Scott Shean
                           Facsimile:       (714) 755-8290

         9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of the parties hereto regarding the transactions contemplated hereby and supersede any and all other oral or written agreements previously made or purported to be made, other than the Confidentiality Agreement, which will survive the execution and delivery of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied on by any party in entering into this Agreement. Except for Section 6.10, which is intended to benefit the Indemnified Parties to the extent stated, nothing expressed or implied in this Agreement is intended to confer any rights, remedies, obligations or liabilities upon any Person other a party to this Agreement.

         9.08 Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of aaiPharma or CIMA) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties. Prior to the termination of this Agreement in accordance with its terms, the absence of a vote, approval or adoption by the stockholders of aaiPharma or CIMA will not render invalid or inoperative any provision hereof not specifically required to be contained in the plan of merger to be adopted by such stockholders pursuant to the applicable provisions of the DGCL.

         9.09 Submission to Jurisdiction; Waivers. Each party hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), or (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

         9.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.11 Acknowledgment. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

         9.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of each other party hereto, and any attempt to make any such assignment without such consent shall be null and void.


                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

                                                AAIPHARMA INC.

                                                By: /s/ Philip S. Tabbiner
                                                    ----------------------------
                                                    Name: Philip S. Tabbiner
                                                    Title: President and Chief
                                                           Executive Officer

                                                CIMA LABS INC.


                                                By: /s/ Steven B. Ratoff
                                                    ----------------------------
                                                    Name: Steven B. Ratoff
                                                    Title: Interim Chief
                                                           Executive Officer

                                                SCARLET HOLDING CORPORATION


                                                By: /s/ Albert N. Cavagnaro
                                                    ----------------------------
                                                    Name: Albert N. Cavagnaro
                                                    Title: President


                                                CRIMSON MERGERCO, INC.


                                                By: /s/ Albert N. Cavagnaro
                                                    ----------------------------
                                                    Name: Albert N. Cavagnaro
                                                    Title: President


                                                SCARLET MERGERCO, INC.


                                                By: /s/ Albert N. Cavagnaro
                                                    ----------------------------
                                                    Name: Albert N. Cavagnaro
                                                    Title: President

                                                                         Annex 1

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SCARLET HOLDING CORPORATION



         The present name of the Corporation is Scarlet Holding Corporation. The Corporation was incorporated under the name Scarlet Holding Corporation by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on July 18, 2003. This Restated Certificate of Incorporation of the Corporation, which restates, integrates and further amends the provisions of the Corporation's Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by written consent of its sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

         FIRST. The name of the Corporation is [aaiPharma/Cima Inc.]

         SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

         FOURTH. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 210,000,000 shares, consisting of
(i) 200,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 10,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the Corporation issued and outstanding and entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

         The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.       COMMON STOCK

         1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

         2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

         3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

         4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.       PREFERRED STOCK.

         Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or this Restated Certificate of Incorporation. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

         Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix the number of shares thereof, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law and this Restated Certificate of Incorporation.

         FIFTH. In furtherance of and not in limitation of powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation. Notwithstanding any other provisions of law, this Restated Certificate of Incorporation or the by-laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with this Article FIFTH.

         SIXTH. Except to the extent that the General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any other provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment. Notwithstanding any other provisions of law, this Restated Certificate of Incorporation or the by-laws of the Corporation, each as amended and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article SIXTH.

         SEVENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         EIGHTH. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

         A. Number of Directors. The number of directors of the Corporation shall not be less than one (1). The exact number of directors shall be fixed from time to time by resolution of the Board of Directors or by a nominating committee appointed by the Board of Directors.

         B. Classes of Directors. Until the first annual meeting of stockholders of the Corporation following effectiveness of this Restated Certificate of Incorporation (the "First Annual Meeting"), the Board of Directors shall consist of one class of directors.

From and after the First Annual Meeting, the Board of Directors shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors.

         C. Election of Directors. Elections of directors need not be by written ballot.

         D. Terms of Office. Each director in office as of the date hereof (and any director nominated by the board of directors or the nominating committee to fill a vacancy prior to the First Annual Meeting) shall hold office until the First Annual Meeting or until his or her successor is duly elected and qualified. At the First Annual Meeting, all directorships shall be up for election, with each person nominated as a director being nominated as either a Class I, Class II, or Class III director. From and after the First Annual Meeting, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting immediately following the First Annual Meeting; each initial director in Class II shall serve for a term ending on the date of the second annual meeting following the First Annual Meeting; and each initial director in Class III shall serve for a term ending on the date of the third annual meeting following the First Annual Meeting. A director, including a director elected or appointed to fill a newly created directorship, shall hold office until the annual meeting at which his term expires and until his successor has been elected and qualified, subject, however, to prior death, resignation or removal from office.

         E. Quorum; Action at Meeting. A majority of the directors at any time in office shall constitute a quorum for the transaction of business; provided, that in no case shall less than one-third of the number of directors fixed pursuant to Section A above constitute a quorum. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Restated Certificate of Incorporation.

         F. Resignation; Removal. Any director may resign at any time upon written notice or notice by electronic transmission to the attention of the secretary of the Corporation. Prior to the First Annual Meeting, directors of the Corporation may be removed with or without cause by the affirmative vote of the holders of at least two-thirds of the voting power of the Corporation issued and outstanding and entitled to vote. From and after the First Annual Meeting, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the Corporation issued and outstanding and entitled to vote.

         G. Vacancies. Any vacancy in the Board of Directors, however occurring, or any newly created directorship resulting from an enlargement of the board, shall be filled by a vote of a majority of the directors then in office, although less than a quorum, or by a nominating committee appointed by the Board of Directors, or by a sole remaining director and not by stockholders, unless the Board of Directors so directs or as required by law. From and after the First Annual Meeting, a director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

         H. Amendments to Article. Notwithstanding any other provisions of law, this Restated Certificate of Incorporation or the by-laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article EIGHTH.

         I. Notwithstanding the provisions of A through D, and F and G of this Article EIGHTH, whenever the holders of outstanding shares of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or as a separate class with one or more such other series, to elect directors at an annual or special meeting of the stockholders, the election, term of office, removal, filling of vacancies, and other features of such directorship shall be governed by the terms of this Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article EIGHTH, unless expressly provided by such terms.

         NINTH. Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Restated Certificate of Incorporation or the by-laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

         TENTH. Special meetings of stockholders may be called at any time by (and only by) the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Restated Certificate of Incorporation or the by-laws of the Corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article TENTH.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Restated Certificate of Incorporation to be signed by its President this ___ day of ________, 2003.


                                            SCARLET HOLDING CORPORATION


                                            By: ________________________________
                                                _________________, President

                                                                         Annex 2

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 AAIPHARMA INC.


                                    ARTICLE I

         The name of the Corporation is aaiPharma Inc.

                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The total number of shares of capital stock that the Corporation shall have the authority to issue is 1,000 shares of common stock, $.01 par value per share.


                                    ARTICLE V

         In furtherance of and not in limitation of powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

                                   ARTICLE VI

         Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any other provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                                                         Annex 3

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 CIMA LABS INC.



                                    ARTICLE I


         The name of the Corporation is CIMA LABS INC.


                                   ARTICLE II

         The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The total number of shares of capital stock that the Corporation shall have the authority to issue is 1,000 shares of common stock, $.01 par value per share.

                                    ARTICLE V

         In furtherance of and not in limitation of powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

                                   ARTICLE VI

         Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any other provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                                                         Annex 4

                                    RESTATED

                                     BY-LAWS

                                       OF

                          [SCARLET HOLDING CORPORATION]

                                    RESTATED
                                     BY-LAWS
                                       OF
                          [SCARLET HOLDING CORPORATION]


                                   ARTICLE I

                                CORPORATE OFFICES

         Section 1.1 REGISTERED OFFICE

         The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the Corporation at such location is The Corporation Trust Company.

         Section 1.2 OTHER OFFICES

         The Corporation may have other offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 2.1 PLACE AND TIME OF MEETINGS

         Meetings of stockholders shall be held at such time and place, or no place, within or outside the State of Delaware, designated by the Board of Directors.

         Section 2.2 ANNUAL MEETING

         The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. At the meeting, directors shall be elected and any other proper business may be transacted.

         Section 2.3 SPECIAL MEETINGS

         Special meetings of the stockholders may be called only by the Board of Directors as permitted in the certificate of incorporation (All references to "certificate of incorporation" herein shall be references to the certificate of incorporation of the Corporation as amended, supplemented or restated from time to time). The Corporation shall promptly give notice to the stockholders entitled to vote upon the calling of a special meeting in accordance with the provisions of SECTIONS 2.4 and 2.5 hereof.

         Section 2.4 NOTICE OF STOCKHOLDERS' MEETINGS

         Unless otherwise provided by law, all notices of meetings with stockholders shall be in writing or by electronic transmission and shall be sent or otherwise given in accordance with SECTION 2.5 of these by-laws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

         Section 2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

         Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         Section 2.6 QUORUM

         The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the Chairman of the meeting or (ii) the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

         Section 2.7 ADJOURNED MEETING; NOTICE

         When a meeting is adjourned to another time or place, unless these by-laws otherwise require, notice need not be given of that adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.8 CONDUCT OF MEETINGS

         The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

         Section 2.9 NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS

         (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this SECTION 2.9 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this SECTION 2.9.

                  (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this SECTION 2.9, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director
(i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

                  (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this SECTION 2.9 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this SECTION 2.9 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the

Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this SECTION 2.9 is delivered to the secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this SECTION 2.9. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this SECTION 2.9 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

         (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this SECTION 2.9 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this SECTION 2.9. Except as otherwise required by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this SECTION 2.9 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (A)(2)(c)(iv) of this SECTION 2.9) and (b) if any proposed nomination or business was not made or proposed in compliance with this SECTION 2.9, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this SECTION 2.9, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

                  (2) For purposes of this SECTION 2.9, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this SECTION 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this SECTION 2.9. Nothing in this SECTION 2.9 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.

         Section 2.10 VOTING

         The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of SECTION 2.12 of these by-laws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of the State of Delaware (the "General Corporation Law") (relating to voting rights of fiduciaries, pledgers and joint owners of stock and to voting trusts and other voting agreements).

         Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

         Unless otherwise required by law, the certificate of incorporation or these by-laws or any rule or regulation of any stock exchange or regulatory body applicable to the Corporation, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority of the votes of shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the question, voting as a single class. Directors of the Corporation shall be elected by plurality vote. Every reference in these by-laws to a majority or other proportion of shares, or a majority or other proportion of the votes of shares, of capital stock shall refer to such majority or other proportion of the votes to which such shares of capital stock are entitled as provided in the certificate of incorporation.

         Section 2.11 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange or stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If the Board of Directors does not so fix a record date:

                  (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                  (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 2.12 PROXIES

         Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by a proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law.

         Section 2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE

         The officer who has charge of the stock ledger of a Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law. Subject to applicable law, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                                  ARTICLE III

                                    DIRECTORS

         Section 3.1 POWERS

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by the Restated Certificate of Incorporation or the by-laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

         Section 3.2 ELECTION OF DIRECTORS

         Directors shall be elected as provided by the certificate of incorporation. Only persons who are selected and recommended in accordance with
SECTION 2.9 hereof prior to a meeting at which directors are to be elected will be eligible for election as directors, such determination to be made by the presiding officer of such meeting.

         Section 3.3 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

         The Board of Directors of the Corporation may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 3.4 REGULAR MEETINGS

         Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

         Section 3.5 SPECIAL MEETINGS; NOTICE

         Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board, the president, any vice president, the secretary or a majority of the directors then in office.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, or telegram, charges prepaid, or electronic transmission addressed to each director at that director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, overnight courier service or electronic transmission, it shall be delivered personally or by telephone or to the courier service or by electronic transmission at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting.

         Section 3.6 BOARD ACTION BY CONSENT WITHOUT A MEETING

         Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in accordance with the requirements of applicable law.

         Section 3.7 FEES AND COMPENSATION OF DIRECTORS

         Unless otherwise restricted by the certificate of incorporation or these by-laws, the Board of Directors shall have the authority to fix the compensation of directors.

                                   ARTICLE IV

                                   COMMITTEES

         Section 4.1 COMMITTEES OF DIRECTORS

         The Board of Directors may designate one or more committees, with each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in the by-laws of the Corporation, but subject to applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

         Section 4.2 COMMITTEE MINUTES

         Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 4.3 MEETINGS AND ACTIONS OF COMMITTEES

         Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of these by-laws and the certificate of incorporation with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these by-laws.

                                   ARTICLE V

                                    OFFICERS

         Section 5.1 OFFICERS

         The officers of the Corporation shall be a chief executive officer, a president, a secretary, and a chief financial officer. The Corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more vice presidents, one or more assistant vice presidents, one or more treasurers, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of SECTION 5.3 of these by-laws. Any number of offices may be held by the same person.

         Section 5.2 APPOINTMENT OF OFFICERS

         The officers of the Corporation, except such officers as may be appointed (including those being appointed to fill any vacancy) in accordance with the provisions of SECTIONS 5.3 of these by-laws, shall be appointed by the Board of Directors.

         Section 5.3 SUBORDINATE OFFICERS

         The Board of Directors may appoint, or empower the chief executive officer to appoint, such other officers and agents as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these by-laws or as the Board of Directors may from time to time determine.

         Section 5.4 REMOVAL AND RESIGNATION OF OFFICERS

         Any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power or removal may be conferred by the Board of Directors.

         Any officer may resign at any time by giving written notice or notice by electronic transmission to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

         Section 5.5 CHAIRMAN OF THE BOARD

         The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these by-laws. He shall preside at any meetings of the stockholders of the Corporation, in the absence or nonexistence of a Chief Executive Officer. If there is no president, then the chairman of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in SECTION 5.6 of these by-laws.

         Section 5.6 CHIEF EXECUTIVE OFFICER; PRESIDENT

         Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of president of a Corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these by-laws.

         Section 5.7 VICE PRESIDENTS

         In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these by-laws, the president or the chairman of the board.

         Section 5.8 SECRETARY

         The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Chairman of the Board or the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

         The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these by-laws. He shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these by-laws.

         Section 5.9 CHIEF FINANCIAL OFFICER

         The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of it assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director and he shall report on the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these by-laws.

         Section 5.10 TREASURER

         The treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, whenever they request it, and account for all his transactions as treasurer, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these by-laws.

         Section 5.11 ASSISTANT SECRETARY

         The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these by-laws.

         Section 5.12 ASSISTANT TREASURER

         The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the stockholders or Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these by-laws.

         Section 5.13 REPRESENTATION OF SHARES OF OTHER CORPORATIONS

         The chairman of the board, the president, any vice president, the chief financial officer, or the secretary of this Corporation, or any other person authorized by the Board of Directors or the president is authorized to vote, represent, and exercise on behalf of this Corporation all rights incident to any and all shares of any other Corporation or Corporations standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

         Section 5.14 AUTHORITY AND DUTIES OF OFFICERS

         In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors or the stockholders.

                                   ARTICLE VI

                                    INDEMNITY

         Section 6.1 THIRD PARTY ACTIONS

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving, at the request of the Corporation, as a director or officer of another corporation, partnership, joint venture trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 6.2 ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding any other provision of this ARTICLE VI, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

         Section 6.3 SUCCESSFUL DEFENSE

         To the extent that a current or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in SECTIONS 6.1 AND 6.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 6.4 DETERMINATION OF CONDUCT

         Subject to the provisions of SECTION 6.3, any indemnification under SECTIONS 6.1 AND 6.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in SECTIONS 6.1 AND 6.2. Such determination shall be made with respect to a person who is a director or officer at the time of such determination by (a) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders. Such determination shall be made, with respect to former officers and directors, by any person or persons having the authority to act on the matter on behalf of the Corporation. Notwithstanding the foregoing, a director, officer, employee or agent of the Corporation shall be entitled to contest any determination that the director, officer, employee or agent has not met the applicable standard of conduct set forth in SECTIONS 6.1 AND 6.2 by petitioning a court of competent jurisdiction.

         Section 6.5 DETERMINATION BY COURT

         If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VI is not paid in full within thirty days after a written claim therefor by a person entitled to indemnification pursuant to Sections 6.1 and 6.2 has been received by the Corporation, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.

         Section 6.6 PAYMENT OF EXPENSES IN ADVANCE

         To the fullest extent permitted by law, expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding, by an individual who may be entitled to indemnification pursuant to SECTION 6.1 OR 6.2, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VI.

         Section 6.7 INDEMNITY NOT EXCLUSIVE

         The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this ARTICLE VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such persons' official capacity and as to action in another capacity while holding such office.

         Section 6.8 INSURANCE INDEMNIFICATION

         The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE VI.

         Section 6.9 THE CORPORATION

         For purposes of this ARTICLE VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this ARTICLE VI (including, without limitation the provisions of SECTION 6.4) with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         Section 6.10 EMPLOYEE BENEFIT PLANS

         For purposes of this ARTICLE VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this ARTICLE VI.

         Section 6.11 CONTINUATION OF INDEMNIFICATION AND ADVANCEMENT OF
EXPENSES

         The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 6.12 LIMITATION ON INDEMNIFICATION

         Notwithstanding anything contained in this ARTICLE VI to the contrary, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

                                  ARTICLE VII

                                 GENERAL MATTERS

         Section 7.1 CHECKS

         From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and other the persons so authorized shall sign or endorse those instruments.

         Section 7.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

         The Board of Directors, except as otherwise provided in these by-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         Section 7.3 STOCK CERTIFICATES

         The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the Board of Directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 7.4 SPECIAL DESIGNATION ON CERTIFICATES

         If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 7.5 LOST CERTIFICATES

         Except as provided in this SECTION 7.5, no new certificate for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

         Section 7.6 CONSTRUCTION; DEFINITIONS

         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these by-laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the term "person" includes any individual, corporation, limited liability company, association, partnership, joint venture, trust, estate, or other entity or organization and the terms "includes" or "including" means includes or including without limitation.

         Section 7.7 DIVIDENDS

         The directors of the Corporation, subject to any restrictions contained in (i) the General Corporation Law of Delaware or (ii) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock.

         The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

         Section 7.8 FISCAL YEAR

         The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

         Section 7.9 SEAL

         The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

         Section 7.10 TRANSFER OF STOCK

         Stock of the Corporation shall be transferable in the manner prescribed by law and in these by-laws. Transfers of stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation by such person's attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

         Section 7.11 STOCK TRANSFER AGREEMENTS

         The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

         Section 7.12 REGISTERED STOCKHOLDERS

         The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of Delaware.

         Section 7.13 WAIVER OF NOTICE

         Whenever notice is required to be given under any provision of the General Corporation Law or of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, or waiver thereof by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders or directors need be specified in any waiver of notice unless so required by the certificate of incorporation or these by-laws.

                                  ARTICLE VIII

                                   AMENDMENTS

         In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these by-laws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the by-laws; provided, however, that, with respect to the powers of the holders of capital stock to adopt, amend, or repeal by-laws of the Corporation, notwithstanding any other provision of these by-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, these by-laws, or any preferred stock, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend, or repeal any provision of these by-laws.

                               Exhibit 2.06(d)(i)

                   Directors of Scarlet Surviving Corporation


Frederick D. Sancilio
Philip S. Tabbiner
William L. Ginna, Jr.

                               Exhibit 2.06(d)(ii)

                   Directors of Crimson Surviving Corporation

Frederick D. Sancilio
Philip S. Tabbiner
William L. Ginna, Jr.
John Hontz

                                 Exhibit 6.04(c)


         NAME                            CORPORATE OFFICE/TITLE


Dr. Frederick D. Sancilio  Executive Chairman and Chief Scientific Officer

Philip S. Tabbiner         President and Chief Executive Officer

William L. Ginna, Jr.      Executive Vice President and Chief Financial Officer

John Hontz                 Executive Vice President; President, Crimson Division

Gregory S. Bentley         Executive Vice President; General Counsel, and
                           Assistant Secretary

David Hurley               Executive Vice President; President, Pharmaceuticals
                           Division

Dr. Vijay Aggarwal         Executive Vice President; President, AAI Development
                           Services Division

Dr. George Van Lear        Executive Vice President; President, R&D Division

William H. Underwood       Executive Vice President, Corporate Development

Thomas Aluise              Vice President and Treasurer

John Hogan                 Vice President, Chief Accounting Officer and
                           Controller

Albert N. Cavagnaro        Secretary

                                Exhibit 7.01(g)-A

                 PARENT TAX MATTERS CERTIFICATE FOR CIMA MERGER

                          [HOLDING COMPANY LETTERHEAD]

                               _____________, 2003

Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071

Robinson, Bradshaw & Hinson, P.A.
101 N. Tryon Street, Suite 1900
Charlotte, North Carolina  28246

Ladies and Gentlemen:

         We refer to the Agreement and Plan of Merger dated as of August __, 2003 (the "Agreement"), by and among aaiPharma Inc., a Delaware corporation ("aaiPharma"), CIMA Labs, Inc., a Delaware corporation ("CIMA"), Scarlet Holding Corporation, a Delaware corporation and a direct, wholly owned subsidiary of aaiPharma ("Parent"), Scarlet MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("S MergerCo") and Crimson MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("C MergerCo"), which provides for the merger of S MergerCo with and into aaiPharma, with aaiPharma as the surviving corporation (the "aaiPharma Merger") and the merger of C MergerCo with and into CIMA with CIMA as the surviving corporation (the "CIMA Merger" and, together with the aaiPharma Merger, the "Mergers"). As a result of the Mergers, the respective holders of capital stock of CIMA and aaiPharma will collectively own all of the outstanding shares of capital stock of Parent, and each of CIMA and aaiPharma will be wholly owned subsidiaries of Parent. The time at which each Merger becomes effective is hereinafter referred to as the "Effective Time." Each of Latham & Watkins LLP, counsel to CIMA, and Robinson, Bradshaw & Hinson, P.A., counsel to aaiPharma, has been requested pursuant to Section 7.01(g) of the Agreement to render its opinion regarding certain United States federal income tax consequences of the Mergers. Capitalized terms not defined herein have the meanings specified in the Agreement.

A.       Statements and Representations.

         In connection with such opinion to be rendered by each of you, and acknowledging that each of you will rely, with the consent of Parent and C MergerCo, upon the statements and representations made in this letter in rendering such opinion, Parent and C MergerCo hereby certify and represent to each of you that the statements and representations stated herein as they relate to Parent and C MergerCo are true, correct and complete in all respects as of the date hereof and will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time):

         1. The fair market value of Parent common stock ("Parent Common Stock") and cash in lieu of fractional shares of Parent Common Stock received by holders of CIMA Common Stock ("Shareholders") will be approximately equal to the fair market value of CIMA Common Stock surrendered in the CIMA Merger. In connection with the CIMA Merger, no Shareholders will receive in exchange for CIMA Common Stock, directly or indirectly, any consideration from Parent or C MergerCo other than Parent Common Stock and cash in lieu of fractional shares thereof.

         2. Neither Parent nor C MergerCo has any plan or intention: (i) to liquidate CIMA; (ii) to merge CIMA into another corporation; (iii) to sell or otherwise dispose of any CIMA Common Stock acquired by Parent or C MergerCo pursuant to the Agreement, except for transfers and successive transfers of stock and assets described in Treasury Regulation Section 1.368-2(k) or transfers or successive transfers to one or more corporations controlled (within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code")) in each transfer by the transferor corporation at the time of transfer; or (iv) to sell or otherwise dispose of, or to cause CIMA to sell or otherwise dispose of, any of its assets or of any of the assets of C MergerCo acquired in the CIMA Merger, except for (w) dispositions made in the ordinary course of business, (x) transfers and successive transfers to one or more corporations controlled in each transfer by the transferor corporation (within the meaning of Section 368(c) of the Code) at the time of transfer, (y) dispositions after which CIMA would continue to hold the amount of assets set forth in paragraphs 3 and 13 below following the Effective Time (assuming the correctness of the representation set forth in paragraphs 3 and 13 below), or
(z) transfers to partnerships that satisfy the provisions of Treasury Regulation
Section 1.368-1(d)(4)(iii)(B).

         3. Assuming the correctness of the representation in paragraph 2 of the representation letter executed by CIMA, following the CIMA Merger, CIMA will hold at least 90 percent (90%) of the fair market value of CIMA's net assets and at least 70 percent (70%) of the fair market value of CIMA's gross assets and at least 90 percent (90%) of the fair market value of C MergerCo's net assets and at least 70 percent (70%) of C MergerCo's gross assets held immediately prior to the Effective Time. For purposes of this representation, amounts paid by CIMA or C MergerCo to dissenters, amounts paid by CIMA or C MergerCo to Shareholders who receive cash or other property, amounts paid by CIMA to redeem stock, securities, warrants or options of CIMA as part of any overall plan of which the CIMA Merger is part, amounts distributed by CIMA to Shareholders (except for regular, normal dividends) as part of an overall plan of which the CIMA Merger is a part, and amounts used by CIMA or C MergerCo to pay reorganization expenses will in each case be included as assets of CIMA or C MergerCo, as the case may be, immediately prior to the Effective Time.

         4. At all times prior to the CIMA Merger, Parent will own all of the stock of C MergerCo, and, immediately following the CIMA Merger, Parent will own all of the stock of CIMA. Prior to the CIMA Merger, C MergerCo will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in C MergerCo, or following the CIMA Merger, stock in CIMA. C MergerCo is a corporation newly formed for the purpose of participating in the CIMA Merger and at no time prior to the Effective Time has had assets (other than nominal assets contributed upon the formation of C MergerCo, all of which assets will be held by CIMA following the CIMA Merger) or business operations.

         5. C MergerCo will have no liabilities assumed by CIMA and will not transfer to CIMA any assets subject to liabilities in the CIMA Merger.

         6. Prior to the CIMA Merger and through the Effective Time, Parent will be in control of C MergerCo within the meaning of Section 368(c) of the Code. Following the CIMA Merger, Parent will be in control of CIMA within the meaning of Section 368(c) of the Code.

         7. Parent has no plan or intention to cause CIMA, after the Effective Time, to issue additional shares of stock that would result in Parent losing control of CIMA within the meaning of Section 368(c) of the Code.

         8. Following the CIMA Merger, neither Parent nor any person related to Parent within the meaning of Treasury Regulation Sections 1.368-1(e)(3), (e)(4) and (e)(5) has any plan or intention to purchase, redeem or otherwise reacquire any Parent Common Stock issued pursuant to the Agreement, or to make any distributions to the former Shareholders other than regular, normal distributions made to all holders of Parent Common Stock.

         9. There is no intercorporate indebtedness existing between Parent and any of its subsidiaries, on the one hand, and CIMA and any of its subsidiaries, on the other hand, that was issued, acquired, or will be settled at a discount. No liabilities relating to the CIMA Common Stock being transferred to Parent will be assumed by Parent, and the CIMA Common Stock that is being transferred to Parent will not be transferred subject to any liabilities. Immediately prior to the Effective Time, there will be no indebtedness between the Shareholders and Parent, and there will be no indebtedness created in favor of the Shareholders as a result of the CIMA Merger.

         10. In the CIMA Merger, CIMA Common Stock representing control of CIMA (within the meaning of Section 368(c) of the Code) will be exchanged solely for "voting stock" of Parent (within the meaning of Sections 368(a)(1)(B) and (2)(E) of the Code). For purposes of this paragraph 10, CIMA Common Stock to be exchanged for cash or other property originating with Parent are treated as constituting outstanding CIMA Common Stock at the Effective Time.

         11. Except as provided in Section 9.05 of the Agreement, each of Parent and C MergerCo has paid and will pay only their respective expenses, if any, incurred in connection with the CIMA Merger, and neither Parent nor C MergerCo has agreed to assume, nor will either directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any Shareholder. CIMA Common Stock acquired by either Parent or C MergerCo in the CIMA Merger will not be subject to any liabilities.

         12. As of the Effective Time, neither Parent nor any person related to Parent within the meaning of Treasury Regulation Sections 1.368-1(e)(3), (e)(4) and (e)(5) will own beneficially or of record, or will have owned beneficially or of record, during the five years immediately prior to such time, any stock of CIMA, or other securities, options, warrants or instruments giving the holder thereof the right to acquire CIMA Common Stock or other securities issued by CIMA.

         13. Following the CIMA Merger, Parent will remain in existence, and CIMA, or a member of Parent's qualified group of corporations (as defined in Treasury Regulation Section

1.368-1(d)(4)(ii)), will continue the "historic business" of CIMA (or, alternatively, if CIMA has more than one line of business, will continue at least one significant line of CIMA's historic business) or use a "significant portion" (at least 33 1/3 percent (33 1/3%) by value) of CIMA's "historic business assets" in a business (within the meaning of Treasury Regulation
Section 1.368-1(d)). For purposes of this test, Parent and such members (i) shall be deemed to own that portion of the assets of a partnership reflecting their interest therein and (ii) shall be treated as conducting the business of a partnership of which they are members, provided that (A) they own in the aggregate at least a 33 1/3 percent (33 1/3%) capital and profits interest in such partnership or (B) they own in the aggregate at least a 20 percent (20%) capital and profits interest in such partnership and perform active and substantial managerial functions with respect thereto.

         14. Neither Parent nor C MergerCo is an "investment company" as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code, and Parent will not be an investment company within the meaning of Section 351(e)(1) of the Code and Treasury Regulation Section 1.351-1(c)(1)(ii).

         15. Neither Parent nor C MergerCo will directly or indirectly provide funds to make payments in respect of dissenting shares.

         16. Except for cash paid in lieu of fractional shares of Parent Common Stock and except for payments made to dissenting Shareholders, one hundred percent (100%) of CIMA Common Stock outstanding immediately prior to the Effective Time will be exchanged for Parent Common Stock. The issuance in the CIMA Merger of cash in lieu of fractional shares of Parent Common Stock represents a mere mechanical rounding off solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid pursuant to the Agreement to the Shareholders instead of issuing fractional Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued pursuant to the Agreement to the Shareholders in exchange for their CIMA Common Stock. The fractional share interests of each Shareholder will be aggregated, and no Shareholder, with the possible exception of Shareholders whose holdings are in multiple accounts or with multiple brokers, will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock on the Closing Date.

         17. None of the compensation received by any stockholder-employees of CIMA will be separate consideration for, or allocable to, any of their CIMA Common Stock. None of the Parent Common Stock received by any stockholder-employees, as part of any overall plan of which the CIMA Merger is a part, will be separate consideration for, or allocable to, any employment agreement. The compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         18. The Parent Common Stock issued in the Mergers will constitute all of Parent's outstanding stock immediately following the Mergers. Parent will not issue any Parent Common Stock in connection with the Mergers in consideration for services rendered to or for the benefit of Parent or any of its affiliates, or in consideration for the transfer of any property other than CIMA Common Stock and aaiPharma Stock. Parent will not issue any Parent Common Stock for indebtedness of Parent or for interest on indebtedness of Parent, in each case in connection with the Mergers.

         19. Parent has no plan or intention to issue additional stock following the CIMA Merger, except pursuant to the exercise of employee stock options in the ordinary course of business.

         20. Taking into account any issuance of additional shares of Parent Common Stock, any issuance of Parent Common Stock for services, the exercise of any Parent Common Stock rights, warrants, options or subscriptions, any public offering of Parent Common Stock and the sale, exchange, transfer by gift or other disposition of any of the Parent Common Stock to be received in the Mergers, the Shareholders and holders of aaiPharma Stock will, immediately after the Effective Time, collectively be in "control" of Parent within the meaning of
Section 368(c) of the Code.

         21. At the Effective Time and immediately thereafter, Parent will not be a "personal services corporation" within the meaning of Section 269A.

         22. Parent and C MergerCo will comply with the reporting and record-keeping requirements set forth in Treasury Regulation Sections 1.351-3 and/or 1.368-3.

         23. The CIMA Merger will be consummated in compliance with the material terms of the Agreement. The Mergers will occur under a plan agreed upon before the transaction in which the rights of the parties are defined and will be completed on the same date.

         24. Parent and C MergerCo have a bona fide business reason for engaging in the CIMA Merger.

         25. None of Parent, C MergerCo and CIMA, will take any position on any federal, state or local income or franchise tax return, or take any other reporting position, that is inconsistent with the treatment of the CIMA Merger as a reorganization within the meaning of Section 368(a) of the Code and the Mergers, when viewed together, as an exchange described in Section 351 of the Code, unless otherwise required by a final "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

         26. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's length negotiations and such agreements represent the entire understanding of the parties with respect to the Mergers.

         27. The undersigned are authorized to make all of the representations set forth herein.

B.       Reliance by You in Rendering Opinion:  Limitations on Your Opinion.

         The undersigned recognizes and agrees that, with respect to each of you, your tax opinion will be based (i) on the statements and representations set forth herein, (ii) on the statements contained in the Agreement and documents related thereto, and (iii) on the consummation of the Mergers in accordance with the terms set forth in the Agreement. The undersigned also recognizes and agrees that, with respect to each of you, your tax opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such statements or representations are not accurate in all respects.

         Each of Parent and C MergerCo undertake to inform each of you immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.


                                             Dated:____________________


                                             Very truly yours,

                                             SCARLET HOLDING CORPORATION, a
                                             Delaware corporation

                                             By:      __________________________
                                             Its:     __________________________


                                             CRIMSON MERGERCO, INC., a
                                             Delaware corporation

                                             By:      __________________________
                                             Its:     __________________________

                                Exhibit 7.01(g)-B

                 TARGET TAX MATTERS CERTIFICATE FOR CIMA MERGER

                                [CIMA LETTERHEAD]

                                _______ __, 2003

Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071

Robinson, Bradshaw & Hinson, P.A.
101 N. Tryon Street, Suite 1900
Charlotte, North Carolina  28246

Ladies and Gentlemen:

         We refer to the Agreement and Plan of Merger dated as of August __, 2003 (the "Agreement"), by and among aaiPharma, a Delaware corporation ("aaiPharma"), CIMA Labs, Inc., a Delaware corporation ("CIMA"), Scarlet Holding Corporation, a Delaware corporation and a direct, wholly owned subsidiary of aaiPharma ("Parent"), Scarlet MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("S MergerCo") and Crimson MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("C MergerCo"), which provides for the merger of S MergerCo with and into aaiPharma, with aaiPharma as the surviving corporation (the "aaiPharma Merger") and the merger of C MergerCo with and into CIMA with CIMA as the surviving corporation (the "CIMA Merger" and, together with the aaiPharma Merger, the "Mergers"). As a result of the Mergers, the respective holders of capital stock of CIMA and aaiPharma will collectively own all of the outstanding shares of capital stock of Parent, and each of CIMA and aaiPharma will be wholly owned subsidiaries of Parent. The time at which each Merger becomes effective is hereinafter referred to as the "Effective Time." Each of Latham & Watkins LLP, counsel to CIMA, and Robinson, Bradshaw & Hinson, P.A., counsel to aaiPharma, has been requested pursuant to Section 7.01(g) of the Agreement to render its opinion regarding certain United States federal income tax consequences of the Mergers. Capitalized terms not defined herein have the meanings specified in the Agreement.

A.       Statements and Representations.

         In connection with such opinion to be rendered by each of you, and acknowledging that each of you will rely, with CIMA's consent, upon the statements and representations made in this letter in rendering such opinion, CIMA hereby certifies and represents to each of you that the statements and representations stated herein as they relate to CIMA are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time):

         1. The fair market value of Parent common stock ("Parent Common Stock") and cash in lieu of fractional shares of Parent Common Stock received by holders of CIMA Common

Stock ("Shareholders") will be approximately equal to the fair market value of CIMA Common Stock surrendered in the CIMA Merger. In connection with the CIMA Merger, no Shareholders will receive in exchange for CIMA Common Stock, directly or indirectly, any consideration from Parent or C MergerCo other than Parent Common Stock and cash in lieu of fractional shares thereof.

         2. At the Effective Time, CIMA will hold at least 90 percent (90%) of the fair market value of its net assets and at least 70 percent (70%) of the fair market value of its gross assets held immediately prior to the Effective Time. For purposes of this representation, amounts paid by CIMA to dissenting Shareholders, amounts used by CIMA to pay Merger expenses, amounts paid by CIMA to redeem stock, securities, warrants or options of CIMA as part of any overall plan of which the CIMA Merger is part, amounts distributed by CIMA to Shareholders (except for any regular, normal dividends) as part of an overall plan of which the CIMA Merger is a part, and amounts used by CIMA to pay reorganization expenses, in each case will be treated as constituting assets of CIMA immediately prior to the Effective Time.

         3. Except as provided in Section 9.05 of the Agreement, each of CIMA and the Shareholders has paid and will pay only their respective expenses, if any, incurred in connection with the CIMA Merger. CIMA has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any Shareholders.

         4. There is no intercorporate indebtedness existing between Parent or any of its subsidiaries, on the one hand, and CIMA or any of its subsidiaries, on the other hand, that was issued, acquired or will be settled at a discount. No liabilities relating to the CIMA Common Stock being transferred to Parent will be assumed by Parent, and the CIMA Common Stock that is being transferred to Parent will not be transferred subject to any liabilities. Immediately prior to the Effective Time, there will be no indebtedness between the Shareholders and Parent, and there will be no indebtedness created in favor of the Shareholders as a result of the CIMA Merger.

         5. CIMA has no plan or intention to issue additional shares of its stock after the Effective Time that would result in Parent losing control of CIMA within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"). At the Effective Time, CIMA will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in CIMA that, if exercised or converted, would affect Parent's acquisition or retention of control of CIMA, as defined in Section 368(c) of the Code.

         6. Neither CIMA nor any person related to CIMA within the meaning of Treasury Regulation Sections 1.368-1(e)(3), (e)(4), and (e)(5), has purchased, redeemed or otherwise acquired, or made any distributions with respect to, any CIMA Common Stock prior to or in contemplation of the CIMA Merger, or otherwise as part of a plan of which the CIMA Merger is a part.

         7. CIMA is not an "investment company" as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

         8. CIMA is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         9. Except for cash paid in lieu of fractional shares of Parent Common Stock and except for payments made to dissenting Shareholders, 100 percent (100%) of CIMA Common Stock outstanding immediately prior to the Effective Time will be exchanged for Parent Common Stock. The issuance in the CIMA Merger of cash in lieu of fractional shares of Parent Common Stock represents a mere mechanical rounding off solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid pursuant to the Agreement to the Shareholders instead of issuing fractional Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued pursuant to the Agreement to the Shareholders in exchange for their CIMA Common Stock. The fractional share interests of each Shareholder will be aggregated, and no Shareholder, with the possible exception of Shareholders whose holdings are in multiple accounts or with multiple brokers, will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock on the Closing Date.

         10. None of the compensation received by any stockholder-employees of CIMA will be separate consideration for, or allocable to, any of their CIMA Common Stock. None of the Parent Common Stock received by any stockholder-employees, as part of any overall plan of which the CIMA Merger is a part, will be separate consideration for, or allocable to, any employment agreement. The compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         11. In the CIMA Merger, CIMA Common Stock representing control of CIMA (within the meaning of Section 368(c) of the Code) will be exchanged solely for "voting stock" of Parent (within the meaning of Sections 368(a)(1)(B) and (2)(E) of the Code). For purposes of this paragraph 11, CIMA Common Stock to be exchanged for cash or other property originating with Parent are treated as constituting outstanding CIMA Common Stock at the Effective Time.

         12. The business currently carried on by CIMA is its "historic business" within the meaning of Treasury Regulation Section 1.368-1(d), and no assets of CIMA have been sold, transferred or otherwise disposed of which would prevent CIMA from continuing the "historic business" of CIMA or from using a "significant portion" of CIMA's "historic business" assets in a business following the CIMA Merger, as such terms are used in Treasury Regulation Section 1.368-1(d).

         13. Payments made in respect of dissenting shares, if any, shall be made solely from the funds of CIMA. No funds will be supplied for that purpose, directly or indirectly, by Parent or C MergerCo, nor will Parent or C MergerCo directly or indirectly reimburse CIMA for any payments made in respect of dissenting shares.

         14. At the Effective Time, there will be no accrued but unpaid dividends on CIMA Common Stock.

         15. At the Effective Time, the total adjusted tax basis of CIMA's assets will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

         16. At the Effective Time, the fair market value of CIMA's assets will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

         17. To the best knowledge of the management of CIMA, there is no plan or intention on the part of the Shareholders to sell, exchange or otherwise transfer ownership of any share of Parent Common Stock received in the CIMA Merger (other than fractional shares of Parent Common Stock for which holders of Parent Common Stock receive cash in the CIMA Merger) to Parent, or any corporation related to Parent (as defined in paragraph 6 above), directly or indirectly (including through partnerships or through third parties in connection with a plan to so transfer ownership).

         18. CIMA has no (and, at the time of the CIMA Merger, will not have any) issued and outstanding capital stock (or any other interest treated as stock for federal income tax purposes) other than CIMA Common Stock.

         19. None of the Shareholders will retain any rights in the CIMA Common Stock transferred to Parent pursuant to the CIMA Merger.

         20. Taking into account any issuance of additional shares of Parent Common Stock, any issuance of Parent Common Stock for services, the exercise of any Parent Common Stock rights, warrants, options or subscriptions, any public offering of Parent Common Stock and the sale, exchange, transfer by gift or other disposition of any of the Parent Common Stock to be received in the Mergers, the Shareholders and holders of aaiPharma Stock will, immediately after the Effective Time, collectively be in "control" of Parent within the meaning of
Section 368(c) of the Code.

         21. No Parent Common Stock or other securities will be issued for indebtedness (or interest thereon) of Parent. The CIMA Common Stock was not acquired by the Shareholders as part of a plan of liquidation of another corporation.

         22. The CIMA Merger will be consummated in compliance with the material terms of the Agreement. The Mergers will occur under a plan agreed upon before the transaction in which the rights of the parties are defined and will be completed on the same date.

         23. CIMA will comply with the reporting and record-keeping requirements set forth in Treasury Regulation Sections 1.351-3 and/or 1.368-3.

         24. CIMA will not take any position on any federal, state or local income or franchise tax return, or take any other reporting position, that is inconsistent with the treatment of the CIMA Merger as a reorganization within the meaning of Section 368(a) of the Code and the Mergers, when viewed together, as an exchange described in Section 351 of the Code, unless otherwise required by a final "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

         25. CIMA has a bona fide business reason for engaging in the CIMA
Merger.

         26. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's length negotiations and such agreements are the entire understanding of the parties with respect to the Mergers.

         27. The undersigned is authorized to make all of the representations set forth herein.

B.       Reliance by You in Rendering Opinion:  Limitations on Your Opinion.

         The undersigned recognizes and agrees that, with respect to each of you, your tax opinion will be based (i) on the statements and representations set forth herein, (ii) on the statements contained in the Agreement and documents related thereto, and (iii) on the consummation of the Mergers in accordance with the terms set forth in the Agreement. The undersigned also recognizes and agrees that, with respect to each of you, your tax opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such statements or representations are not accurate in all respects.

         CIMA undertakes to inform each of you immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.


                                         Dated:____________________


                                         Very truly yours,


                                         CIMA Labs, Inc., a Delaware corporation

                                         By:      __________________________
                                         Its:     __________________________

                                Exhibit 7.01(g)-C

               PARENT TAX MATTERS CERTIFICATE FOR AAIPHARMA MERGER

                          [HOLDING COMPANY LETTERHEAD]

                               _____________, 2003

Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071

Robinson, Bradshaw & Hinson, P.A.
101 N. Tryon Street, Suite 1900
Charlotte, North Carolina  28246

Ladies and Gentlemen:

         We refer to the Agreement and Plan of Merger dated as of August __, 2003 (the "Agreement"), by and among aaiPharma Inc., a Delaware corporation ("aaiPharma"), CIMA Labs, Inc., a Delaware corporation ("CIMA"), Scarlet Holding Corporation, a Delaware corporation and a direct, wholly owned subsidiary of aaiPharma ("Parent"), Scarlet MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("S MergerCo") and Crimson MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("C MergerCo"), which provides for the merger of S MergerCo with and into aaiPharma, with aaiPharma as the surviving corporation (the "aaiPharma Merger") and the merger of C MergerCo with and into CIMA with CIMA as the surviving corporation (the "CIMA Merger" and, together with the aaiPharma Merger, the "Mergers"). As a result of the Mergers, the respective holders of capital stock of CIMA and aaiPharma will collectively own all of the outstanding shares of capital stock of Parent, and each of CIMA and aaiPharma will be wholly owned subsidiaries of Parent. The time at which each Merger becomes effective is hereinafter referred to as the "Effective Time." Each of Latham & Watkins LLP, counsel to CIMA, and Robinson, Bradshaw & Hinson, P.A., counsel to aaiPharma, has been requested pursuant to Section 7.01(g) of the Agreement to render its opinion regarding certain United States federal income tax consequences of the Mergers. Capitalized terms not defined herein have the meanings specified in the Agreement.

A.       Statements and Representations.

         In connection with such opinion to be rendered by each of you, and acknowledging that each of you will rely, with the consent of Parent and S MergerCo, upon the statements and representations made in this letter in rendering such opinion, Parent and S MergerCo hereby certify and represent to each of you that the statements and representations stated herein as they relate to Parent and S MergerCo are true, correct and complete in all respects as of the date hereof and will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time):

         1. The fair market value of Parent common stock ("Parent Common Stock") and cash in lieu of fractional shares of Parent Common Stock received by holders of aaiPharma Stock ("Shareholders") will be approximately equal to the fair market value of aaiPharma Stock surrendered in the aaiPharma Merger. In connection with the aaiPharma Merger, no Shareholders will receive in exchange for aaiPharma Stock, directly or indirectly, any consideration from Parent or S MergerCo other than Parent Common Stock and cash in lieu of fractional shares thereof.

         2. Neither Parent nor S MergerCo has any plan or intention: (i) to liquidate aaiPharma; (ii) to merge aaiPharma into another corporation; (iii) to sell or otherwise dispose of any aaiPharma Stock acquired by Parent or S MergerCo pursuant to the Agreement, except for transfers and successive transfers of stock and assets described in Treasury Regulation Section 1.368-2(k) or transfers or successive transfers to one or more corporations controlled (within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code")) in each transfer by the transferor corporation at the time of transfer; or (iv) to sell or otherwise dispose of, or to cause aaiPharma to sell or otherwise dispose of, any of its assets or of any of the assets of S MergerCo acquired in the aaiPharma Merger, except for (w) dispositions made in the ordinary course of business, (x) transfers and successive transfers to one or more corporations controlled in each transfer by the transferor corporation (within the meaning of Section 368(c) of the Code) at the time of transfer, (y) dispositions after which aaiPharma would continue to hold the amount of assets set forth in paragraphs 3 and 13 below following the Effective Time (assuming the correctness of the representation set forth in paragraphs 3 and 13 below), or (z) transfers to partnerships that satisfy the provisions of Treasury Regulation Section 1.368-1(d)(4)(iii)(B).

         3. Assuming the correctness of the representation in paragraph 2 of the representation letter executed by aaiPharma, following the aaiPharma Merger, aaiPharma will hold at least 90 percent (90%) of the fair market value of aaiPharma's net assets and at least 70 percent (70%) of the fair market value of aaiPharma's gross assets and at least 90 percent (90%) of the fair market value of S MergerCo's net assets and at least 70 percent (70%) of S MergerCo's gross assets held immediately prior to the Effective Time. For purposes of this representation, amounts paid by aaiPharma or S MergerCo to dissenters, amounts paid by aaiPharma or S MergerCo to Shareholders who receive cash or other property, amounts paid by aaiPharma to redeem stock, securities, warrants or options of aaiPharma as part of any overall plan of which the aaiPharma Merger is part, amounts distributed by aaiPharma to Shareholders (except for regular, normal dividends) as part of an overall plan of which the aaiPharma Merger is a part, and amounts used by aaiPharma or S MergerCo to pay reorganization expenses will in each case be included as assets of aaiPharma or S MergerCo, as the case may be, immediately prior to the Effective Time.

         4. At all times prior to the aaiPharma Merger, Parent will own all of the stock of S MergerCo, and, immediately following the aaiPharma Merger, Parent will own all of the stock of aaiPharma. Prior to the aaiPharma Merger, S MergerCo will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in S MergerCo, or following the aaiPharma Merger, stock in aaiPharma. S MergerCo is a corporation newly formed for the purpose of participating in the aaiPharma Merger and at no time prior to the Effective Time has had assets (other than nominal assets contributed upon the formation of S MergerCo, all of which assets will be held by aaiPharma following the aaiPharma Merger) or business operations.

         5. S MergerCo will have no liabilities assumed by aaiPharma and will not transfer to aaiPharma any assets subject to liabilities in the aaiPharma Merger.

         6. Prior to the aaiPharma Merger and through the Effective Time, Parent will be in control of S MergerCo within the meaning of Section 368(c) of the Code. Following the aaiPharma Merger, Parent will be in control of aaiPharma within the meaning of Section 368(c) of the Code.

         7. Parent has no plan or intention to cause aaiPharma, after the Effective Time, to issue additional shares of stock that would result in Parent losing control of aaiPharma within the meaning of Section 368(c) of the Code.

         8. Following the aaiPharma Merger, neither Parent nor any person related to Parent within the meaning of Treasury Regulation Sections 1.368-1(e)(3), (e)(4) and (e)(5) has any plan or intention to purchase, redeem or otherwise reacquire any Parent Common Stock issued pursuant to the Agreement, or to make any distributions to the former Shareholders other than regular, normal distributions made to all holders of Parent Common Stock.

         9. There is no intercorporate indebtedness existing between Parent and any of its subsidiaries, on the one hand, and aaiPharma and any of its subsidiaries, on the other hand, that was issued, acquired, or will be settled at a discount. No liabilities relating to the aaiPharma Stock being transferred to Parent will be assumed by Parent, and the aaiPharma Stock that is being transferred to Parent will not be transferred subject to any liabilities. Immediately prior to the Effective Time, there will be no indebtedness between the Shareholders and Parent, and there will be no indebtedness created in favor of the Shareholders as a result of the aaiPharma Merger.

         10. In the aaiPharma Merger, aaiPharma Stock representing control of aaiPharma (within the meaning of Section 368(c) of the Code) will be exchanged solely for "voting stock" of Parent (within the meaning of Sections 368(a)(1)(B) and (2)(E) of the Code). For purposes of this paragraph 10, aaiPharma Stock to be exchanged for cash or other property originating with Parent are treated as constituting outstanding aaiPharma Stock at the Effective Time.

         11. Except as provided in Section 9.05 of the Agreement, each of Parent and S MergerCo has paid and will pay only their respective expenses, if any, incurred in connection with the aaiPharma Merger, and neither Parent nor S MergerCo has agreed to assume, nor will either directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any Shareholder. aaiPharma Stock acquired by either Parent or S MergerCo in the aaiPharma Merger will not be subject to any liabilities.

         12. As of the Effective Time, neither Parent nor any person related to Parent within the meaning of Treasury Regulation Sections 1.368-1(e)(3), (e)(4) and (e)(5) will own beneficially or of record, or will have owned beneficially or of record, during the five years immediately prior to such time, any stock of aaiPharma, or other securities, options, warrants or instruments giving the holder thereof the right to acquire aaiPharma Stock or other securities issued by aaiPharma.

         13. Following the aaiPharma Merger, Parent will remain in existence, and aaiPharma, or a member of Parent's qualified group of corporations (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)), will continue the "historic business" of aaiPharma (or, alternatively, if aaiPharma has more than one line of business, will continue at least one significant line of aaiPharma's historic business) or use a "significant portion" (at least 33 1/3 percent (33 1/3%) by value) of aaiPharma's "historic business assets" in a business (within the meaning of Treasury Regulation Section 1.368-1(d)). For purposes of this test, Parent and such members (i) shall be deemed to own that portion of the assets of a partnership reflecting their interest therein and (ii) shall be treated as conducting the business of a partnership of which they are members, provided that (A) they own in the aggregate at least a 33 1/3 percent (33 1/3%) capital and profits interest in such partnership or (B) they own in the aggregate at least a 20 percent (20%) capital and profits interest in such partnership and perform active and substantial managerial functions with respect thereto.

         14. Neither Parent nor S MergerCo is an "investment company" as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code, and Parent will not be an investment company within the meaning of Section 351(e)(1) of the Code and Treasury Regulation Section 1.351-1(c)(1)(ii).

         15. Neither Parent nor S MergerCo will directly or indirectly provide funds to make payments in respect of dissenting shares.

         16. Except for cash paid in lieu of fractional shares of Parent Common Stock and except for payments made to dissenting Shareholders, one hundred percent (100%) of aaiPharma Stock outstanding immediately prior to the Effective Time will be exchanged for Parent Common Stock. The issuance in the aaiPharma Merger of cash in lieu of fractional shares of Parent Common Stock represents a mere mechanical rounding off solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid pursuant to the Agreement to the Shareholders instead of issuing fractional Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued pursuant to the Agreement to the Shareholders in exchange for their aaiPharma Stock. The fractional share interests of each Shareholder will be aggregated, and no Shareholder, with the possible exception of Shareholders whose holdings are in multiple accounts or with multiple brokers, will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock on the Closing Date.

         17. None of the compensation received by any stockholder-employees of aaiPharma will be separate consideration for, or allocable to, any of their aaiPharma Stock. None of the Parent Common Stock received by any stockholder-employees, as part of any overall plan of which the aaiPharma Merger is a part, will be separate consideration for, or allocable to, any employment agreement. The compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         18. The Parent Common Stock issued in the Mergers will constitute all of Parent's outstanding stock immediately following the Mergers. Parent will not issue any Parent Common

Stock in connection with the Mergers in consideration for services rendered to or for the benefit of Parent or any of its affiliates, or in consideration for the transfer of any property other than aaiPharma Stock and CIMA Common Stock. Parent will not issue any Parent Common Stock for indebtedness of Parent or for interest on indebtedness of Parent, in each case in connection with the Mergers.

         19. Parent has no plan or intention to issue additional stock following the aaiPharma Merger, except pursuant to the exercise of employee stock options in the ordinary course of business.

         20. Taking into account any issuance of additional shares of Parent Common Stock, any issuance of Parent Common Stock for services, the exercise of any Parent Common Stock rights, warrants, options or subscriptions, any public offering of Parent Common Stock and the sale, exchange, transfer by gift or other disposition of any of the Parent Common Stock to be received in the Mergers, the Shareholders and holders of CIMA Common Stock will, immediately after the Effective Time, collectively be in "control" of Parent within the meaning of Section 368(c) of the Code.

         21. At the Effective Time and immediately thereafter, Parent will not be a "personal services corporation" within the meaning of Section 269A.

         22. Parent and S MergerCo will comply with the reporting and record-keeping requirements set forth in Treasury Regulation Sections 1.351-3 and/or 1.368-3.

         23. The aaiPharma Merger will be consummated in compliance with the material terms of the Agreement. The Mergers will occur under a plan agreed upon before the transaction in which the rights of the parties are defined and will be completed on the same date.

         24. Parent and S MergerCo have a bona fide business reason for engaging in the aaiPharma Merger.

         25. None of Parent, S MergerCo and aaiPharma, will take any position on any federal, state or local income or franchise tax return, or take any other reporting position, that is inconsistent with the treatment of the aaiPharma Merger as a reorganization within the meaning of Section 368(a) of the Code and the Mergers, when viewed together, as an exchange described in Section 351 of the Code, unless otherwise required by a final "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

         26. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's length negotiations and such agreements represent the entire understanding of the parties with respect to the Mergers.

         27. The undersigned are authorized to make all of the representations set forth herein.

B.       Reliance by You in Rendering Opinion:  Limitations on Your Opinion.

         The undersigned recognizes and agrees that, with respect to each of you, your tax opinion will be based (i) on the statements and representations set forth herein, (ii) on the statements contained in the Agreement and documents related thereto, and (iii) on the consummation of the Mergers in accordance with the terms set forth in the Agreement. The undersigned also recognizes and agrees that, with respect to each of you, your tax opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such statements or representations are not accurate in all respects.

         Each of Parent and S MergerCo undertake to inform each of you immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.


                                             Dated:____________________


                                             Very truly yours,

                                             SCARLET HOLDING CORPORATION, a
                                             Delaware corporation

                                             By:      __________________________
                                             Its:     __________________________


                                             SCARLET MERGERCO, INC., a
                                             Delaware corporation

                                             By:      __________________________
                                             Its:     __________________________

                                Exhibit 7.01(g)-D

               TARGET TAX MATTERS CERTIFICATE FOR AAIPHARMA MERGER

                             [AAIPHARMA LETTERHEAD]

                                _______ __, 2003

Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071

Robinson, Bradshaw & Hinson, P.A.
101 N. Tryon Street, Suite 1900
Charlotte, North Carolina  28246

Ladies and Gentlemen:

         We refer to the Agreement and Plan of Merger dated as of August __, 2003 (the "Agreement"), by and among aaiPharma, a Delaware corporation ("aaiPharma"), CIMA Labs, Inc., a Delaware corporation ("CIMA"), Scarlet Holding Corporation, a Delaware corporation and a direct, wholly owned subsidiary of aaiPharma ("Parent"), Scarlet MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("S MergerCo") and Crimson MergerCo, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("C MergerCo"), which provides for the merger of S MergerCo with and into aaiPharma, with aaiPharma as the surviving corporation (the "aaiPharma Merger") and the merger of C MergerCo with and into CIMA with CIMA as the surviving corporation (the "CIMA Merger" and, together with the aaiPharma Merger, the "Mergers"). As a result of the Mergers, the respective holders of capital stock of CIMA and aaiPharma will collectively own all of the outstanding shares of capital stock of Parent, and each of CIMA and aaiPharma will be wholly owned subsidiaries of Parent. The time at which each Merger becomes effective is hereinafter referred to as the "Effective Time." Each of Latham & Watkins LLP, counsel to CIMA, and Robinson, Bradshaw & Hinson, P.A., counsel to aaiPharma, has been requested pursuant to Section 7.01(g) of the Agreement to render its opinion regarding certain United States federal income tax consequences of the Mergers. Capitalized terms not defined herein have the meanings specified in the Agreement.

A.       Statements and Representations.

         In connection with such opinion to be rendered by each of you, and acknowledging that each of you will rely, with aaiPharma's consent, upon the statements and representations made in this letter in rendering such opinion, aaiPharma hereby certifies and represents to each of you that the statements and representations stated herein as they relate to aaiPharma are true, correct and complete in all respects at the date hereof and will be true, correct and complete in all respects as of the Effective Time (as if made as of the Effective Time):

         1. The fair market value of Parent common stock ("Parent Common Stock") and cash in lieu of fractional shares of Parent Common Stock received by holders of aaiPharma Stock ("Shareholders") will be approximately equal to the fair market value of aaiPharma Stock surrendered in the aaiPharma Merger. In connection with the aaiPharma Merger, no Shareholders will receive in exchange for aaiPharma Stock, directly or indirectly, any consideration from Parent or S MergerCo other than Parent Common Stock and cash in lieu of fractional shares thereof.

         2. At the Effective Time, aaiPharma will hold at least 90 percent (90%) of the fair market value of its net assets and at least 70 percent (70%) of the fair market value of its gross assets held immediately prior to the Effective Time. For purposes of this representation, amounts paid by aaiPharma to dissenting Shareholders, amounts used by aaiPharma to pay Merger expenses, amounts paid by aaiPharma to redeem stock, securities, warrants or options of aaiPharma as part of any overall plan of which the aaiPharma Merger is part, amounts distributed by aaiPharma to Shareholders (except for any regular, normal dividends) as part of an overall plan of which the aaiPharma Merger is a part, and amounts used by aaiPharma to pay reorganization expenses, in each case will be treated as constituting assets of aaiPharma immediately prior to the Effective Time.

         3. Except as provided in Section 9.05 of the Agreement, each of aaiPharma and the Shareholders has paid and will pay only their respective expenses, if any, incurred in connection with the aaiPharma Merger. aaiPharma has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any Shareholders.

         4. There is no intercorporate indebtedness existing between Parent or any of its subsidiaries, on the one hand, and aaiPharma or any of its subsidiaries, on the other hand, that was issued, acquired or will be settled at a discount. No liabilities relating to the aaiPharma Stock being transferred to Parent will be assumed by Parent, and the aaiPharma Stock that is being transferred to Parent will not be transferred subject to any liabilities. Immediately prior to the Effective Time, there will be no indebtedness between the Shareholders and Parent, and there will be no indebtedness created in favor of the Shareholders as a result of the aaiPharma Merger.

         5. aaiPharma has no plan or intention to issue additional shares of its stock after the Effective Time that would result in Parent losing control of aaiPharma within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"). At the Effective Time, aaiPharma will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in aaiPharma that, if exercised or converted, would affect Parent's acquisition or retention of control of aaiPharma, as defined in Section 368(c) of the Code.

         6. Neither aaiPharma nor any person related to aaiPharma within the meaning of Treasury Regulation Sections 1.368-1(e)(3), (e)(4), and (e)(5), has purchased, redeemed or otherwise acquired, or made any distributions with respect to, any aaiPharma Stock prior to or in contemplation of the aaiPharma Merger, or otherwise as part of a plan of which the aaiPharma Merger is a part.

         7. aaiPharma is not an "investment company" as defined in Sections 368(a)(2)(F)(iii) and (iv) of the Code.

         8. aaiPharma is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         9. Except for cash paid in lieu of fractional shares of Parent Common Stock and except for payments made to dissenting Shareholders, 100 percent (100%) of aaiPharma Stock outstanding immediately prior to the Effective Time will be exchanged for Parent Common Stock. The issuance in the aaiPharma Merger of cash in lieu of fractional shares of Parent Common Stock represents a mere mechanical rounding off solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid pursuant to the Agreement to the Shareholders instead of issuing fractional Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued pursuant to the Agreement to the Shareholders in exchange for their aaiPharma Stock. The fractional share interests of each Shareholder will be aggregated, and no Shareholder, with the possible exception of Shareholders whose holdings are in multiple accounts or with multiple brokers, will receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock on the Closing Date.

         10. None of the compensation received by any stockholder-employees of aaiPharma will be separate consideration for, or allocable to, any of their aaiPharma Stock. None of the Parent aaiPharma Common Stock received by any stockholder-employees, as part of any overall plan of which the aaiPharma Merger is a part, will be separate consideration for, or allocable to, any employment agreement. The compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         11. In the aaiPharma Merger, aaiPharma Stock representing control of aaiPharma (within the meaning of Section 368(c) of the Code) will be exchanged solely for "voting stock" of Parent (within the meaning of Sections 368(a)(1)(B) and (2)(E) of the Code). For purposes of this paragraph 11, aaiPharma Stock to be exchanged for cash or other property originating with Parent are treated as constituting outstanding aaiPharma Stock at the Effective Time.

         12. The business currently carried on by aaiPharma is its "historic business" within the meaning of Treasury Regulation Section 1.368-1(d), and no assets of aaiPharma have been sold, transferred or otherwise disposed of which would prevent aaiPharma from continuing the "historic business" of aaiPharma or from using a "significant portion" of aaiPharma's "historic business" assets in a business following the aaiPharma Merger, as such terms are used in Treasury Regulation Section 1.368-1(d).

         13. Payments made in respect of dissenting shares, if any, shall be made solely from the funds of aaiPharma. No funds will be supplied for that purpose, directly or indirectly, by Parent or S MergerCo, nor will Parent or S MergerCo directly or indirectly reimburse aaiPharma for any payments made in respect of dissenting shares.

         14. At the Effective Time, there will be no accrued but unpaid dividends on aaiPharma Stock.

         15. At the Effective Time, the total adjusted tax basis of aaiPharma's assets will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

         16. At the Effective Time, the fair market value of aaiPharma's assets will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

         17. To the best knowledge of the management of aaiPharma, there is no plan or intention on the part of the Shareholders to sell, exchange or otherwise transfer ownership of any share of Parent Common Stock received in the aaiPharma Merger (other than fractional shares of Parent Common Stock for which holders of Parent Common Stock receive cash in the aaiPharma Merger) to Parent, or any corporation related to Parent (as defined in paragraph 6 above), directly or indirectly (including through partnerships or through third parties in connection with a plan to so transfer ownership).

         18. aaiPharma has no (and, at the time of the aaiPharma Merger, will not have any) issued and outstanding capital stock (or any other interest treated as stock for federal income tax purposes) other than aaiPharma Stock.

         19. None of the Shareholders will retain any rights in the aaiPharma Stock transferred to Parent pursuant to the aaiPharma Merger.

         20. Taking into account any issuance of additional shares of Parent Common Stock, any issuance of Parent Common Stock for services, the exercise of any Parent Common Stock rights, warrants, options or subscriptions, any public offering of Parent Common Stock and the sale, exchange, transfer by gift or other disposition of any of the Parent Common Stock to be received in the Mergers, the Shareholders and holders of CIMA Common Stock will, immediately after the Effective Time, collectively be in "control" of Parent within the meaning of Section 368(c) of the Code.

         21. No Parent Common Stock or other securities will be issued for indebtedness (or interest thereon) of Parent. The aaiPharma Stock was not acquired by the Shareholders as part of a plan of liquidation of another corporation.

         22. The aaiPharma Merger will be consummated in compliance with the material terms of the Agreement. The Mergers will occur under a plan agreed upon before the transaction in which the rights of the parties are defined and will be completed on the same date.

         23. aaiPharma will comply with the reporting and record-keeping requirements set forth in Treasury Regulation Sections 1.351-3 and/or 1.368-3.

         24. aaiPharma will not take any position on any federal, state or local income or franchise tax return, or take any other reporting position, that is inconsistent with the treatment of the aaiPharma Merger as a reorganization within the meaning of Section 368(a) of the Code and the Mergers, when viewed together, as an exchange described in Section 351 of the Code, unless otherwise required by a final "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

         25. aaiPharma has a bona fide business reason for engaging in the aaiPharma Merger.

         26. The terms of the Agreement and all other agreements entered into in connection therewith are the product of arm's length negotiations and such agreements are the entire understanding of the parties with respect to the Mergers.

         27. The undersigned is authorized to make all of the representations set forth herein.

B.       Reliance by You in Rendering Opinion:  Limitations on Your Opinion.

         The undersigned recognizes and agrees that, with respect to each of you, your tax opinion will be based (i) on the statements and representations set forth herein, (ii) on the statements contained in the Agreement and documents related thereto, and (iii) on the consummation of the Mergers in accordance with the terms set forth in the Agreement. The undersigned also recognizes and agrees that, with respect to each of you, your tax opinion will be subject to certain limitations and qualifications including that it may not be relied upon if any such statements or representations are not accurate in all respects.

         aaiPharma undertakes to inform each of you immediately should any of the foregoing statements or representations become untrue, incorrect or incomplete in any respect on or prior to the Effective Time.


                                          Dated:____________________


                                          Very truly yours,


                                          aaiPharma Inc., a Delaware corporation

                                          By:      __________________________
                                          Its:     __________________________